                                                              Filed pursuant to
                                                              Rule 424(b)(3)


PROSPECTUS SUPPLEMENT
---------------------

                       OHIO STATE FINANCIAL SERVICES, INC.

                BRIDGEPORT SAVINGS AND LOAN ASSOCIATION EMPLOYEE
                          SAVINGS & PROFIT SHARING PLAN

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Bridgeport Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust of participation interests and common shares, without par value, of Ohio State Financial Services, Inc. (the "Common Shares"), as set forth herein.

In connection with the proposed conversion of Bridgeport Savings and Loan Association (the "Association" or the "Employer") from a mutual savings and loan association to a stock savings and loan association incorporated under Ohio law (the "Conversion"), Ohio State Financial Services, Inc., the proposed holding company for the Association (the "Holding Company"), has been formed. The Board of Directors of the Association has adopted the Bridgeport Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust (the "Plan" or the "401(k) Plan") which permits the investment of Plan assets in Common Shares. The Plan will permit Participants to direct the trustee of the Plan (the "Trustees") to purchase Common Shares with amounts in the Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Shares in connection with the Conversion and also to elections to purchase Common Shares after the Conversion.


         The Prospectus of the Holding Company dated August 12, 1997 (the "Prospectus"), which you received with this Prospectus Supplement, includes detailed information regarding the Conversion, the Common Shares and the financial condition, results of operation and business of the Association and the Holding Company. This Prospectus Supplement, which provides detailed information regarding the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.


         A Participant's eligibility to purchase Common Shares in connection with the Conversion is subject to the Participant's general eligibility to purchase Common Shares in the Conversion and the minimum and maximum purchase limitations set forth in the Plan of Conversion. See "THE CONVERSION - Subscription Offering; Community Offering; and - Limitations on Purchases of Common Shares" in the Prospectus.

         AN INVESTMENT IN THE COMMON SHARES INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF SUCH RISKS AND OTHER FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THE PROSPECTUS.

         THESE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THE OFFICE OF THRIFT SUPERVISION (THE "OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), THE DIVISION OF FINANCIAL INSTITUTIONS OF THE DEPARTMENT OF COMMERCE OF THE STATE OF OHIO (THE "DIVISION"), OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS THE SEC, THE OTS, THE FDIC, THE DIVISION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus Supplement is August 12, 1997.

         No person has been authorized to give any information or to make any representations other than as contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Holding Company, the Association or the Plan. This Prospectus Supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom delivery of this Prospectus would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.

                                TABLE OF CONTENTS

THE OFFERING                                                               1

   Securities Offered                                                      1

   Election to Purchase Common Shares in the Conversion                    1

   Value of Participation Interests                                        1

   Method of Directing Transfer                                            1

   Time for Directing Transfer                                             2

   Irrevocability of Transfer Direction                                    2

   Direction to Purchase Common Shares After the Conversion                2

   Purchase Price of Common Shares                                         2

   Nature of a Participant's Interest in the Common Shares                 3

   Voting and Tender Rights of Common Shares                               3

DESCRIPTION OF THE PLAN                                                    3

   Introduction                                                            3

   Eligibility and Participation                                           4

   Contributions Under the Plan                                            4

   Limitations on Contributions                                            5

   Investment of Contributions                                             6

   Benefits Under the Plan                                                10

   Administration of the Plan                                             12

   Reports to Plan Participants                                           13

   Plan Administrator                                                     13

   Amendment and Termination                                              13

   Merger, Consolidation or Transfer                                      13

   Federal Income Tax Consequences                                        13

   ERISA and Other Qualifications                                         16

   Restrictions on Resale                                                 16

   SEC Reporting and Short-Swing Profit Liability                         17

LEGAL OPINIONS                                                            18

INVESTMENT FORM                                                           19

                                 THE OFFERING

SECURITIES OFFERED


         The securities offered hereby are participation interests in the Plan and up to 154,000 Common Shares, at the purchase price of $10.00 per Common Share, which may be acquired by the Plan for the accounts of employees of the Association participating in the Plan. The Holding Company is the issuer of the Common Shares. Only employees of the Association may participate in the Plan. Information regarding the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Association and the Holding Company is contained in the attached Prospectus. The address of the principal office of the Association is 435 Main Street, Bridgeport, Ohio 43912. The Association's telephone number is (614) 635-0764.


ELECTION TO PURCHASE COMMON SHARES IN THE CONVERSION

         In connection with the Conversion, the Association has adopted the Plan which permits each Participant to direct the trustee of the Plan (the "Trustee") to transfer all or part of the funds which represent his or her beneficial interest in the assets of the Plan to an employer stock fund (the "Employer Stock Fund") and to use such funds to purchase Common Shares. Amounts transferred will include salary deferral contributions, Association matching contributions and rollover contributions, if any. The Employer Stock Fund will consist of investments in the Common Shares made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase Common Shares in the Conversion. For information as to the ability of Participants to purchase Common Shares in the Conversion, see "THE CONVERSION - Subscription Offering; and Community Offering" in the attached Prospectus.

VALUE OF PARTICIPATION INTERESTS

         The assets of the Plan will be valued on an ongoing basis and each Participant will be informed of the value of his or her beneficial interest in the Plan on a quarterly basis. This value represents the market value of past contributions to the Plan by the Association and by the Participants and earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

         The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund to purchase Common Shares in the Conversion, he or she should indicate that election in Part C of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER


         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Shares issued in connection with the Conversion is September 17, 1997. The Investment Form should be returned to Jon W. Latzkus by noon, Bridgeport, Ohio Time, on such date.


IRREVOCABILITY OF TRANSFER DIRECTION

         A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase Common Shares in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the reinvestment of their accounts under the Plan ("401(k) Accounts") after the Conversion as explained below.

DIRECTION TO PURCHASE COMMON SHARES AFTER THE CONVERSION

         After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets (the "Trust") be transferred to the Employer Stock Fund and invested in Common Shares, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to the other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Shares. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant, with each change generally becoming effective on the last business day coinciding with or next following the day the Plan Administrator receives a written notice for such change. Special restrictions apply to transfers directed by those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Restrictions on Resale" and "THE CONVERSION - Restrictions on Transferability of Common Shares by Directors and Officers" in the Prospectus.

PURCHASE PRICE OF COMMON SHARES

         The funds transferred to the Employer Stock Fund for the purchase of Common Shares in the Conversion will be used by the Trustee to purchase Common Shares. The price paid for such Common Shares purchased in the Conversion will be $10.00 per share, the same price paid by all other persons who purchase Common Shares in the Conversion.

         Any Common Shares purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for Common Shares purchased in the open market will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON SHARES

         The Common Shares will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of Common Shares will not be directly attributable to the account of any Participant. Net earnings or losses will be allocated to the Account of a Participant based on the particular investment designations of the Participants. Therefore, a Participant's Account earnings should not be affected by the investment designations (including investments in Common Shares) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON SHARES

         The Trustee generally will exercise voting and tender rights attributable to all Common Shares held by the Trust as directed by the Administrator of the Plan.

                             DESCRIPTION OF THE PLAN

INTRODUCTION

         The Association adopted the Plan effective August 1, 1997, as an amendment and restatement of the Association's prior retirement plan. The Plan is a profit sharing plan with a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable U.S. Treasury regulations. The Association will submit the Plan to the IRS for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

         The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title l of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in
Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO

WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE ASSOCIATION. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE ASSOCIATION OR AFTER TERMINATION OF EMPLOYMENT.

         The following statements are summaries of certain material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which has been filed as an exhibit to the registration statement of the Holding Company filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

         Any employee of the Association is eligible to participate in the Plan and will become a Participant in the Plan on the first day of the month immediately following the completion of a minimum of 1,000 hours of service with the Association within a twelve consecutive month period of employment with the Association. The Plan fiscal year is the calendar year (the "Plan Year"). Directors who are not employees of the Association are not eligible to participate in the Plan.


         As of August 5, 1997, there were approximately 10 employees eligible to participate in the Plan, and approximately three employees had elected to contribute to the Plan.


CONTRIBUTIONS UNDER THE PLAN

         Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (hereinafter defined) pursuant to a salary reduction agreement by an amount not less than 1% nor more than 15% and have that amount contributed to the Plan on such Participant's behalf ("Deferred Compensation"). Such amounts are credited to the Participant's 401(k) Account. For purposes of the Plan, "Compensation" means a Participant's regular basic salary ("Basic Salary"). The annual compensation of each Participant taken into account under the Plan is limited to $150,000 (adjusted for cost of living as permitted by the Code). A Participant may elect as of the first day of any month to modify the amount contributed to the Plan under such Participant's salary reduction agreement. Deferred Compensation contributions are generally transferred by the Association to the Trustee of the Plan monthly.

         Employer Contributions. The Association currently makes no contributions to the Plan.

         Rollover Amount from Other Plans. An employee who has received a distribution from another plan qualified under Section 401(a) of the Code may, in accordance with Section 402(c) of the Code and procedures approved at the discretion of the Trustee, transfer the distribution received from the other plan to the Trustee. Any amounts rolled over from another plan will be contributed to the employee's "Rollover Account."

LIMITATIONS ON CONTRIBUTIONS

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of annual additions allocated to each Participant's 401(k) Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). Annual additions are the employer contributions, employee contributions and forfeitures credited to the account of the employee for the Plan Year. A Participant's "Section 415 Compensation" is a Participant's compensation from the Association, excluding any amount contributed to the Plan under a compensation reduction agreement or any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations for the combined plans of the Association from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, such excess will be disposed of in accordance with procedures set forth in the Plan.

         However, if the annual addition limitations are exceeded with respect to a Participant in both the Plan and the defined benefit pension plan and employee stock ownership plan maintained by the Association, the Participant's annual additions under the Plan will be reduced.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax deferred annuity) may not exceed $9,500, adjusted for increases in the cost of living as permitted by the Code. Contributions in excess of this limitation ("Excess Deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such Excess Deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the Excess Deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the Excess Deferral is made. Any income on the Excess Deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the Excess Deferral is made.

         Limitation on Plan Contributions for Highly Compensated Employees.
Section 401(k) of the Code limits the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (hereinafter defined) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a plan year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the 401(k) Account of such eligible employee by such eligible employees compensation for the Plan Year) of the Highly Compensated

Employees may not exceed the greater of (a) 125% of the actual deferral percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferral percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points.

          In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the shares of the Employer or shares possessing more than 5% of the total combined voting power of all stock of the Employer) or (2) received compensation from the Employer in excess of $80,000 for the prior Plan Year (as adjusted periodically under applicable Code provisions).

         In order to prevent the disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("Excess Contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Association will be subject to a 10% excise tax on any Excess Contributions unless such Excess Contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first two and a half months following the Plan Year to which such Excess Contributions related.

         Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (hereinafter defined), then (i) the Association may be required to make certain minimum contributions to the Plan on behalf of Non-Key Employees (hereinafter defined), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan or employee stock ownership plan maintained by the Association.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. "Key Employees" generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (l) an officer of the Association having annual compensation in excess of $60,000 (for 1997) who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Employer; (3) a 5% owner of the Employer, (i.e., owns directly or indirectly more than 5% of the shares of the Employer, or shares possessing more than 5% of the total combined voting power of all stock of the Employer or (4) a 1% owner of the Employer having annual compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

         All amounts credited to Participants' Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Association's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his

Accounts in various managed investment portfolios, described below. A Participant may elect to change his investment directions regarding both past contributions and for more additions to the Participant's accounts invested in these investment alternatives. These elections generally become effective on the business day following the day the Plan Administrator receives the Participant's written notice of the elections. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee in the Money Market Fund.

         Under the Plan, prior to the effective date of the Conversion, the 401(k) Account of a Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

S&P 500 Stock Fund                  A passively managed, diversified equity
                                    portfolio with the objective of simulating the performance of the Standard & Poor's
                                    Composite Index of 500 stocks, managed by Barclays Global Investors. An investment in the S&P Stock Fund provides an opportunity for investment growth generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

Stable Value Fund                   A portfolio of fixed-income
                                    contracts managed by Barclays Global
                                    Investors with the objective of maximizing income at minimum risk of capital.
                                    Contributions are invested in fixed-income instruments including, but not limited to, group annuity contracts issued by insurance companies.

S&P MidCap Stock Fund               A passively managed, diversified portfolio
                                    of stocks with the objective of replicating the performance of the Standard & Poor's
                                    MidCap Index, managed by Barclays Global
                                    Investors. An investment in the S&P MidCap
                                    Fund provides an investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

Money Market Fund                   A portfolio of investments in
                                    short-term instruments issued by banks,
                                    corporations and the U.S. Government and its agencies managed by Barclays Global
                                    Investors, with the objective of maximizing income at minimum risk of capital.

Government Bond Fund                A portfolio of high quality U.S.
                                    Treasury, agency, corporate and
                                    asset/mortgage-backed securities managed by
                                    Barclays Global Investors, with the
                                    objective of replicating the total
                                    performance of' the long-term government bond fund.

         Effective upon the Conversion, a Participant may invest all or a portion of his Accounts in the portfolios described above and in the funds, described below:

Ohio State Financial
Service, Inc. Stock Fund            Employer Stock Fund which invests in common
                                    shares, without par value, of Ohio State
                                    Financial Services, Inc., the holding
                                    company of the Employer, an Ohio savings and loan association.

International Stock Fund            A passively managed international equity
                                    portfolio with the objective of simulating the performance of the Morgan Stanley
                                    Capital International "EAFE" Index, managed by Barclays Global Investors. An investment in the International Stock Fund provides an opportunity for diversification and stability to an all-U.S. portfolio, but the return on the fund may be affected by changes in the value of the U.S. dollar.

Income Plus Asset
Allocation Fund                     A fund which invests the bulk of its
                                    portfolio in guaranteed investment contracts to generate a steady rate of return at minimum risk of capital, while offering some potential for growth through investment in U.S. and international stock index funds.
                                    The fund is managed by Barclays Global
                                    Investors.

Growth & Income Asset
Allocation Fund                     The objective of this fund is to pursue
                                    long-term appreciation and short-term
                                    stability by dividing its portfolio almost equally between stocks and fixed-income investments. The fund is managed by Barclays
                                    Global Investors.

Growth Asset
Allocation Fund                     A portfolio of U.S. and international stocks
                                    with the objective of pursuing long-term growth managed by Barclays Global Investors.

         A Participant may elect (in increments of 1%), to have both past and future contributions and additions to the Participant's 401(k) Account invested either in the Employer Stock Fund or in such other managed portfolios listed above. These elections will generally be effective the business day coinciding with or next following the day of the plan administrator's receipt of such investment directions. Any amounts credited to a Participant's 401(k) Accounts for which investment directions are not given will be invested in a mutual fund. Because investment allocations only are required to be made in increments of 1%, Participants can invest their 401(k) Accounts in each of the six available investment funds. Lack of diversification with respect to the investment of a Participant's 401(k) Account is not a significant risk given the six investment options available to Participants and the ability of Participants to make investment designations daily.

         The net gain (or loss) in the 401(k) Accounts from investments other than the Employer Stock Fund (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly during the Plan Year. Net gain (or loss) in the 401(k) Account from investments (including interest, dividends, realized and unrealized gain and expenses paid) from the Employer Stock Fund will be determined weekly. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         A.       Funds under the Plan Prior to the Conversion.

         Prior to the Conversion, contributions under the Plan were invested in the five funds listed below. The annual percentage of returns on these funds, calculated prior to any fees being charged to the portfolio for 1995 and 1996 was:

                                                 1995              1996
                                                 ----              ----
A.       S&P 500 Stock Fund                      37.0%              21.7%
B.       Stable Value Fund                        6.8                6.5
C.       S&P MidCap Fund                         30.1               18.5
D.       Money Market Fund                        5.9                5.3
E.       Government Bond Fund                    18.1                1.9

         B.       New Funds Under the Plan After the Conversion

         After the Conversion, the following four funds will be additional investment alternatives for Participants, in addition to the Employer Stock Fund. The annual percentage of returns on these funds, calculated prior to any fees being charged to the portfolio for 1996 and 1995 was:

                                                           1995           1996
                                                           ----           ----
A.       International Stock Fund                          15.0%           10.6%
B.       Income Plus Asset Allocation Fund                 10.8             7.3
C.       Growth & Income Asset Allocation Fund             18.3             9.0
D.       Growth Asset Allocation Fund                      27.7            11.8

         C.       The Employer Stock Fund.

         The Employer Stock Fund will consist of investments in Common Shares made on and after the effective date of the Conversion. Any cash dividends paid on Common Shares held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase Common Shares. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Shares, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

         When Common Shares are purchased or sold, the cost or net proceeds will be charged or credited to the 401(k) Accounts of Participants affected by the purchase or sale. The Association expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Shares for the Employer Stock Fund. A Participant's 401(k) Account will be adjusted to reflect changes in the value of Common Shares resulting from stock dividends, stock splits and similar changes.

         To the extent dividends are not paid on Common Shares held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Shares subsequent to their purchase. Following the Conversion, the Board of Directors of the Holding Company may consider a policy of paying dividends on the Common Shares, however, no decision has been made by the Board of Directors of the Holding Company regarding the amount or timing of dividends, if any. See "DIVIDEND POLICY" in the Prospectus.

         As of the date of this Prospectus Supplement, with the exception of 100 Common Shares issued to the President of the Holding Company for incorporation purposes, none of the Common Shares have been issued or are outstanding and there is no established market for the Common Shares. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

         Investments in the Employer Stock Fund may involve certain special risks associated with investments in Common Shares of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" beginning on page 8 in the Prospectus.

BENEFITS UNDER THE PLAN

         Vesting. A Participant has at all times a fully vested, nonforfeitable interest in all of' his 401(k) Account and Rollover Account and the earnings thereon under the Plan.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES

AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE ASSOCIATION.

         Withdrawals Prior to Termination of Employment. In certain circumstances, a Participant may make a withdrawal from his 401(k) Accounts under the Plan pursuant to the hardship distribution rules under the Plan. These rules are intended to insure that Participants have a true financial need before a withdrawal may be made. A Participant may make a withdrawal from his 401(k) Account after the age of 59 1/2, after 60 months of participation, or after 2 years after the Contributions are made on behalf of the Participant. A Participant may not, however, make a withdrawal from his 401(k) of Deferred Compensation and the earnings thereon, which have been invested in Employee Stock.

         Loans to Participants. The Plan allows Participants to borrow from the Plan an amount not less than $1,000 which is secured by 50% of the Participant's 401(k) Account and Rollover Account. Notwithstanding the foregoing, a Participant may not borrow any amounts to the extent such funds are invested in Employee Stock. Each loan has a term of between 12 and 60 months and is repaid through monthly payroll deductions. Notwithstanding the foregoing, if the purpose of the loan is the purchase of a primary residence, the term of the loan may be no more than 180 months. The interest rate charged for each loan is established as of the loan date and is Barron's Prime Rate plus 1%, as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rates charged by commercial lenders under similar circumstances. If a Participant fails to make a monthly installment payment when due, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 12 monthly payments of the loan have been satisfied, the Participant may pay the outstanding balance, including accrued interest, within 60 days of the due date of the missed monthly payment, in which case no distribution will be deemed to have occurred.

         Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment, generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Shares of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $500 at the time of termination, may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 2 years, 10 years, 15 years or 20 years, with the right to take a lump sum distribution of the vested balance at any time during such period. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the Participant's (i) termination of employment; (ii) attainment of age 65; or (iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1, following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special restrictions apply to the distribution of Common Shares of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

         Distribution upon Death. A Participant who dies prior to the benefit commencement date or retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum by the end of the Plan year following the date of his death, or if the Participant elects, the surviving spouse shall receive five annual installments. Notwithstanding the foregoing, if the payment of the Participant's benefit had commenced before his death, such payments will continue in accordance with the distribution method in effect at death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Shares, or, if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, bankruptcy, pledge, encumbrance, attachment charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

         Trustees. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. The current trustee of the Plan is the Board of Directors of the Association. Effective 30 days after the Conversion, the Trustee of the Plan will be the Bank of New York.

         Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust assets and income therefrom. The Trustee has the authority to invest and reinvest the Trust assets and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

         The Trustee has full power to vote any corporate securities in the Trust in person or by proxy, provided, however, that the Plan Administrator shall direct the Trustee as to voting and tendering of all Common Shares held in the Employer Stock Fund.

         The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust.

The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Association.

         The Trustee must render at least annual reports to the Association and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

         The Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

         Pursuant to the terms of the Plan, the Plan Administrator is the Board of Directors of the Association. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

         The Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his Account. The Association reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan or the other plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

         The following is only a brief summary of the material federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

         The Plan will be submitted to the IRS for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (l) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year: (2) participants pay no current income tax on amounts contributed by the employer on their behalf: and (3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law.

         Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects;

         (a) Amounts contributed to a Participant's 401(k) Account and the investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Shares or qualifies as a Lump Sum Distribution (hereinafter defined).

         (b) Income earned on assets held by the Trust will not be taxable to the Trust.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under the Plan and all other profit-sharing plans, if any, maintained by the Association. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit-sharing plans maintained by the Association which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the Employer), may elect for distributions made prior to January 1, 2000, to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Shares Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Shares, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Shares, i.e., the excess of the value of such Common Shares at the time of the distribution over its cost to the Plan. The tax basis of such Common Shares to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Shares at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Shares to the extent of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of such Common Shares. Any gain on a subsequent sale or other taxable disposition of the Common Shares in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Shares. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Virtually all distributions from the Plan may be rolled over to another qualified plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (l) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation discussed earlier.

         Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary; (iv) made to the Participant after separation from service after attainment of age 55; (v) made to pay medical expenses to the extent deductible for federal income tax purposes; (vi) pursuant to a qualified domestic relations order; or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

         As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that the Plan is qualified under Section 401(a) of the Code.

THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

         Common Shares received by executive officers of the Holding Company under the Plan will be subject to the restriction that such shares may not be sold for a period of one year following completion of the Conversion, except in the event of the death of the shareholder. Any shares issued as a stock dividend, stock split or otherwise in respect of restricted shares will be subject to the same restrictions.

         Subject to certain exceptions, for a period of three years following the Conversion, no director or officer of the Holding Company or the Association, or any of their Associates, may purchase any common shares of the Holding Company without the prior written approval of the OTS, except through a broker-dealer registered with the SEC. This restriction will not apply, however, to negotiated transactions involving more than 1% of a class of outstanding common shares of the Holding Company or shares acquired by any stock benefit plan of the Holding Company or the Association.

         The Common Shares, like the stock of most public companies, are subject to the registration requirements of the Act. Accordingly, the Common Shares may be offered and sold only in compliance with such registration requirements or pursuant to an applicable exemption from registration. Common Shares received in the Conversion under the Plan by persons who are not "affiliates" of the Holding Company may be resold without registration. Common Shares received under the Plan by affiliates of the Holding Company will be subject to resale restrictions. An "affiliate" of the Holding Company, for purposes of Rule 144, is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Holding Company. Rule 144 generally requires that there be publicly available certain information concerning the Holding Company and that sales subject to Rule 144 be made in routine brokerage transactions or through a market maker. If the conditions of Rule 144 are satisfied, each affiliate (or group of persons acting in concert with one or more affiliates) is generally entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed the greater of (i) 1% of the number of outstanding shares of the Holding Company or (ii) if the shares are admitted to trading on a national securities exchange or reported through the automated quotation system of a registered securities association, such as The Nasdaq SmallCap Market, the average weekly reported volume of trading during the four weeks preceding the sale.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

         Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the SEC. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Holding Company's fiscal year. Participation in the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Shares ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Shares within any six-month period.

         The SEC has adopted rules that provides exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer Securities for the accounts of Section 16(b) Persons.

         Except for distributions of Common Shares due to death, disability, retirement, termination of employment or under a qualified domestic relations order under the Plan, Section 16( b) Persons are required to hold Common Shares distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution. Finally, the Plan provides that Section 16(b) Persons who terminate their participation in the Plan may not rejoin the Plan for six months following the date of their termination. These Plan restrictions conform with the rules issued by the SEC to exempt transactions in the Plan from becoming subject to the profit-recovery rules of Section 16(b) of the Exchange Act.

                          LEGAL OPINIONS

         Certain legal matters pertaining to the Common Shares are being passed upon for the Holding Company by Vorys, Sater, Seymour and Pease, Cincinnati, Ohio.

ENROLLMENT APPLICATION

EMPLOYEE MUST COMPLETE SECTIONS A, B, C AND REVERSE SIDE

    A.   EMPLOYEE DATA (Please Type or Print Clearly):

         1.   Social Security Number ____ ____ ____-____ ____-____ ____ ____ ____

         2.   Name
                   -------------------------------------------------------------------------------
                           Last                           First                Middle Initial

         3.   Current Address
                             ---------------------------------------------------------------------
                                      Street                 City          State        Zip Code

         4.   Birth Date _____ - _____ - 19_____
                          MM      DD        YY
                                                                            TO BE COMPLETED BY BRIDGEPORT SAVINGS
                                   [ ]  Male      [ ]  Female               AND LOAN ASSOCIATION'S AUTHORIZED
                                                                            REPRESENTATIVE:
      5.  Check appropriate boxes: [ ]  Single    [ ]  Married
                                                                            PARTICIPATION DATE  _____ -01-19___
B.    EMPLOYEE CONTRIBUTIONS:                                                                    MM         YY

      I elect to contribute the following percentage of my monthly          SERVICE DATE ______-______-19___
      Plan salary and authorize such contributions to be deducted                          MM     DD     YY
      from my salary:
                                                                            ANNUAL GROSS SALARY $______________
              % of pre-tax deferrals                 _____%
                                                                            _____5% STOCK OWNER
      MUST BE A WHOLE PERCENTAGE AND MAY NOT EXCEED 15%.
                                                                            _____ OFFICER
C.    INVESTMENT INSTRUCTIONS:  (Note: If no direction is made,
      all contributions will be invested in the MONEY MARKET FUND.)


              I direct that all contributions made on my behalf be invested in whole percentages as follows:

                  S&P 500 Stock Fund                                            _____%
                  Stable Value Fund                                             _____%
                  S&P MidCap Stock Fund                                         _____%
                  Money Market Fund*                                            _____%
                  Government Bond Fund                                          _____%
                  International Stock Fund                                      _____%
                  Income Plus Asset Allocation Fund                             _____%
                  Growth & Income Asset Allocation Fund                         _____%
                  Growth Asset Allocation Fund                                  _____%
                  Ohio State Financial Services, Inc. Stock Fund                _____%

                                                                        -------------------
                                                                                100%

       *Amounts invested in the Stable Value Fund may not be transferred directly to this Fund.

----------------------------------------------------------------------------------------------------------------------------------
D.    BRIDGEPORT SAVINGS AND LOAN ASSOCIATION MUST COMPLETE THE FOLLOWING:

      I hereby direct PSI to enroll the above member in Bridgeport Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust based on the information contained herein.


--------------------------------------------------------------------------------------         ------------------
Signature of Bridgeport Savings and Loan Association's Authorized Representative                       Date

                                                      (continued on reverse side)
----------------------------------------------------------------------------------------------------------------------------------

      Pentegra Services, Inc. - 108 Corporate Park Drive - White Plains NY 10604 - 914-694-1300 - 800-872-3473 - FAX 914-694-6429

DESIGNATION OF BENEFICIARY

I hereby request that any benefit under the Bridgeport Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust which becomes payable in the event of my death be paid as set forth in the option(s) completed below. This request supersedes any previous designation of a beneficiary that I may have made.

1.   SPOUSE -
     PRIMARY               TO _____________________________________, ______________________________, ______________________
     BENEFICIARY                             Name                             Relationship            Social Security No.

     NOTE FOR MARRIED PARTICIPANTS: FEDERAL LEGISLATION REQUIRES THAT YOUR
     SPOUSE BE NAMED BENEFICIARY FOR YOUR ACCOUNT UNLESS A SIGNED WAIVER IS
     PROVIDED BY YOU AND YOUR SPOUSE. (SEE YOUR PLAN ADMINISTRATOR FOR DETAILS
     AND COMPLETE WAIVER SECTION BELOW.)

2.   OTHER                 To the following named person(s) as are living at my death:
     PRIMARY
     BENEFICIARIES

                           _________________________________________, _________________________, _______%, ________________________
                                             Name and Address                Relationship                    Social Security No.

                           _________________________________________, _________________________, _______%, ________________________
                                             Name and Address                Relationship                    Social Security No.

                  If not living at my death, to the following named persons as are living at my death:

3.   CONTINGENT BENEFICIARIES

                           _________________________________________, _________________________, _______%, ________________________
                                             Name and Address                Relationship                    Social Security No.

                           _________________________________________, _________________________, _______%, ________________________
                                             Name and Address                Relationship                    Social Security No.

                           _________________________________________, _________________________, _______%, ________________________
                                             Name and Address                Relationship                    Social Security No.

4.   ESTATE OF INSURED     To the executors or administrators of my estate, as named below or in my will in effect at the time of my death.

                           _________________________________________                   ____________________________________________
                                             Name                                                          Address


____________________________________________           ____________________________________             __________________________
         Signature of Employee                                Signature of Witness                                 Date

WAIVER TO BE COMPLETED BY SPOUSE IF EMPLOYEE ELECTS OTHER THAN 1 ABOVE

I, the undersigned, am the employee's spouse and agree to the designation of the above-named primary and contingent beneficiary(ies). I understand that any death benefit payable under the Bridgeport Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust shall be paid in accordance with the above designations.

                                             -----------------------------------
                                                      Signature of Spouse

State of:                                   ss:
         ----------------------------------

County of:
          ---------------------------------


On this ___ day of _____________, 19 __ personally appeared before me the said named , to me known and known to me to be the person described in and who executed the foregoing instrument, and he(she) acknowledged that he(she) executed the same.

                                     (Seal)_____________________ (Notary Public)

                                      My commission expires _______________

STAMP OR SEAL REQUIRED

PROSPECTUS

                       OHIO STATE FINANCIAL SERVICES, INC.
     (PROPOSED HOLDING COMPANY FOR BRIDGEPORT SAVINGS AND LOAN ASSOCIATION)
                                BRIDGEPORT, OHIO

            UP TO 776,250 COMMON SHARES, $10 PURCHASE PRICE PER SHARE

         Ohio State Financial Services, Inc., an Ohio corporation (the "Holding Company"), is hereby offering for sale up to 776,250 common shares, without par value (the "Common Shares"), in connection with its acquisition of all of the capital stock to be issued by Bridgeport Savings and Loan Association, an Ohio mutual savings and loan association located in Bridgeport, Ohio (the "Association"), upon the conversion of the Association from a mutual savings and loan association to a permanent capital stock savings and loan association incorporated under Ohio law (the "Conversion"). The consummation of the Conversion and the sale of the Common Shares are subject to the approval of the Association's Plan of Conversion (the "Plan") and the adoption of amended articles of incorporation and an amended constitution by the members of the Association at a Special Meeting of Members of the Association to be held at 1:00 pm, Bridgeport, Ohio Time, on September 22, 1997 at the main office of the Association at 435 Main Street, Bridgeport, Ohio (the "Special Meeting").


         Based on an independent appraisal of the pro forma market value of the Association, as converted, as of June 6, 1997, the aggregate purchase price of the Common Shares offered in connection with the Conversion ranges from a minimum of $5,737,500 to a maximum of $7,762,500 (the "Valuation Range"), resulting in a range of 573,750 to 776,250 Common Shares at $10 per share. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold." Applicable regulations permit the Holding Company to offer additional Common Shares in an amount not to exceed 15% above the maximum of the Valuation Range, which would permit the issuance of up to 892,687 Common Shares with an aggregate purchase price of $8,926,870. The actual number of Common Shares to be sold in connection with the Conversion will be based upon the final valuation of the Association, as determined by the independent appraiser upon the completion of this offering.
                                                       (Continued on next page)

         AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF SUCH RISKS AND OTHER FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

         THE COMMON SHARES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THE OFFICE OF THRIFT SUPERVISION (THE "OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), THE DIVISION OF FINANCIAL INSTITUTIONS OF THE DEPARTMENT OF COMMERCE OF THE STATE OF OHIO (THE "DIVISION"), OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS THE SEC, THE OTS, THE FDIC, THE DIVISION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE COMMON SHARES BEING OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

         FOR INFORMATION ON HOW TO SUBSCRIBE, PLEASE CALL THE CONVERSION INFORMATION CENTER AT (614) 635-1632 OR (614) 635-1633.


====================================================================================================================================
                                                 Subscription              Estimated Expenses and                Estimated Net
                                                    Price               Underwriting Commissions (1)               Proceeds
------------------------------------------------------------------------------------------------------------------------------------
Per share Minimum                                   $10.00                          $.62                             $9.38
Per share Mid-point                                 $10.00                          $.54                             $9.46
Per share Maximum                                   $10.00                          $.49                             $9.51
Per share Maximum, as adjusted (2)                  $10.00                          $.44                             $9.56
Total Minimum                                     $5,737,500                      $352,930                        $5,384,570
Total Mid-point                                   $6,750,000                      $366,900                        $6,383,100
Total Maximum                                     $7,762,500                      $380,870                        $7,381,630
Total Maximum, as adjusted (2)                    $8,926,870                      $396,940                        $8,529,930
====================================================================================================================================

(1) Expenses of the Conversion payable by the Association and the Holding Company include legal, accounting, appraisal, printing, mailing and miscellaneous expenses. Such expenses also include sales commissions, estimated to be between $68,000 and $112,000, and reimbursable expenses payable to Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb"). Such sales commissions may be deemed to be underwriting fees, although Webb will solicit subscriptions for the Common Shares on a "best efforts" basis only and has no obligation to purchase any of the Common Shares. See "THE CONVERSION - Plan of Distribution." Actual expenses may vary from the estimates.

(2) Gives effect to the increase in the number of Common Shares sold in connection with the Conversion of up to 15% above the maximum of the Valuation Range. Such shares may be sold without the resolicitation of persons who subscribe for Common Shares in the Subscription Offering and the Community Offering. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold."

                The date of this Prospectus is August 12, 1997.

                             CHARLES WEBB & COMPANY

                   A Division of Keefe, Bruyette & Woods, Inc.

         In accordance with the Plan, nontransferable subscription rights to purchase Common Shares at a price of $10 per share are offered hereby in a subscription offering (the "Subscription Offering"), subject to the rights and restrictions established by the Plan, to (a) each account holder who, at the close of business on December 31, 1995 (the "Eligibility Record Date"), had one or more deposit accounts with deposit balances, in the aggregate, of $50 or more (a "Qualifying Deposit") with the Association (the "Eligible Account Holders"),
(b) the Employee Stock Ownership Plan (the "ESOP"), (c) each account holder who, at the close of business on June 30, 1997 (the "Supplemental Eligibility Record Date"), had a Qualifying Deposit with the Association (the "Supplemental Eligible Account Holders"), and (d) members of the Association eligible to vote at the Special Meeting ("Other Eligible Members"). ALL SUBSCRIPTION RIGHTS TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING ARE NONTRANSFERABLE AND WILL EXPIRE AT NOON, BRIDGEPORT, OHIO TIME, ON September 17, 1997 (THE "SUBSCRIPTION EXPIRATION DATE"), UNLESS EXTENDED BY THE ASSOCIATION AND THE HOLDING COMPANY FOR UP TO 45 DAYS TO November 1, 1997. Persons found to be transferring subscription rights will be subject to forfeiture of such rights and possible further penalties imposed by the OTS. See "THE CONVERSION - Subscription Offering."


         To the extent that all of the Common Shares are not subscribed for in the Subscription Offering, the remaining Common Shares may be offered to the general public in a direct community offering in which preference will be given to natural persons residing in Belmont County, Ohio (the "Community Offering"). See "THE CONVERSION - Community Offering."

         The minimum number of Common Shares any person may purchase in the Offering is 25. Except for the ESOP, which may purchase up to 10% of the total Common Shares sold in the Offering, no person, together with his or her Associates (hereinafter defined on page 2) and other persons Acting in Concert (hereinafter defined on page 2) with him or her, may purchase more than 14,000 Common Shares in the Offering. In connection with the exercise of subscription rights arising from a deposit account in which two or more persons have an interest, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase is 14,000 Common Shares. Subject to OTS regulations, the maximum purchase limitation may be increased or decreased after the commencement of the Offering in the sole discretion of the Boards of Directors of the Holding Company and the Association. If the maximum purchase limitation is increased to more than 14,000 Common Shares, persons who have subscribed for 14,000 Common Shares will be given the opportunity to increase their subscriptions. See "THE CONVERSION - Limitations on Purchase of Common Shares."


         Common Shares may be subscribed for in the Offering only by returning the accompanying stock order form and certification form (the "Stock Order Form"), along with full payment of the purchase price per share for all Common Shares for which a subscription is made, so that it is received by the Association no later than noon, Bridgeport, Ohio Time, on September 17, 1997. Payment for Common Shares may be made (i) in cash, if delivered in person; (ii) by check, bank draft, or money order made payable to the Association; or (iii) by authorization of withdrawal from deposit accounts in the Association (other than non-self-directed IRAs). See "THE CONVERSION - Use of Order Forms; and Payment for Common Shares."


         THE CONVERSION OF THE ASSOCIATION FROM A MUTUAL SAVINGS AND LOAN ASSOCIATION TO A PERMANENT CAPITAL STOCK SAVINGS AND LOAN ASSOCIATION IS CONTINGENT UPON (I) THE APPROVAL OF THE PLAN AND THE ADOPTION OF THE AMENDED ARTICLES OF INCORPORATION AND THE AMENDED CONSTITUTION BY THE ASSOCIATION'S VOTING MEMBERS, (II) THE SALE OF THE REQUISITE NUMBER OF COMMON SHARES AND (III) CERTAIN OTHER FACTORS. SEE "THE CONVERSION."

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION

MAIN OFFICE:
435 MAIN STREET
BRIDGEPORT, OHIO 43912

FULL SERVICE BRANCH:
4000 CENTRAL AVENUE
SHADYSIDE, OHIO 43943

[MAP OF THE STATES OF OHIO AND WEST VIRGINIA WITH AN OUTLINE OF BELMONT AND MARSHALL COUNTIES IN OHIO, AND INDICATING THE LOCATION OF COLUMBUS, OHIO AND CHARLESTON, WEST VIRGINIA. ABOVE THE MAP OF OHIO AND WEST VIRGINIA IS AN ENLARGEMENT OF BELMONT AND MARSHALL COUNTIES SHOWING THE LOCATION OF THE ASSOCIATION WITHIN THE COUNTIES.]

                               PROSPECTUS SUMMARY

         The following information is not complete and is qualified in its entirety by the detailed information and the financial statements and accompanying notes appearing elsewhere in this Prospectus.

OHIO STATE FINANCIAL SERVICES, INC.

         The Holding Company was incorporated under Ohio law in March 1997 for the purpose of purchasing all of the capital stock of the Association to be issued in connection with the Conversion. The Holding Company has not conducted and will not conduct any business before the completion of the Conversion, other than business related to the Conversion. Upon the consummation of the Conversion, the Holding Company will be a unitary savings and loan holding company, the principal assets of which initially will be the capital stock of the Association, the investments made with the net proceeds retained from the sale of Common Shares in connection with the Conversion and a loan to be made by the Holding Company to the ESOP to facilitate the ESOP's purchase of Common Shares in the Conversion. See "USE OF PROCEEDS."

         The office of the Holding Company is located at 435 Main Street, Bridgeport, Ohio 43912, and its telephone number is (614) 635-0764.

BRIDGEPORT SAVINGS AND LOAN ASSOCIATION

         The Association is a mutual savings and loan association organized under Ohio law in 1893. As an Ohio savings and loan association, the Association is subject to supervision and regulation by the OTS and the Division. The Association is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati, and the deposit accounts of the Association are insured up to applicable limits by the FDIC in the Savings Association Insurance Fund (the "SAIF"). See "REGULATION."

         The Association conducts business from its main office located in Bridgeport, Ohio, and one full-service branch office located in Shadyside, Ohio. The principal business of the Association is the origination of permanent mortgage loans secured by first mortgages on one- to four-family residential real estate located in the Association's primary market area which consists of Belmont County, Ohio, and Ohio and Marshall Counties, West Virginia. The Association also originates a limited number of loans for the construction of one- to four-family residences and permanent mortgage loans secured by multi-family and nonresidential real estate in its market area. In addition to real estate lending, the Association originates secured and unsecured consumer loans. See "THE BUSINESS OF THE ASSOCIATION - Lending Activities." For liquidity and interest rate risk management purposes, the Association invests in interest-bearing deposits in other financial institutions, U.S. Government and agency obligations and mortgage-backed securities. See "THE BUSINESS OF THE ASSOCIATION - Investment Activities." Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, principal repayments on loans and maturities of investment securities. See "THE BUSINESS OF THE ASSOCIATION - Deposits and Borrowings."

         The main office of the Association is located at 435 Main Street, Bridgeport, Ohio 43912, and its telephone number is (614) 635-0764.

THE CONVERSION

         GENERAL. The Boards of Directors of the Holding Company and the Association have unanimously approved the Plan, which they believe to be in the best interests of the members of the Association. The Plan provides for the conversion of the Association from a mutual savings and loan association to a permanent capital stock savings and loan association incorporated under the laws of the State of Ohio. The OTS and the Division have approved the Plan, subject to the approval of the Plan by the Association's voting members at the Special Meeting, and to the satisfaction of certain other conditions. See "THE CONVERSION - Termination of the Plan."

         The principal factors considered by the Association's Board of Directors in reaching the decision to pursue a mutual-to-stock conversion were the numerous competitive advantages which the stock form of organization offers, including growth opportunities, employee retention, and increased capital levels. See "THE CONVERSION - Reasons for the Conversion." The Association has operated as an independent community oriented savings association since 1893. It is the intention of the Association to continue to operate as an independent community oriented savings association following the Conversion.

         THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING. Pursuant to the Plan, subscription rights to purchase Common Shares at a price of $10 per share are hereby offered to (a) Eligible Account Holders, (b) the ESOP, (c) Supplemental Eligible Account Holders and (d) Other Eligible Members in the Subscription Offering. See "THE CONVERSION Subscription Offering."

         To the extent Common Shares remain available after the satisfaction of all subscriptions received in the Subscription Offering, the Holding Company may offer Common Shares in the Community Offering, subject to certain limitations. Preference will be given in the Community Offering to natural persons residing in Belmont County, Ohio. The Boards of Directors of the Holding Company and the Association have the right to reject, in whole or in part, any order for Common Shares submitted in the Community Offering. See "THE CONVERSION - Community Offering."

         The Plan authorizes the Boards of Directors of the Holding Company and the Association to establish limits on the amount of Common Shares which may be purchased by various categories of persons. The minimum number of Common Shares any person may purchase in the Offering is 25. Pursuant to the Plan, the Boards of Directors have set the additional limitation that no person, together with his or her Associates and other persons Acting in Concert with him or her, may purchase more than 14,000 Common Shares in connection with the Offering. Such limitations do not apply to the ESOP, which intends to purchase up to 8% of the Common Shares sold in the Offering. Subject to applicable regulations, the purchase limitation may be increased or decreased after the commencement of the Offering in the sole discretion of the Boards of Directors. See "THE CONVERSION
- Limitations on Purchases of Common Shares."

         "Acting in Concert" is defined as "knowing participation in a joint activity or independent conscious parallel action towards a common goal" or "a combination or pooling of voting or other interests in the securities of an issuer for a common purpose." Persons shall be presumed to be Acting in Concert with each other if: (i) they are purchasing Common Shares in the Conversion and are (a) executive officers, directors, partners, trustees, or any one who performs, or whose nominee or representative performs, a similar policy making function at a company (other than the Association or the Holding Company) or principal business units or subsidiaries of a company, or (b) any person who directly or indirectly owns or controls 10% or more of the stock of a company (other than the Association or the Holding Company); or (ii) one person provides credit to the other for the purchase of Common Shares or is instrumental in obtaining that credit. In addition, if a person is presumed to be Acting in Concert with another person, then the person is also presumed to be Acting in Concert with anyone else who is, or is presumed to be, Acting in Concert with that other person.

         For purposes of the Plan, (i) the directors of the Association are not deemed to be Acting in Concert solely by reason of their membership on the Board of Directors of the Association, and (ii) an associate of a person (an "Associate") is: (a) any corporation or organization (other than the Association) of which such person is an officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of the Association. Executive officers and directors of the Association and their Associates may not purchase, in the aggregate, more than 35% of the total number of Common Shares sold in the Conversion. Shares acquired by the ESOP will not, pursuant to regulations governing the Conversion, be aggregated with the shares purchased by the directors, officers and employees of the Association.

         In addition to the purchase limitations established by the Plan, OTS regulations impose restrictions on certain acquisitions of more than 10% of the outstanding shares of the Association by any person or company, individually or Acting in Concert with others. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION." The sale of Common Shares pursuant to subscriptions received in the Offering will be subject to the approval of the Plan by the voting members of the Association at the Special Meeting, to the final valuation of the Association, as determined by the independent appraiser upon the completion of the Offering, and to certain other conditions. See "THE CONVERSION Subscription Offering; - Community Offering; and - Pricing and Number of Common Shares to be Sold."


         The Subscription Offering will terminate and subscription rights will expire if not exercised by noon, Bridgeport, Ohio Time, on September 17, 1997. The Community Offering will be terminated on or before September 17, 1997, unless extended. Any extension of the Community Offering beyond
November 1, 1997, will require the consent of the OTS and the Division, and persons who have subscribed for Common Shares in the Offering will be given the right to affirm, increase, decrease or rescind their subscriptions for Common Shares. Persons who do not affirmatively elect to continue their subscription or who elect to rescind their subscriptions during any such extension will have all of their funds promptly refunded with interest. Persons who elect to decrease their subscriptions will have the appropriate portion of their funds promptly refunded with interest. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold."

         NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS. OTS and Ohio regulations provide that subscription rights are non-transferable. OTS regulations specifically prohibit any person from transferring or entering into any agreement or understanding before the completion of the Conversion to transfer the ownership of the subscription rights issued in the Conversion or the shares to be issued upon the exercise of such subscription rights. Persons attempting to violate such provision may lose their rights to purchase Common Shares in the Conversion and may be subject to penalties imposed by the OTS. Each person exercising subscription rights will be required to certify that his or her purchase of Common Shares is solely for the subscriber's own account and that there is no agreement or understanding regarding the sale or transfer of such Common Shares.

         PRICING OF THE COMMON SHARES. RP Financial, LC. ("RP Financial"), a firm experienced in valuing thrift institutions, has prepared an independent valuation of the estimated pro forma market value of the Association, as converted. RP Financial's valuation of the estimated pro forma market value of the Association, as converted, is $6,750,000 as of June 6, 1997 (the "Pro Forma Value"). Based on the Pro Forma Value of the Association, the Valuation Range established in accordance with the Plan is $5,737,500 to $7,762,500. The Holding Company will issue the Common Shares at a fixed price of $10 per share. The number of Common Shares to be issued will be determined by dividing the price per share into the aggregate pro forma value of the Association at the close of the Offering.

         If, due to changing market conditions, the final valuation is less than $5,737,500 or more than $8,926,870, subscribers will be given notice of such final valuation and the right to affirm, increase, decrease or rescind their subscriptions. Any person who does not affirmatively elect to continue his subscription or elects to rescind his subscription before the date specified in the notice will have all of his funds promptly refunded with interest. Any person who elects to decrease his subscription will have the appropriate portion of his funds promptly refunded with interest. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold."

         USE OF PROCEEDS. The Holding Company will retain up to 50% of the net proceeds from the sale of the Common Shares, or approximately $4.3 million at the maximum, as adjusted, of the Valuation Range. Such proceeds will be used by the Holding Company to make a loan to the ESOP to acquire Common Shares in the Offering, and for general corporate purposes. See "USE OF PROCEEDS."

         The remainder of the net proceeds received from the sale of the Common Shares, approximately $4.3 million at the maximum, as adjusted, of the Valuation Range, will be invested by the Holding Company in the capital stock to be issued by the Association to the Holding Company as a result of the Conversion and will increase the regulatory capital of the Association. The Association anticipates that the net proceeds will initially be invested in short-term investments with maturities of one year or less and utilized, as opportunities arise, to originate loans and to purchase loan participations within Ohio. See "USE OF PROCEEDS."


TAX CONSEQUENCES

         The consummation of the Conversion is expressly conditioned upon the receipt by the Holding Company and the Association of a private letter ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel to the effect that, for federal income tax purposes, the Conversion will constitute a tax-free reorganization as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Holding Company and the Association intend to proceed with the Conversion based upon an opinion received from Vorys, Sater, Seymour and Pease that states, in part, that (1) no gain or loss will be recognized by the Association in connection with the Conversion or the receipt from the Holding Company of proceeds from the sale of the Common Shares, (2) assuming that the subscription rights received by deposit account holders in connection with the Conversion have no ascertainable fair market value, no gain or loss will be recognized to the deposit account holders of the Association upon issuance to them of subscription rights or interests in the Liquidation Account (hereinafter defined) and (3) no taxable income will be realized by deposit account holders as a result of their exercise of such subscription rights. Although the IRS could challenge the assumption that the subscription rights have no ascertainable fair market value, the Holding Company and the Association have received an opinion from RP Financial supporting such assumption. See "THE CONVERSION - Principal Effects of the Conversion -- Tax Consequences."

MARKET FOR THE COMMON SHARES

         There is presently no market for the Common Shares. No assurance can be given that an active or liquid market for the Common Shares will develop after the completion of the Conversion or, if such a market does develop, that it will continue. Investors should consider, therefore, the potentially illiquid and long-term nature of an investment in the Common Shares. See "RISK FACTORS - Limited Market for the Common Shares."

         The Holding Company has received conditional approval from the Nasdaq SmallCap Market ("Nasdaq SmallCap") to have the Common Shares quoted on Nasdaq SmallCap under the symbol "OSFS" upon the completion of the Conversion, subject to certain conditions which the Association and the Holding Company believe will be satisfied, although no assurance can be provided that the conditions will be met. One of the conditions to the Nasdaq SmallCap listing is the commitment of at least two brokerage firms to make a market in the Common Shares. Keefe, Bruyette & Woods, Inc. ("KBW") has informed the Holding Company that it intends to make a market in the Common Shares, but it has no obligation to do so.

         If the Common Shares are not listed on the Nasdaq SmallCap, they will be traded in the over-the-counter market and will be quoted through brokers participating on the National Daily Quotation Service (the "NDQS").

DIVIDEND POLICY

         The declaration and payment of dividends or other capital distributions by the Holding Company will be subject to the discretion of the Board of Directors of the Holding Company, to the earnings and financial condition of the Holding Company and the Association and to general economic conditions. If the Board of Directors of the Holding Company determines in the exercise of its discretion that the net income, capital and financial condition of the Holding Company and the general economy justify the declaration and payment of dividends by the Holding Company, dividends may be paid on the Common Shares. No assurance can be given, however, that dividends will be paid or, if paid, will continue in the future. The Holding Company will not undertake an extraordinary tax-free return of capital to its shareholders during the first year following the completion of the Conversion. See "DIVIDEND POLICY" and "REGULATION - Office of Thrift Supervision -- Limitations on Capital Distributions."

BENEFITS OF THE CONVERSION TO DIRECTORS, OFFICERS AND EMPLOYEES OF THE HOLDING COMPANY AND THE ASSOCIATION

         GENERAL. Among the factors considered by the Board of Directors of the Association in making the decision to pursue the Conversion is the ability of the Holding Company and the Association to utilize various types of stock benefit plans to attract and retain qualified directors and employees. See "THE CONVERSION - Reasons for the Conversion."


         EMPLOYEE STOCK OWNERSHIP PLAN. In connection with the Conversion, the Holding Company has established the ESOP, which intends to use a loan from the Holding Company to purchase 8% of the Common Shares issued in the Conversion. The loan will have a term of up to ten years and an interest rate equal to the applicable federal rate published periodically by the IRS, which is currently 6.73%. All full-time employees of the Holding
Company and the Association who meet certain age and years of service criteria will be eligible to participate in the ESOP. See "MANAGEMENT - Stock Benefit Plans -- Employee Stock Ownership Plan."


         STOCK OPTION PLAN. After the completion of the Conversion, the Holding Company intends to establish a stock option and incentive plan (the "Stock Option Plan"). The Board of Directors of the Holding Company anticipates that a number of shares equal to 10% of the Common Shares sold in the Offering will be reserved for issuance to directors, officers and employees of the Holding Company and the Association upon the exercise of options granted under the Stock Option Plan. The Stock Option Plan will be administered by a committee comprised of three directors (the "Stock Option Committee"). Persons eligible for awards under the Stock Option Plan will consist of directors, officers and key employees of the Holding Company or the Association who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Stock Option Committee, will contribute to the future success of the Holding Company or the Association. The Stock Option Committee will consider the position, duties and responsibilities of the directors, officers and key employees of the Holding Company and the Association, the value of their services to the Holding Company and the Association and any other factors the Stock Option Committee may deem relevant.

         Under OTS regulations, no stock options may be awarded during the first year after the completion of the Conversion unless the Stock Option Plan is approved by the shareholders of the Holding Company at an annual or a special meeting of shareholders held not less than six months following the completion of the Conversion. If the Stock Option Plan is approved by the Holding Company shareholders at such meeting and implemented during the first year after the completion of the Conversion, the following restrictions will apply: (i) the number of shares which may be subject to options awarded under the Stock Option Plan to directors who are not full-time employees of the Holding Company may not exceed 5% per person and 30% in the aggregate of the available shares; (ii) the number of shares which may be subject to options awarded under the Stock Option Plan to any individual who is a full-time employee of the Holding Company or its subsidiaries may not exceed 25% of the available shares; (iii) stock options must be awarded with an exercise price at least equal to the fair market value of the common shares of the Holding Company at the time of the award; and (iv) stock options will become exercisable at the rate of one-fifth per year commencing no earlier than one year from the date the Stock Option Plan is approved by the shareholders, subject to acceleration of vesting only in the event of the death or disability of a participant. The ultimate value of any option granted at fair market value will depend on future appreciation in the fair market value of the shares to which the option relates. No decision has been made as to anticipated awards under the Stock Option Plan. See "MANAGEMENT
- Stock Benefit Plans -- Stock Option Plan."


         RECOGNITION AND RETENTION PLAN AND TRUST. The Association intends to establish the Recognition and Retention Plan (the "RRP") after the completion of the Conversion and anticipates that a number of shares equal to 4% of the Common Shares sold in connection with the Conversion will be purchased by, or issued to, the RRP. See "RISK FACTORS - Potential Impact of Benefit Plans on Net Earnings and Shareholders' Equity" for a discussion of the possible dilutive effects of the RRP. Shares held in the RRP will be available for awards to directors, officers and employees of the Holding Company and the Association. The Association will receive no monetary consideration from the recipients for the awards of shares under the RRP. The RRP will be administered by a committee comprised of three directors who are not employees of the Association (the "RRP Committee"). In selecting the directors, officers and employees to whom awards will be granted and the number of shares covered by such awards, the RRP Committee will consider the position, duties and responsibilities of such persons, the value of their services to the Holding Company and the Association and any other factors the RRP Committee may deem relevant. No determination has been made with respect to RRP awards.


         Under OTS regulations, no RRP shares may be awarded during the first year after the completion of the Conversion unless the RRP is approved by the shareholders of the Holding Company at an annual meeting or a special meeting of shareholders held not less than six months following the completion of the Conversion. If the RRP is approved by the Holding Company shareholders at such meeting and implemented during the first year after the completion of the Conversion, the following restrictions will apply: (i) the number of shares which may be subject to awards under the RRP to directors who are not full-time employees of the Holding Company or its subsidiaries may not exceed 5% per person and 30% in the aggregate of the available shares; (ii) the number of shares which may be subject to awards under the RRP to any individual who is a full-time employee of the Holding Company or its subsidiaries may not exceed 25% of the available shares; and (iii) RRP awards will be earned at the rate of one-fifth per year commencing no earlier than one year from the date of the award subject to acceleration of vesting only in the event of the death or the disability of the participant. See "MANAGEMENT - Stock Benefit Plans -- Recognition and Retention Plan and Trust."

         EMPLOYMENT AGREEMENT. In connection with the Conversion, the Association will enter into an employment agreement with Jon W. Letzkus, the President and Managing Officer of the Association. The employment contract will provide for a term of one year with an annual salary of not less than $78,500. The employment agreement will also provide for severance payments in the event the agreement is terminated prior to the expiration of its term upon a change in control of the Association or for any reason other than just cause, as defined therein. The payment that would have been made to Mr. Letzkus, assuming termination of his employment agreement at March 31, 1997, following a change in control of the Association, would have been approximately $157,000. See "MANAGEMENT - Employment Agreement."

INVESTMENT RISKS


         An investment in the Common Shares involves certain risks. Special attention should be given to the matters discussed under "RISK FACTORS - Interest Rate Risk; - Anticipated Reduced Return on Equity; - Recent Decline in Market Area Economy; - Competition in Market Area; - Limited Market for the Common Shares; - Uncertainty of Price of the Common Shares upon Resale;
- Legislation and Regulation Which May Adversely Affect Earnings and Operations;
- Potential Impact of Benefit Plans on Net Earnings and Shareholders' Equity; - Anti-Takeover Provisions Which May Discourage Sales of Common Shares for Premium Prices."

                  SELECTED FINANCIAL INFORMATION AND OTHER DATA

         The following tables set forth certain information concerning the financial condition, earnings and other data regarding the Association at the dates and for the periods indicated. Such information should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein. In the opinion of management, financial information at March 31, 1997 and 1996, and for the three months then ended reflect all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results for such periods.

SELECTED FINANCIAL CONDITION         At March 31,                    Year ended December 31,
  AND OTHER DATA:                 -------------------    -----------------------------------------------------
                                   1997         1996      1996         1995       1994       1993        1992
                                  ------       ------    ------       ------     -------    ------      ------
                                                             (Dollars in thousands)

Total amount of:
    Assets                        $34,564      $34,747    $33,929    $34,553     $33,699     $35,319    $37,164
    Cash and cash equivalents       2,613        1,979      2,436      1,177       1,624       6,539      8,077
    Investment securities           5,342        5,313      4,936      5,505       7,062       4,078      2,471
    Mortgage-backed securities        939        1,157        984      1,191       1,522       2,263      3,882
    Loans receivable, net          25,017       25,604     24,892     25,972      22,783      21,645     21,864
    Deposits                       29,425       29,827     28,791     29,615      29,198      31,158     33,319
    Retained earnings               4,860        4,654      4,770      4,558       4,197       3,841      3,521
Number of full-service offices          2            2          2          2           2           2          2


 SUMMARY OF EARNINGS:             Three months ended
                                         March 31,                    Year ended December 31,
                                  -------------------    -----------------------------------------------------
                                   1997         1996      1996         1995       1994       1993        1992
                                  ------       ------    ------       ------     -------    ------      ------
                                                              (In thousands)

 Interest income                    $614         $638     $2,515      $2,478      $2,298    $2,486      $2,866
 Interest expense                    287          289      1,158       1,108         982     1,184       1,611
                                   -----        -----    -------      ------     -------   -------     -------
 Net interest income                 327          349      1,357       1,370       1,316     1,302       1,255
 Provision for loan losses             -            -          -           -          17        54           4
                                   -----        -----    -------      ------     -------   -------     -------
 Net interest income after
    provision for loan losses        327          349      1,357       1,370       1,299     1,248       1,251
 Other income                          9           13         45          42          78        30          25
 General, administrative and
    other expense (1)                201          217      1,083         865         848       765         807
                                   -----        -----    -------      ------     -------   -------     -------
 Net income before provision
    for income taxes                 135          145        319         547         529       513         469
 Provision for income taxes           45           49        107         186         174       150         172
 Cumulative effect of change in
    accounting principle               -            -            -          -           -       43             -
                                   -----        -----    -------      ------     -------   -------     -------
    Net income                     $  90        $  96    $   212      $  361     $   355   $   320     $   297
                                   =====        =====    =======      ======     =======   =======     =======
------------------------------

(1) Includes a non-recurring pre-tax expense of $190,000 for the year ended December 31, 1996, for a special one-time assessment to recapitalize the SAIF.

SELECTED FINANCIAL RATIOS:         At or for the three
                                      months ended
                                         March 31,               At or for the year ended December 31,
                                  ----------------------   ---------------------------------------------------
                                   1997(1)      1996(1)      1996      1995       1994       1993        1992
                                  --------     ---------   --------   -------    --------   -------     ------
                                                             (Dollars in thousands)

Performance ratios:
   Return on average assets (2)      1.04%        1.11%      0.62%      1.06%      1.04%      0.88%       0.78%
   Return on average equity (2)      7.44         8.33       4.53       8.25       8.87       8.71        8.83
   Interest rate spread              3.47         3.76       3.62       3.76       3.66       3.42        3.10
   Net interest margin               3.94         4.19       4.08       4.17       3.97       3.71        3.40
   Non-interest expense to
     average assets (2)              2.34         2.52       3.15       2.54       2.47       2.11        2.11
   Efficiency ratio (3)             59.75        60.03      77.27      61.28      60.83      57.42       63.02
   Net interest income to
     operating expenses            162.79       160.54     125.27     158.36     155.09     170.23      155.62
   Average interest-earning
     assets to average
     interest-bearing
     liabilities                   113.78       112.60     113.28     112.04     110.59     108.55      106.91

   Capital ratios:
   Average equity to average
     assets                         14.01        13.34      13.64      12.87      11.69      10.12        8.79
   Equity to assets, end of
     period                         14.06        13.40      14.06      13.19      12.45      10.88        9.47

   Asset quality ratios and other
   data:
   Nonperforming assets to
     average assets (4)              0.62         0.01       0.20       0.02       0.02       0.48        0.17
   Nonperforming assets to
     total assets (4)                0.62         0.01       0.50       0.02       0.02       0.50        0.17
   Nonperforming loans to
     total loans                     0.85         0.02       0.28       0.02       0.03       0.76        0.26
   Allowance for loans losses
      to gross loans                 0.57         0.56       0.57       0.55       0.62       0.67        0.44
   Allowance for loans losses
     to nonperforming loans         66.82      2860.00     207.25    2383.33    2042.86      87.88      168.42
   Net (charge-offs) recoveries
     to average loans                   -            -          -          -       (0.08)     (0.02)       0.01
   Amount of nonperforming loans     $200         $5         $168       $6         $7         $165        $57
   Amount of nonperforming
     assets                          $217         $5         $168       $6         $7         $176        $64
------------------------------

(1) Ratios for three month periods are stated on an annualized basis. Such ratios and results are not necessarily indicative of results that may be expected for the full year.

(2) Includes a nonrecurring pre-tax expense of $190,000 for the year ended December 31, 1996, for a special one-time assessment to recapitalize the SAIF.

(3) Non-interest expenses as a percentage of net interest income plus non-interest income.

(4) Nonperforming assets include non-accrual loans, accruing loans more than 90 days past due and real estate acquired in settlement of loans.

                            RISK FACTORS

         INVESTMENT IN THE COMMON SHARES INVOLVES CERTAIN RISKS. BEFORE INVESTING, PROSPECTIVE PURCHASERS SHOULD CONSIDER CAREFULLY THE FOLLOWING MATTERS.

INTEREST RATE RISK

         The Association's operating results are dependent to a significant degree on its net interest income, which is the difference between interest income from loans and investments and interest expense on deposits and borrowings. Like most thrift institutions, the Association's interest income and interest expense change as interest rates fluctuate and assets and liabilities reprice. Interest rates generally may change because of general economic conditions, the policies of various regulatory authorities and other factors beyond the Association's control. The interest rates on specific assets and liabilities of the Association will change or "reprice" in accordance with the contractual terms of the asset or liability instrument and in accordance with customer reaction to general economic trends. See "THE BUSINESS OF THE ASSOCIATION - Lending Activities; and - Deposits and Borrowings."

         At March 31, 1997, $20.8 million, or 83.9%, of the Association's loans contractually due after March 31, 1998, had fixed rates of interest. The majority of such loans, however, were secured by one- to four-family residences with terms of fifteen years. The Association also manages its interest rate risk by maintaining capital well in excess of regulatory requirements and by maintaining a high level of liquidity through investments in short-term instruments with maturities of five years or less. See "THE BUSINESS OF THE ASSOCIATION - Investment Activities." For the quarter ended March 31, 1997, the Association's tangible capital was 14.1% of total assets and its liquidity ratio was 25.32%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources."

         In a period of rising interest rates, the interest income earned on the Association's assets may not increase as rapidly as the interest expense paid on the Association's liabilities. As a result, the earnings of the Association may be adversely affected. The degree to which such earnings will be adversely affected depends upon the rapidity and extent of the increase in interest rates. In addition, rising interest rates could negatively affect the Association's earnings due to diminished loan demand. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Asset and Liability Management."

ANTICIPATED REDUCED RETURN ON EQUITY

         For the last five years, the Association's return on equity has ranged from a high of 8.87% for 1994 to a low of 4.53% for 1996, with a median of 8.71%. Excluding the effect of the one-time special assessment to recapitalize the SAIF, the return on equity would have been 7.18% for the year ended December 31, 1996. For the three months ended March 31, 1997, the Association's return on equity was 7.44%. The increased capital resulting from the Conversion is expected to reduce the Association's return on equity for a prolonged period after the Conversion, which may adversely affect the market value of the Common Shares. Initially, the Conversion proceeds will be invested in short-term investments which generally have lower yields than loans and longer term investment securities, which could also adversely affect the return on equity. See "USE OF PROCEEDS."

RECENT DECLINE IN MARKET AREA ECONOMY

         The Association's primary market area has been adversely affected by the decline in coal mining, steel manufacturing and related industries which have traditionally been the primary employers in the area. During the period from 1990 to 1996, the median household income in Belmont County, Ohio declined to $21,703, while the median household incomes of the United States and Ohio increased during the same period to $34,530 and $32,102, respectively. The strike of steel workers at Wheeling-Pittsburgh Steel, which began on October 1, 1996, has further depressed the local economy. In February 1997, the unemployment rate for Belmont County was 9.0%, significantly higher than the comparative U.S. and Ohio rates of 5.7% and 5.9%, respectively. As a result of the downturn in the economy and the prolonged strike, the Association has recently experienced an increase in delinquent one- to four-family mortgage loans. See "THE BUSINESS OF THE ASSOCIATION - Lending Activities --Delinquent Loans, Nonperforming Assets and Classified Assets." Although the Association has historically had low levels of nonperforming assets, a continuation of the current economic conditions or a further deterioration of the economy in the Association's market area could cause nonperforming assets to increase and net income to decrease in the future.

COMPETITION IN MARKET AREA

         The Association faces strong competition for deposits and loans from branches of two large independent commercial banks located in Bridgeport and one branch of a super-regional commercial bank in Shadyside, Ohio. In addition, competing financial institutions exist in surrounding communities located in the Association's market area. The Association is at a competitive disadvantage due to its small size which results in limited marketing capability and restricted ability to take advantage of technological advancements. The Association's market penetration in Belmont County is 12.2% of thrift deposits and 3.1% of all financial institution deposits at June 30, 1997.

LIMITED MARKET FOR THE COMMON SHARES

         There is presently no market for the Common Shares. No assurance can be given that an active or liquid market for the Common Shares will develop after the completion of the Conversion or, if such a market does develop, that it will continue. Investors should consider, therefore, the potentially illiquid and long-term nature of an investment in the Common Shares.

         The Holding Company has received conditional approval from Nasdaq SmallCap to have the Common Shares quoted on Nasdaq SmallCap under the symbol "OSFS" upon the completion of the Conversion, subject to certain conditions which the Holding Company and the Association believe will be satisfied, although no assurance can be provided that the conditions will be met. One of the conditions of the Nasdaq SmallCap listing is the commitment of at least two brokerage firms to make a market in the Common Shares. KBW has informed the Holding Company that it intends to make a market in the Common Shares, but it has no obligation to do so.

         If the Common Shares are not listed on the Nasdaq SmallCap, the Holding Company expects that the Common Shares will be traded in the over-the-counter market and will be quoted through brokers participating on the NDQS.

UNCERTAINTY OF PRICE OF THE COMMON SHARES UPON RESALE

         The aggregate offering price of the Common Shares is based upon an independent appraisal of the Association. The appraisal is not a recommendation as to the advisability of purchasing Common Shares, nor does it represent RP Financial's opinion as to the price at which the Common Shares may trade. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold." There can be no assurance that the Common Shares may later be resold at the price at which they are purchased in connection with the Conversion.

LEGISLATION AND REGULATION WHICH MAY ADVERSELY AFFECT EARNINGS AND OPERATIONS

         The Association is subject to extensive regulation by the OTS, the Division and the FDIC and is periodically examined by such regulatory agencies to test compliance with various regulatory requirements. The Holding Company will also be subject to regulation and examination by the OTS. Such supervision and regulation of the Association and the Holding Company are primarily for the protection of the federal deposit insurance fund and not for the maximization of shareholder value and may affect the ability of the Holding Company to engage in various business activities. The assessments, filing fees, deposit insurance premiums and other costs associated with reports, examinations and other regulatory matters are significant and may have an adverse effect on the Holding Company's net earnings. See "REGULATION."

         Congress is considering legislation to eliminate the federal savings and loan charter and the separate federal regulation of savings and loan associations. Pursuant to such legislation, Congress may develop a common charter for all financial institutions, eliminate the OTS and regulate the Association under federal law as a bank or require it to change its charter, which would likely change the type of activities in which the Association may engage and would probably subject the Association to more regulation by the FDIC. In addition, the Holding Company might become subject to different holding company regulations, including separate capital requirements and limitations on activities. Although the Holding Company cannot predict when or whether Congress may actually pass legislation regarding the Holding Company's and the Association's regulatory requirements or charter, it is not anticipated that the current activities of the Holding Company or the Association will be materially affected by such legislation.

POTENTIAL IMPACT OF BENEFIT PLANS ON NET EARNINGS AND SHAREHOLDERS' EQUITY

         In connection with the Conversion, the Holding Company has established the ESOP which intends to use a loan from the Holding Company to purchase 8% of the Common Shares issued in connection with the Conversion. All full-time employees of the Holding Company and the Association who meet certain age and years of service criteria will be eligible to participate in the ESOP.

         Statement of Position ("SOP") No. 93-6, "Employers' Accounting for Employee Stock Ownership Plans," published by the American Institute of Certified Public Accountants (the "AICPA"), requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. See "PRO FORMA DATA" for pro forma information regarding the effects of SOP 93-6 on net earnings and shareholders' equity. If the Common Shares acquired by the ESOP appreciate in value over time, the Holding Company may incur increased compensation expense relating to the ESOP which would adversely affected the Holding Company's net earnings.

         The ESOP may purchase Common Shares on the open market or may purchase authorized but unissued shares from the Holding Company. If the ESOP purchases authorized but unissued shares from the Holding Company, such purchases could have a dilutive effect on the interests of the Holding Company's shareholders.

         The shares acquired by the ESOP in the Conversion will be purchased with the proceeds of a loan from the Holding Company to the ESOP. The ESOP loan will be repaid through cash contributions to the ESOP from the Association and the use of dividends paid on the Common Shares, if any. The Association currently anticipates that the ESOP loan will be repaid over a period of ten years. The amount of cash or other assets that can be contributed to the ESOP each year is limited by certain IRS regulations. The Association intends to make the maximum contribution to the ESOP permitted by such regulations, which could result in repayment of the ESOP loan in fewer than ten years. A shorter repayment period could result in increased compensation expense during the years in which payments are made on the ESOP loan which would adversely impact the Holding Company's earnings.

         Following the consummation of the Conversion, the Holding Company intends to adopt the Stock Option Plan and the RRP. The shares issued to participants under the RRP could be newly issued shares or shares purchased in the market. In the event the shares issued under the RRP consist of newly issued common shares, the interests of existing shareholders will be diluted. Shares issued pursuant to the exercise of options under the Stock Option Plan will be authorized but unissued shares, unless the Holding Company has treasury shares at the time of exercise and elects to use the treasury shares. At the midpoint of the estimated Valuation Range, if all shares under these plans were newly issued and the exercise price for the option shares were equal to the $10 per share purchase price in the Conversion, the pro forma book value per share of the outstanding common shares at March 31, 1997, would decrease from $15.46 to $14.79. See "PRO FORMA DATA" and MANAGEMENT - Stock Benefit Plans."

ANTI-TAKEOVER PROVISIONS WHICH MAY DISCOURAGE SALES OF COMMON SHARES FOR PREMIUM PRICES

         The Articles of Incorporation and Code of Regulations of the Holding Company and the Amended Articles of Incorporation of the Association contain certain provisions that could deter or prohibit non-negotiated changes in the control of the Holding Company and the Association. Such provisions include (1) a restriction on the direct or indirect acquisition of more than 10% of the outstanding shares of the Association by any person during the five-year period following the effective date of the Conversion, (2) the ability to issue additional common shares without shareholder approval, and (3) the requirement of a 75% supermajority voting requirement for the approval of certain matters, including mergers, acquisitions of a majority of the shares of the Holding Company or the transfer of substantially all of the assets of the Holding Company, if the Board of Directors recommends against the approval of any such matter. See "DESCRIPTION OF AUTHORIZED SHARES" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION."

         Officers and directors of the Holding Company and their Associates are expected to purchase approximately 7.81% of the shares issued in connection with the Conversion, assuming the sale of 675,000 Common Shares. In addition, officers of the Holding Company will be able to vote shares allocated to their accounts under the ESOP, which intends to purchase approximately 8% of the shares issued in connection with the Conversion. The ESOP trustee must vote shares allocated under the ESOP as directed by the participants to whom the shares are allocated and will vote unallocated shares in its sole discretion. The RRP trustees, who will be three directors of the Association, will vote shares awarded but not distributed under the RRP in their discretion. In view of the various provisions of the Articles of Incorporation and the stock benefit plans of the Holding Company and the Association, the ESOP trustee, the RRP Committee and the directors and officers of the Holding Company and the Association will have a significant influence over the vote on any takeover attempt or proxy contest and may be able to defeat such a proposal. The Boards of Directors of the Holding Company and the Association believe that such provisions will be in the best interests of shareholders by encouraging prospective acquirors to negotiate a proposed acquisition with the directors. Such provisions could, however, adversely affect the market value of the Common Shares or restrict or eliminate the opportunity for shareholders to sell their shares for premium prices.

         Federal law and Ohio law also restrict the acquisition of control of the Holding Company and the Association, and regulations of the OTS restrict the ability of any person to acquire the beneficial ownership of more than 10% of any class of voting equity security of the Association or the Holding Company. Any or all of these provisions may facilitate the perpetuation of current management and discourage proxy contests or takeover attempts not first negotiated with the Board of Directors. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION."

                                 USE OF PROCEEDS

         The following table presents the estimated gross and net proceeds from the sale of the Common Shares, based on the Valuation Range:

                              Minimum       Mid-point         Maximum    Maximum, as adjusted
                              -------       ---------         -------    --------------------

Gross proceeds               $5,737,500     $6,750,000       $7,762,500      $8,926,870
Less estimated expenses         352,930        366,900          380,870         396,940
                             ----------     ----------       ----------      ----------
Total net proceeds           $5,384,570     $6,383,100       $7,381,630      $8,529,930
                             ==========     ==========       ==========      ==========


         The net proceeds from the sale of the Common Shares may vary depending upon financial and market conditions at the time of the completion of the Offering. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold." The expenses detailed above are estimated. Actual expenses may be more than or less than estimated. See "THE CONVERSION Plan of Distribution."


         The Holding Company will retain up to 50% of the net proceeds from the sale of the Common Shares, or approximately $4.3 million at the maximum, as adjusted, of the Valuation Range. Such proceeds will be used to lend up to eight percent of the proceeds of the Offering to the ESOP to acquire Common Shares in the Offering with the balance of the proceeds initially invested in short-term investments or deposits with staggered maturities ranging up to three years. The loan to the ESOP will have a term of up to ten years and an interest rate equal to the applicable federal rate published periodically by the IRS, which is currently 6.73%. Ultimately the proceeds will be used for general corporate purposes, which may include payments of dividends, repurchases of Common Shares and funding of the RRP. See "THE CONVERSION - Restrictions on Repurchase of Common Shares." OTS regulations generally prohibit stock repurchases in the first year following the completion of the Conversion, without prior approval of the OTS.

         The remainder of the net proceeds received from the sale of the Common Shares, approximately $4.3 million at the maximum, as adjusted, of the Valuation Range, will be invested by the Holding Company in the capital stock to be issued by the Association to the Holding Company as a result of the Conversion and will increase the regulatory capital of the Association and will permit the Association to expand its lending and investment activities and to enhance customer services. The Association anticipates that such net proceeds will initially be invested in short-term investments with maturities of one year or less and utilized, as opportunities arise, to originate loans and to purchase loan participations within Ohio.


                            MARKET FOR COMMON SHARES

         There is currently no market for the Common Shares. No assurance can be given that an active or liquid market for the Common Shares will develop after the completion of the Conversion or, if such a market does develop, that it will continue. Investors should consider, therefore, the potentially illiquid and long-term nature of an investment in the Common Shares.

         A public trading market for the stock of any issuer, including the Holding Company, depends upon the presence of both willing buyers and willing sellers at any given time. The Holding Company has received conditional approval from the Nasdaq SmallCap to have the Common Shares quoted under the symbol "OSFS" upon completion of the Conversion, subject to certain conditions which the Association and the Holding Company believe will be satisfied, although no assurance can be provided that the conditions will be met. One of the conditions to the Nasdaq SmallCap listing is the commitment of at least two brokerage firms to make a market in the Common Shares. KBW has informed the Holding Company that it intends to make a market in the Common Shares, but it has no obligation to do so.

         If the Common Shares are not listed on the Nasdaq SmallCap, the Holding Company expects that the Common Shares will be traded in the over-the-counter market and will be quoted through brokers participating on the NDQS.

         The appraisal of the pro forma market value of the Association, as converted, is not a recommendation as to the advisability of purchasing Common Shares, nor does it represent RP Financial's opinion as to the price at which the Common Shares may trade. There can be no assurance that the Common Shares may later be resold at the price at which they are purchased in connection with the Conversion. See "RISK FACTORS - Limited Market for the Common Shares."

                                 DIVIDEND POLICY

         The declaration and payment of dividends by the Holding Company will be subject to the discretion of the Board of Directors of the Holding Company, to the earnings and financial condition of the Holding Company and to general economic conditions. If the Board of Directors of the Holding Company determines in the exercise of its discretion that the net income, capital, and consolidated financial condition of the Holding Company and the general economy justify the declaration and payment of dividends by the Holding Company, the Board of Directors of the Holding Company may authorize the payment of dividends on the Common Shares, subject to the limitation under Ohio law that a corporation may pay dividends only out of surplus. There can be no assurance that dividends will be paid on the Common Shares or, if paid, that such dividends will continue to be paid in the future. In addition, the Holding Company will not take any action that would further the payment of a tax-free return of capital to its shareholders during the first year following the completion of the Conversion.

         Other than earnings on the investment of the proceeds retained by the Holding Company and interest earned on the loan to the ESOP, the principal source of income of the Holding Company will be dividends periodically declared and paid by the Board of Directors of the Association on the common shares of the Association held by the Holding Company. The declaration and payment of dividends by the Association to the Holding Company will be subject to the discretion of the Board of Directors of the Association, to the earnings and financial condition of the Association, to general economic conditions and to federal and state restrictions on the payment of dividends by thrift institutions. Under regulations of the OTS applicable to converted associations, the Association will not be permitted to pay a cash dividend on its capital stock after the Conversion if its regulatory capital would, as a result of the payment of such dividend, be reduced below the amount required for the Liquidation Account or the applicable regulatory capital requirement prescribed by the OTS. See "THE CONVERSION - Principal Effects of the Conversion -- Liquidation Account" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources." The Association may not pay a dividend unless such dividend also complies with an OTS regulation limiting capital distributions by savings and loan associations. Capital distributions, for purposes of such regulation, include, without limitation, payments of cash dividends, repurchases, and certain other acquisitions by an association of its shares and payments to stockholders of another association in an acquisition of such other association. See "REGULATION
- Office of Thrift Supervision -- Limitations on Capital Distributions."

                          REGULATORY CAPITAL COMPLIANCE

         The following table sets forth the historical and pro forma regulatory capital of the Association at March 31, 1997, based on the receipt of 50% of the net proceeds for the number of Common Shares indicated. Estimated expenses used in determining the net proceeds are $352,930, $366,900, $380,870 and $396,940, at the minimum, mid-point, maximum and maximum, as adjusted, respectively, of the Valuation Range.

                                                       Pro forma capital at March 31, 1997, assuming the sale of:
                                             -----------------------------------------------------------------------------
                                                  573,750              675,000             776,250           892,687
                                               Common Shares       Common Shares       Common Shares      Common Shares
                           Historical at       (offering price    (offering price     (offering price    (offering price
                          March 31, 1997      of $10 per share)   of $10 per share)  of $10 per share)   of $10 per share)
                          --------------     ------------------- ------------------- ------------------ ------------------
                        Amount  Percent (1)  Amount   Percent(1) Amount   Percent(1) Amount  Percent(1) Amount  Percent(1)
                        ------  -----------  ------   ---------- ------   ---------- ------  ---------- ------  ----------
                                                            (Dollars in thousands)

Capital under
generally accepted
accounting principles,
before adjustments      $4,860    14.1%      $6,864     18.5%    $7,242     19.3%   $7,619    20.1%     $8,054     20.9%
                        ======    ====       ======     ====     ======     ====    ======    ====      ======     ====

Tangible capital:
   Capital level        $4,860    14.1%      $6,864     18.5%    $7,242     19.3    $7,619    20.1%     $8,054     20.9%
   Requirement             518     1.5          555      1.5        562      1.5       569     1.5         577      1.5
                      --------   -----     --------    -----   --------    -----  --------   -----    --------    -----
   Excess               $4,342    12.6%      $6,309     17.0%    $6,680     17.8%   $7,050    18.6%     $7,477     19.4%
                        ======    ====       ======     ====     ======     ====    ======    ====      ======     ====

Core capital:
   Capital level        $4,860    14.1%      $6,864     18.5     $7,242     19.3%   $7,619    20.1%     $8,054     20.9%
   Requirement           1,037     3.0         1111      3.0      1,125      3.0     1,138     3.0       1,154      3.0%
                       -------   -----      -------    -----    -------    -----   -------   -----     -------    -----
   Excess               $3,823    11.1%      $5,753     15.5%    $6,117     16.3%   $6,481    17.1%     $6,900     17.9%
                        ======    ====       ======     ====     ======     ====    ======    ====      ======     ====

Risk-based capital:(2)
   Capital level        $4,995    29.8%      $6,999     38.9%    $7,377     40.5%   $7,754    42.0%     $8,189     43.7%
   Requirement           1,342     8.0        1,441      8.0      1,459      8.0     1,477     8.0%      1,498      8.0%
                       -------   -----      -------    -----    -------    -----   -------   -----     -------    -----
   Excess               $3,653    21.8%      $5,558     30.9%    $5,918     32.5%   $6,277    34.0%     $6,691     35.7%
                        ======    ====       ======     ====     ======     ====    ======    ====      ======     ====

-------------------------------

(1) Generally accepted accounting principles, adjusted, or risk-weighted assets, as appropriate.

(2) Proposed regulations of the OTS could increase the core capital requirement to a ratio between 4% and 5%, based upon an association's regulatory examination rating. Risk-based capital includes tangible capital plus $135,000 of the Association's allowance for loan losses. Risk-weighted assets at March 31, 1997 totalled approximately $16.8 million. Net proceeds available for investment by the Association are assumed to be invested in interest earning assets that have a 50% risk-weighting.

                                 CAPITALIZATION

         Set forth below is the historical capitalization of the Association at March 31, 1997, and the pro forma consolidated capitalization of the Holding Company as adjusted to give effect to the sale of Common Shares based on the Valuation Range and estimated expenses. See "USE OF PROCEEDS" and "THE CONVERSION - Pricing and Number of Common Shares to be Sold."

                                                               Pro forma capitalization of the Holding Company
                                                                    at March 31, 1997, assuming the sale of:
                                                        ---------------------------------------------------------------
                                                          573,750           675,000        776,250        892,687
                                         Historical        Common           Common          Common         Common
                                       capitalization      Shares           Shares          Shares         Shares
                                            of the       (Offering        (Offering        (Offering      (Offering
                                        Association at    price of         price of         price of       price of
                                        March 31, 1997  $10 per share)  $10 per share)   $10 per share)  $10 per share)
                                        --------------  --------------  --------------   --------------  --------------
                                                                         (In thousands)

Deposits (1)                                 $ 29,425       $ 29,425        $ 29,425        $ 29,425        $ 29,425
                                             ========       ========        ========        ========        ========

Borrowings                                   $      -       $      -        $      -        $      -        $      -
                                             ========       ========        ========        ========        ========

Capital and retained earnings:
  Common Shares, no par value per
   share: authorized - 3,000,000
   shares; assumed  outstanding -            $      -       $      -        $      -        $      -        $      -
   as shown (2)
  Additional paid-in capital                        -          5,385           6,383           7,382           8,530
  Less Common Shares acquired by
   the ESOP (3)                                     -           (459)           (540)           (621)           (714)
  Less Common Shares acquired by
   the RRP (4)                                      -           (230)           (270)           (311)           (357)
  Retained earnings, net,
   substantially restricted (5)                 4,860          4,860           4,860           4,860           4,860
                                             --------       --------        --------        --------        --------
   Total capital and retained earnings       $  4,860       $  9,556        $ 10,433        $ 11,310        $ 12,319
                                             ========       ========        ========        ========        ========


------------------------------------

(1) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Shares in the Conversion. Any such withdrawals will reduce pro forma deposits by the amount of such withdrawals.

(2) The number of Common Shares to be issued will be determined on the basis of the final valuation of the Association. See "THE CONVERSION - Pricing and Number of Common Shares to be Sold." Common Shares assumed outstanding does not reflect the issuance of any common shares which may be reserved for issuance under the Stock Option Plan. See "MANAGEMENT - Stock Benefit Plans -- Stock Option Plan." Reflects receipt of the proceeds from the sale of the Common Shares, net of estimated expenses which include estimated sales commissions payable to Webb.

(3) Assumes that 8% of the Common Shares sold in connection with the Conversion will be acquired by the ESOP with funds borrowed by the ESOP from the Holding Company for a term of ten years at a rate of 10%. The ESOP loan will be secured solely by the Common Shares purchased by the ESOP. The Association has agreed, however, to use its best efforts to fund the ESOP based on future earnings, which best efforts funding will reduce the Association's total capital and retained earnings, as reflected in the table. If the ESOP purchases authorized but unissued shares from the Holding Company, such purchases would have a dilutive effect of approximately 7.4% on the voting interests of the Holding Company's shareholders. See "MANAGEMENT - Stock Benefit Plans."

(4) Assumes that 4% of the Common Shares will be acquired in the open market by the RRP after the Conversion at a price of $10 per share. There can be no assurance that the RRP will be implemented, that a sufficient number of shares will be available for purchase by the RRP, or that shares could be purchased at a price of $10 per share. A higher price per share, assuming the purchase of the entire 4% of the shares, would reduce retained earnings. The RRP may purchase shares in the open market or may purchase authorized but unissued shares from the Holding Company. If authorized but unissued shares are purchased, the voting interests of existing shareholders would be diluted approximately 3.9%. See "MANAGEMENT - Stock Benefit Plans -- Recognition and Retention Plan and Trust."

(5) Retained earnings include restricted and unrestricted retained earnings. See "THE CONVERSION - Principal Effects of the Conversion -- Liquidation Account" for information concerning the liquidation account to be established in connection with the Conversion and "TAXATION - Federal Taxation" for information concerning restricted retained earnings for federal tax purposes.

                                 PRO FORMA DATA

         Set forth below are the pro forma consolidated net earnings of the Holding Company for the three months ended March 31, 1997, and for the year ended December 31, 1996, and the pro forma consolidated shareholders' equity of the Holding Company at March 31, 1997 and December 31, 1996, along with the related pro forma earnings per share amounts, giving effect to the sale of the Common Shares. The computations are based on the assumed issuance of 573,750 Common Shares (minimum of the Valuation Range), 675,000 Common Shares (mid-point of the Valuation Range), 776,250 Common Shares (maximum of the Valuation Range) and 892,687 Common Shares (15% above the maximum of the Valuation Range). See "THE CONVERSION - Pricing and Number of Common Shares to be Sold." The pro forma data is based on the following assumptions: (i) the sale of the Common Shares occurred at the beginning of the period and yielded the net proceeds indicated;
(ii) such net proceeds were invested at the beginning of the period to yield annualized after-tax net returns of 3.96%; and (iii) no withdrawals from existing deposit accounts were made to purchase the Common Shares. The assumed returns are based on the one-year U.S. Treasury bill yield of 6.00% in effect at March 31, 1997. This rate was used as an alternative to the arithmetic average of the Association's interest-earning assets and interest-bearing deposits. In calculating pro forma net earnings, a statutory federal income tax rate of 34% has been assumed for all periods. In the opinion of management, the assumed after-tax yield does not differ materially from the estimated after-tax yield which will be obtained on the initial investment of the cash proceeds in short-term, interest-bearing deposits and is viewed as being more relevant in the current low interest rate environment than the use of an arithmetic average of the fiscal year 1996 weighted average yield on interest-earning assets and weighted average rates paid on deposits during such period. Actual yields may differ, however, from the assumed returns. The pro forma consolidated net earnings amounts derived from the assumptions set forth herein should not be considered indicative of the actual results of operations of the Holding Company that would have been attained for any period if the Conversion had been actually consummated at the beginning of such period.

         As the table demonstrates, pro forma consolidated earnings per share and pro forma consolidated shareholders' equity per share decrease as the amount of Common Shares sold moves from the minimum of the Valuation Range to the adjusted maximum of the Valuation Range. In addition, the offering price as a multiple of pro forma earnings per share and as a percent of pro forma shareholders' equity per share increases as the amount of Common Shares sold moves from the minimum of the Valuation Range to the adjusted maximum of the Valuation Range.

         THE PRO FORMA DATA AND ACCOMPANYING NOTES SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE HEREIN. NO ASSURANCE CAN BE PROVIDED THAT THE YIELDS WILL BE ACHIEVED ON THE INVESTMENT OF THE CONVERSION PROCEEDS. THE PRO FORMA DATA DOES NOT PURPORT TO REPRESENT WHAT THE HOLDING COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS ACTUALLY WOULD HAVE BEEN HAD THE AFOREMENTIONED TRANSACTIONS BEEN COMPLETED AS OF THE DATE OR AT THE BEGINNING OF THE PERIODS INDICATED, OR TO PROJECT THE HOLDING COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

                                                   At or for the three months ended March 31, 1997, assuming the sale of:
                                                ---------------------------------------------------------------------------
                                                    573,750             675,000           776,250             892,687
                                                 Common Shares       Common Shares     Common Shares       Common Shares
                                               (Offering price of  (Offering price of (Offering price of (Offering price of
                                                  $10 per share)     $10 per share)     $10 per share)     $10 per share)
                                                -----------------  ------------------ ------------------ ------------------
                                       (Dollars in thousands, except per share amounts)

Gross proceeds                                        $   5,738         $   6,750         $   7,763         $   8,927
Estimated expenses                                         (353)             (367)             (381)             (397)
                                                      ---------         ---------         ---------         ---------
Estimated net proceeds                                    5,385             6,383             7,382             8,530

Less Common Shares acquired by the ESOP (1)                (459)             (540)             (621)             (714)


Less Common Shares acquired by the RRP (2)                 (230)             (270)             (311)             (357)
                                                      ---------         ---------         ---------         ---------


Net cash proceeds                                     $   4,696         $   5,573         $   6,450         $   7,459
                                                      =========         =========         =========         =========

Net earnings:
   Historical                                         $      90         $      90         $      90         $      90
   Pro forma income on net proceeds                          46                55                64                74
   Pro forma adjustment for the ESOP(1)                      (8)               (9)              (10)              (12)
   Pro forma adjustment for the RRP (2)                      (8)               (9)              (10)              (12)
   Pro forma adjustment for Ohio
     franchise tax (3)                                       (8)              (10)              (11)              (13)
                                                      ---------         ---------         ---------         ---------

   Pro forma net earnings                             $     113         $     118         $     122         $     127
                                                      =========         =========         =========         =========

Earnings per share:
   Historical                                         $    0.17         $    0.14         $    0.12         $    0.11
   Pro forma income on net proceeds                        0.09              0.09              0.09              0.09
   Pro forma adjustment for the ESOP                      (0.01)            (0.01)            (0.01)            (0.01)
                                                                                                                   (1)

   Pro forma adjustment for the RRP (2)                   (0.01)            (0.01)            (0.01)            (0.01)
   Pro forma adjustment for Ohio
     franchise tax (3)                                    (0.02)            (0.02)            (0.02)            (0.02)
                                                      ---------         ---------         ---------         ---------

     Pro forma net earnings per share                 $    0.21         $    0.19         $    0.17         $    0.15
                                                      =========         =========         =========         =========

Number of shares used in calculating
   earnings per share                                   532,440           626,400           720,360           828,414

Shareholders' equity (book value): (4)
   Historical                                         $   4,860         $   4,860         $   4,860         $   4,860
   Estimated net proceeds from the
     sale of Common Shares                                5,385             6,383             7,382             8,530
   Less unearned ESOP shares (1)                           (459)             (540)             (621)             (714)
   Less unearned RRP shares (2)                            (230)             (270)             (311)             (357)
                                                      ---------         ---------         ---------         ---------

     Pro forma shareholders' equity                   $   9,556         $  10,433         $  11,310         $  12,319
                                                      =========         =========         =========         =========

Per share shareholders' equity:
   Historical                                         $    8.47         $    7.20         $    6.26         $    5.44
   Estimated net proceeds                                  9.38              9.46              9.51              9.56
   Less unearned ESOP shares (1)                          (0.80)            (0.80)            (0.80)            (0.80)
   Less unearned RRP shares (2)                           (0.40)            (0.40)            (0.40)            (0.40)
                                                                        ---------         ---------         ---------

   Pro forma shareholders' equity per share (3)       $   16.66         $   15.46         $   14.57         $   13.80
                                                      =========         =========         =========         =========

Ratio of offering price to pro forma
   shareholders' equity per share (5)                     60.04%            64.70%            68.63%            72.47%
                                                      =========         =========         =========         =========
Offering price as a multiple of pro
   forma earnings per share (5)(6)                        11.90             13.16             14.71             16.67
                                                      =========         =========         =========         =========

------------------------------------

(Footnotes on page 18)

                                                  At or for the year ended December 31, 1996, assuming the sale of:
                                            ---------------------------------------------------------------------------
                                                 573,750            675,000            776,250            892,687
                                               Common Shares     Common Shares      Common Shares      Common Shares
                                            (Offering price of (Offering price of (Offering price of (Offering price of
                                               $10 per share)     $10 per share)    $10 per share)     $10 per share)
                                            ------------------  -----------------  -----------------  -----------------
                                    (Dollars in thousands, except per share amounts)

Gross proceeds                                    $   5,738         $   6,750         $   7,763         $   8,927
Estimated expenses                                     (353)             (367)             (381)             (397)
                                                  ---------         ---------         ---------         ---------
Estimated net proceeds                                5,385             6,383             7,382             8,530

Less Common Shares acquired by the ESOP (1)             459               540               621               714


Less Common Shares acquired by the RRP (2)              230               270               311               357
                                                  ---------         ---------         ---------         ---------

Net cash proceeds                                 $   4,696         $   5,573         $   6,450         $   7,459
                                                  =========         =========         =========         =========

Net earnings:
   Historical                                     $     212         $     212         $     212         $     212
   Pro forma income on net proceeds                     186               221               255               295
   Pro forma adjustment for the ESOP (1)                (30)              (36)              (41)              (47)
   Pro forma adjustment for the RRP (2)                 (30)              (36)              (41)              (47)
   Pro forma adjustment for Ohio
     franchise tax (3)                                  (32)              (39)              (45)              (52)
                                                  ---------         ---------         ---------         ---------

   Pro forma net earnings                         $     305         $     323         $     341         $     362
                                                  =========         =========         =========         =========

Earnings per share:
   Historical                                     $    0.40         $    0.34         $    0.29         $    0.26
   Pro forma income on net proceeds                    0.35              0.35              0.35              0.36
   Pro forma adjustment for the ESOP(1)               (0.06)            (0.06)            (0.06)            (0.06)
   Pro forma adjustment for the RRP (2)               (0.06)            (0.06)            (0.06)            (0.06)
   Pro forma adjustment for Ohio
     franchise tax (3)                                (0.06)            (0.06)            (0.06)            (0.06)
                                                  ---------         ---------         ---------         ---------

     Pro forma net earnings per share             $    0.57         $    0.52         $    0.47         $    0.44
                                                  =========         =========         =========         =========

Number of shares used in calculating
   earnings per share                               532,440           626,400           720,360           828,414

Shareholders' equity (book value): (4)
   Historical                                     $   4,770         $   4,770         $   4,770         $   4,770
   Estimated net proceeds from the
     sale of Common Shares                            5,385             6,383             7,382             8,530
   Less unearned ESOP shares (1)                       (459)             (540)             (621)             (714)
   Less unearned RRP shares (2)                        (230)             (270)             (311)             (357)
                                                  ---------         ---------         ---------         ---------

     Pro forma shareholders' equity               $   9,466         $  10,343         $  11,220         $  12,229
                                                  =========         =========         =========         =========

Per share shareholders' equity:
   Historical                                     $    8.31         $    7.07         $    6.14         $    5.34
   Estimated net proceeds                              9.38              9.48              9.51              9.56
   Less unearned ESOP shares (1)                      (0.80)            (0.80)            (0.80)            (0.80)
   Less unearned RRP shares (2)                       (0.40)            (0.40)            (0.40)            (0.40)
                                                  ---------         ---------         ---------         ---------

   Pro forma shareholders' equity per share       $   16.50         $   15.32         $   14.45         $   13.70
                                                  =========         =========         =========         =========

Ratio of offering price to pro forma
   shareholders' equity per share (5)                 60.61%            65.26%            69.18%            73.00%
                                                  =========         =========         =========         =========
Offering price as a multiple of pro
   forma earnings per share (5)(6)                    17.54             19.23             21.28             22.72
                                                  =========         =========         =========         =========

------------------------------------

(Footnotes on next page)

(1) Assumes 8.0% of the shares sold in the Conversion are purchased by the ESOP under all circumstances, and that the funds used to purchase such shares are borrowed from the Company. The approximate amount expected to be borrowed by the ESOP is not reflected as a liability, but is reflected as a reduction of capital. The Association intends to make annual contributions to the ESOP over a ten year period in an amount at least equal to the principal and interest requirement of the debt. The pro forma net income assumes that: (i) 4,590, 5,400, 6,210, and 7,141 shares at the minimum, mid-point, maximum, and maximum, as adjusted, of the Valuation Range, respectively, were committed to be released during the period at an average fair value of $10.00 per share in accordance with SOP 93-6 of the AICPA; (ii) the effective tax rate was 34% for such period; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the per share net earnings. The pro forma shareholders' equity per share calculation assumes all ESOP shares were outstanding, regardless of whether such shares would have been released. Because the Company will loan the funds to ESOP necessary to purchase the Common Shares, only principal payments on the ESOP loan are reflected as employee compensation and benefits expense. As a result, to the extent the value of the Common Shares appreciates over time, compensation expense related to the ESOP will increase. For purposes of the preceding tables, it was assumed that a ratable portion (1/10th) of the shares purchased in the Conversion by the ESOP were committed to be released during the periods ended March 31, 1997 and December 31, 1996. See Note 6 below. See "MANAGEMENT - Stock Benefit Plans -- Employee Stock Ownership Plan."

(2) Assumes that 4% of the Common Shares sold in connection with the Conversion will be purchased by the RRP after the Conversion at a price of $10 per share and that one-fifth of the purchase price of the RRP shares will be expensed in each of the first five years after the Conversion. If the RRP is implemented in the first year after the completion of the Conversion, it will be subject to various OTS requirements, including the requirement that the RRP be approved by the shareholders of the Holding Company. There can be no assurance that the RRP will be approved by the shareholders, that a sufficient number of shares will be available for purchase by the RRP or that the shares could be purchased at $10 per share. A higher per share price, assuming the purchase of the entire 4% of the shares, would reduce pro forma net earnings and pro forma shareholders' equity. If an insufficient number of shares is available in the open market to fund the RRP at the desired level, the Holding Company may issue additional authorized shares. The issuance of authorized but unissued shares in an amount equal to 4% of the Common Shares issued in the Conversion would result in a 3.9% dilution in existing shareholders' voting interests. See "MANAGEMENT - Stock Benefit Plans -- Recognition and Retention Plan and Trust."

(3) The pro forma Ohio franchise tax adjustment assumes an amount equal to 50% of the net proceeds from the Offering is allocated to the Association and taxed at an Ohio franchise tax rate of 1.5%, and an amount equal to 50% of the net proceeds from the Offering is allocated to the Company and taxed at an Ohio franchise tax rate of .596%. The resulting combined Ohio franchise tax has been reduced by the federal tax benefit at a rate of 34.0%.

(4) Consolidated shareholders' equity represents the excess of the carrying value of the assets of the Company over its liabilities. The calculations are based upon the number of shares issued in the Conversion, without giving effect to SOP 93-6. The amounts shown do not reflect the federal income tax consequences of the potential restoration to income of the tax bad debt reserves for income tax purposes, which would be required in the event of liquidation. The amounts shown also do not reflect the amounts required to be distributed in the event of liquidation to Eligible Account Holders and Supplemental Eligible Account Holders from the Liquidation Account (hereinafter defined) which will be established upon the consummation of the Conversion. Pro forma shareholders' equity information is not intended to represent the fair market value of the Common Shares, the current value of the Association's assets or liabilities, or the amounts, if any, that would be available for distribution to shareholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of Common Shares to be sold in the Conversion and by other factors. See "TAXATION - Federal Taxation."

(5) Assumes that following the consummation of the Conversion, the Holding Company will adopt the Stock Option Plan and that such plan will be considered and voted upon at a meeting of the Holding Company's shareholders to be held no earlier than six months after the Conversion. Under the Stock Option Plan, employees and directors could be granted options to purchase an aggregate amount of common shares equal up to 10% of the Common Shares issued in the Conversion at an exercise price equal to the market price of the common shares on the date of grant. In the event the shares issued under the Stock Option Plan are exercised, the interests of existing shareholders would be diluted. See "MANAGEMENT - Stock Benefit Plans --Stock Option Plan."

(6) Pro forma net income per share calculations include the number of shares assumed to be sold in the Conversion and, in accordance with SOP 93-6, exclude ESOP shares which would not have been released during the period. Accordingly, for the three months ended March 31, 1997, and for the year ended December 31, 1996, 41,310, 48,600, 55,890, and 64,274 shares have been subtracted from the shares assumed to be sold at the minimum, mid-point, maximum, and maximum, as adjusted, of the Valuation Range, respectively, and 532,440, 626,400, 720,360, and 828,414 shares are assumed to be outstanding at the minimum, mid-point, maximum, and maximum, as adjusted, of the Valuation Range, respectively. See Note 1 above.

                         SUMMARY STATEMENTS OF EARNINGS

         The following summary sets forth information concerning the Association for the periods indicated. Such information should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

                                       Three months ended March 31,       Year ended December 31,
                                        ---------------------------  --------------------------------
                                               1997       1996         1996       1995          1994
                                             --------   --------     -------     -------      -------
                                                                  (In thousands)

Interest and dividend income:
   Loans                                      $  489      $  511      $2,000      $1,909      $1,663
   Mortgage-backed securities                     23          28         102         119         160
   Investment securities,
     interest-bearing deposits and other         102          99         413         450         474
                                              ------      ------      ------      ------      ------
     Total interest and dividend income          614         638       2,515       2,478       2,297

Interest expense:
   Deposits                                      286         289       1,158       1,107         982
   FHLB advances                                   1           -           -           1           -
                                              ------      ------      ------      ------      ------
     Total interest expense                      287         289       1,158       1,108         982
                                              ------      ------      ------      ------      ------


Net interest income before provision
   for losses on loans                           327         349       1,357       1,370       1,315

Provision for loan losses                          -           -           -           -          16
                                              ------      ------      ------      ------      ------

Net interest income after provision
   for loan losses                               327         349       1,357       1,370       1,299

Other income                                       9          13          45          42          79

General, administrative and other
   expense (1)                                   201         217       1,084         866         849
                                              ------      ------      ------      ------      ------

Earnings before income taxes                     135         145         318         546         529

Federal income taxes                              45          49         106         185         174
                                              ------      ------      ------      ------      ------

Net earnings                                  $   90      $   96      $  212      $  361      $  355
                                              ======      ======      ======      ======      ======
----------------------------

(1) Includes a nonrecurring pre-tax expense of $190,000 for the year ended December 31, 1996, for a special one-time assessment to recapitalize the SAIF.

                               RECENT DEVELOPMENTS

         The following tables set forth selected financial condition data for the Association at June 30, 1997, and December 31, 1996, and selected earnings data for the Association for the three months and six months ended June 30, 1997 and 1996. Financial data as of and for the three and six months ended June 30, 1997, are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for the unaudited periods have been made. The results of operations presented below are not necessarily indicative of the results that may be expected for any other period. This information should be read in conjunction with the financial statements and notes thereto included herein.

                                               At June 30,          At December 31,
SELECTED FINANCIAL CONDITION AND OTHER DATA:      1997                    1996
                                                 -------                 -------
                                                       (Dollars in thousands)

Total amount of :
  Assets                                         $34,264                 $33,929
  Cash and cash equivalents                        2,493                   2,436
  Investment securities                            5,454                   4,936
  Mortgage-backed securities                         921                     984
  Loans receivable, net                           24,660                  24,892
  Deposits                                        28,955                  28,791
  Retained earnings                                4,952                   4,770

Number of full-service offices                         2                       2

                                         Three months ended      Six months ended
                                              June 30,                June 30,
                                        --------------------   --------------------
SUMMARY OF EARNINGS:                      1997        1996       1997         1996
                                        --------    --------   --------     -------


Interest income                          $  616      $  633      $1,230      $1,271
Interest expense                            292         291         579         580
                                         ------      ------      ------      ------
Net interest income                         324         342         651         691
Provision for loan losses                     -           -           -           -
                                         ------      ------      ------      ------
Net interest income after provision
   for loan losses                          324         342         651         691
Other income                                 18          12          27          25
General, administrative and other
   expense                                  203         226         403         443
                                         ------      ------      ------      ------
Net income before provision for
   income taxes                             139         128         275         273
Provision for income taxes                   47          42          93          91
                                         ------      ------      ------      ------
Net income                               $   92      $   86      $  182      $  182
                                         ======      ======      ======      ======

                                            At or for the three months ended           At or for the six months ended
                                                        June 30,                                 June  30,
                                           -----------------------------------       -----------------------------------
SELECTED FINANCIAL RATIOS:                     1997 (1)             1996 (1)             1997 (1)             1996 (1)
                                           ---------------     ---------------       --------------        -------------

Performance Ratios:
   Return on average assets                      1.08%               0.99%                 1.06%               1.05%
   Return on average equity                      7.54                7.34                  7.49                7.84
   Interest rate spread                          3.44                3.64                  3.45                3.70
   Net interest margin                           3.93                4.09                  3.94                4.14
   Non-interest expense to average
     assets                                      2.37                2.61                  2.35                2.57
   Efficiency ratio (2)                         59.24               63.75                 59.49               61.85
   Net interest income to operating
     expenses:                                 159.86              151.40                161.32              155.93
   Average interest-earning assets to
     average interest-bearing
     liabilities                               113.78              112.60                113.28              112.04

Capital ratios:
   Average equity to average assets             14.30               13.54                 14.17               13.45
   Equity to assets, end of period              14.46               13.67                 14.46               13.67

Asset quality ratios:
   Nonperforming assets to average
     assets (3)                                  0.47                0.11                  0.47                0.11
   Nonperforming assets to total
     assets                                      0.47                0.11                  0.47                0.11
   Nonperforming loans to total loans
                                                 0.65                0.15                  0.65                0.15
   Allowance for loan losses to gross
     loans                                       0.57                0.56                  0.57                0.56
   Allowance for loan losses to
     nonperforming loans                        87.56              386.49                 87.56              386.49
   Net (charge-offs) recoveries to
     average loans                              (0.01)                  -                 (0.01)                  -
-----------------------------

(1) Ratios for interim periods are stated on an annualized basis. Such ratios and results are not necessarily indicative of results that may be expected for the full year.

(Footnotes continued on next page.)

(2) Non-interest expenses as a percentage of net interest income plus non-interest income.

(3) Nonperforming assets include non-accrual loans, accruing loans more than 90 days past due and real estate acquired in settlement of loans. Nonperforming assets were $161,000 and $37,000 at June 30, 1997 and 1996, respectively.

         The following table summarizes the Association's regulatory capital requirements and actual capital at June 30, 1997:

                                                                              Excess of actual capital       Applicable
                                 Actual capital        Current requirement    over current requirement       asset total
                               ------------------      -------------------    ------------------------       -----------
                               Amount     Percent      Amount      Percent      Amount        Percent
                               ------     -------      ------      -------      ------        -------
                                                                 (Dollars in thousands)

June 30, 1997
Tangible capital               $5,085       14.8%     $   514        1.5%        $4,571         13.3%           $34,264
Core capital                    5,085       14.8        1,028        3.0           4,057        11.8             34,264
Risk-based capital              5,085       30.5        1,334        8.0           3,751        22.5             16,670

ANALYSIS OF FINANCIAL CONDITION

         Total assets increased $335,000, or 1.0%, to $34.3 million at June 30, 1997, from $33.9 million at December 31, 1996. The increase was due primarily to growth in investment securities of $518,000, or 10.5%, which was offset by a $286,000 decrease in net loans, primarily attributable to prepayments of loan participations.

         Total deposits increased $164,000 during the same period, primarily due to an increase of $307,000, or 2.1%, in the Association's certificates of deposit accounts, which was partially offset by a decrease in regular savings and demand deposit accounts.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND
1996

         Net income increased $6,000, or 7.0%, to $92,000 for the three months ended June 30, 1997, as compared to $86,000 for the same period in 1996. The increase in net income was primarily due to a $23,000 reduction in noninterest expenses, which was partially offset by an $18,000 decrease in net interest income.

         Net interest income decreased $18,000, or 5.3%, from $342,000 for the three months ended June 30, 1996, to $324,000 for the three months ended June 30, 1997. The decrease was primarily due to a $442,000, or 1.7%, decrease in the average balance of loans outstanding during the three months ended June 30, 1997, compared to the same period in 1996. The Association's net interest margin declined 16 basis points to 3.93% for the three months ended June 30, 1997, compared to 4.09% for the 1996 period.


         Total interest and dividend income decreased $17,000 for the three months ended June 30, 1997, compared to the same period in 1996. Interest income on loans decreased $10,000, or 2.2%, to $488,000 for the three months ended June 30, 1997, compared to $498,000 for the 1996 period, primarily as a result of prepayments of approximately $300,000 of loan participations during the 1997 period. A reduction in the yield on investments of 33 basis points from 6.56% in the 1996 period, to 6.23% in the 1997 period contributed to a decrease in interest income on investments of $7,000, or 5.1%, to $129,000 for the three months ended June 30, 1997, compared to $136,000 for the 1996 period. The decline in the yield on investments was caused by a higher concentration of lower yielding interest-bearing deposits for the 1997 period.

         Total interest expense remained constant between the two periods, with only a $1,000 increase from the 1996 period to the 1997 period. The Association's cost of funds increased from 3.92% for the three months ended June 30, 1996, to 4.02% for the 1997 period, but average outstanding deposits declined $646,000, or 2.2%. The increase in the Association's cost of funds was directly attributable to a higher concentration of time deposits during the 1997 period.

         There were no provisions for losses on loans for the three months ended June 30, 1997 and 1996. Management judges the adequacy of the allowance for loan losses and any additions to it based on a level which is deemed adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Based on management's evaluation, the amount of the allowance was deemed adequate with no additional provision necessary.

         Noninterest income totaled $18,000 for the three months ended June 30, 1997, an increase of $6,000, or 50%, from $12,000 for the 1996 period, as the result of a gain on the sale of assets.

         Noninterest expenses decreased $23,000, or 10.0%, from $226,000 for the three months ended June 30, 1996 to $203,000 for the 1997 period. The decrease in noninterest expenses was primarily attributable to a $13,000, or 65%, decrease in the Association's federal deposit insurance premium for the 1997 period, due to a reduction in the Association's premium rate from $.23 per $100 of deposits to $.065 per $100 of deposits. Other reductions resulted from cost controls instituted by management.

         The provision for income taxes totaled $47,000 for the three months ended June 30, 1997, an increase of $5,000, or 11.9%, from the $42,000 provision in the comparable 1996 period, due to an increase in net income before taxes.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

         Net income remained constant at $182,000 for the six months ended June 30, 1997 and 1996. A decrease in net interest income of $40,000 was offset by a reduction in noninterest expense of $40,000 for the six months ended June 30, 1997, compared to the six months ended June 30, 1996.

         Net interest income decreased $40,000, or 5.8%, from $691,000 for the six months ended June 30, 1996, to $651,000 for the same period in 1997. The decrease was primarily due to a decline of $32,000 in interest income on loans and a $9,000 decrease in interest income on investments.


         Interest income decreased $41,000, or 3.2%, for the six months ended June 30, 1997 compared to the 1996 period, primarily due to a decline in the average balance of loans outstanding of $555,000, or 2.2%, during the six months ended June 30, 1997, compared to the same period in 1996. The Association's net interest margin declined 20 basis points to 3.94% for the 1997 period from 4.14% in the 1996 period. The Association's net interest margin declined due to a higher concentration of lower-yielding interest-bearing deposits for the 1997 period coupled with an increase in the cost of funds caused by a shifting of the deposit portfolio to higher-paying time deposits.

         Total interest expense remained constant between the six month periods ended June 30, 1997 and 1996, with only a $1,000 decrease from the 1996 period to the 1997 period The decrease in interest expense resulted from a decrease of $577,000 in the average balance of deposits outstanding which was offset by a 7 basis point increase in the Association's cost of funds from 3.92% to 3.99%. The increase in the Association's cost of funds was directly attributable to a higher concentration of time deposits during the 1997 period.


         There were no provisions for losses on loans during the six month periods ended June 30, 1997 and 1996. Management judges the adequacy of the allowance for loan losses and any additions to it based on a level which is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Based on management's evaluation, the amount of the allowance was deemed adequate with no additional provision necessary.

         Noninterest income for the six months ended June 30, 1997, increased $2,000 to $27,000 from the 1996 period, primarily due to a gain on the sale of assets which was partially offset by a non-recurring income item in the 1996 period. The non-recurring item for the 1996 period involved an adjustment on the principal balance of mortgage-backed securities carried over from prior years.

         Noninterest expenses decreased $40,000, or 9%, from $443,000 for the six months ended June 30, 1996, to $403,000 for the 1997 period. The decline was primarily attributable to a $28,000, or 71%, reduction in the Association's federal deposit insurance premium in the 1997 period, due to a reduction in the Association's premium rate from $.23 per $100 of deposits to $.065 per $100 of deposits. Other reductions in the 1997 period resulted from cost controls instituted by management.

         The provision for income taxes for the six months ended June 30, 1997, decreased $2,000, or 2.2%, to $91,000, as a result of a decrease in net income before income taxes.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Association is a community-oriented financial institution which is primarily engaged in the business of attracting savings deposits from the general public and investing such funds in mortgage loans secured by one- to four-family residential real estate located in the Association's primary market area. To a much lesser extent, the Association also originates loans for the construction or improvement of one- to four-family residential real estate, loans secured by multi-family residential real estate (over four units), and nonresidential real estate and consumer loans, and invests in U.S. Government and agency obligations, interest-bearing deposits in other financial institutions, mortgage backed securities, and other investments permitted by law.

         The Association's results of operations are primarily dependent on its net interest income, which is the difference between the interest income earned on its assets, primarily loans and investments, and the interest expense on its liabilities, primarily customer deposits. Net interest income may be affected significantly by general economic and competitive conditions and policies of regulatory agencies, particularly those with respect to market interest rates. The Association primarily originates fixed rate loans with terms up to 15 years and attempts to maintain sufficient capital and other liquid assets to manage interest rate risk. The results of operations are also significantly influenced by the level of non-interest expenses, such as employee salaries and benefits, non-interest income, such as loan fees and service charges, and the Association's provision for losses on loans.

ANALYSIS OF FINANCIAL CONDITION

         The Association's assets totaled $34.6 million at March 31, 1997, an increase of $635,000, or 1.9%, from $33.9 million at December 31, 1996. Increases occurred in all asset categories except mortgage-backed securities, which declined negligibly. Assets totaled $33.9 million at December 31, 1996, a decrease of $625,000, or 1.8%, from $34.6 million at December 31, 1995. A decrease in loans receivable was the primary reason for the decline in total assets.

         Between December 31, 1996, and March 31, 1997, loans receivable increased $125,000, or 0.5%, to $25.0 million. Loans receivable decreased $1.1 million, or 4.2%, from December 31, 1995, to December 31, 1996, primarily as a result of the prepayment of approximately $820,000 of loan participations. Proceeds were kept in cash and cash equivalents for liquidity purposes and in anticipation of future loan demand.

         Investment securities declined due to scheduled maturities from $5.7 million at December 31, 1995, to $5.1 million at December 31, 1996, a decrease of $575,000, or 10.1%, and remained relatively unchanged at March 31, 1997. Cash and cash equivalents increased $1.3 million, or 106.9%, to $2.4 million at December 31, 1996, compared to $1.2 million at December 31, 1995, and increased moderately to $2.6 million at March 31, 1997, as a result of management's decision to increase liquidity in anticipation of future loan demand.

         Total deposits increased $634,000, or 2.2%, to $29.4 million at March 31, 1997, from $28.8 million at December 31, 1996. Total deposits had declined $824,000, or 2.8%, between December 31, 1995 and 1996. There were no outstanding borrowings from the FHLB of Cincinnati at March 3l, 1997, or December 31, 1996 and 1995.

         Total equity increased $90,000 between December 31, 1996, and March 31, 1997, as a result of net income for the three month period. Total equity at March 31, 1997, was $4.9 million, or 14.1% of total assets. The Association's equity increased to $4.8 million at December 31, 1996, from $4.6 million at December 31, 1995. This represented an increase of $212,000, or 4.7%, which resulted from net income for the year ended December 31, 1996.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND
1996

         GENERAL. The Association's net income totaled $90,000 for the three months ended March 31, 1997, a decrease of $6,000, or 6.8%, from $96,000 in net income for the same period in 1996. The decrease in net income was the result of a $22,000 reduction in net interest income, which was partially offset by a $17,000 reduction in non-interest expense.

         NET INTEREST INCOME. Total interest and dividend income for the three months ended March 31, 1997, decreased $24,000, or 3.7%, compared to the same period in 1996, while interest expense decreased $2,000, or .5%, resulting in a decrease in net interest income of $22,000, or 6.4%, to approximately $327,000. The principal factors in the reduction were a 29 basis point decline in the Association's interest rate spread from 3.76% to 3.47% and a decrease in the average balances of loans, mortgage-backed securities and investment securities.

         Interest income on loans decreased $21,000, or 4.2%, to $489,000 for the three months ended March 31, 1997, compared to $510,000 for the 1996 period. The decrease resulted primarily from the prepayment of $820,000 of loan participations, a decrease in the average balance of loans outstanding during the 1997 period to $25.1 million, from $25.7 million in the 1996 period, and a 14 basis point decline in the yield on loans. Interest income on mortgage-backed securities decreased $5,000, or 18.3%, for the three months ended March 31, 1997, compared to the same period in 1996, as a result of a decline in the average outstanding balance from $1.2 million to $959,000. A reduction of $370,000 in the average outstanding balance of investment securities from $4.5 million to $4.1 million, combined with a reduction in the yield on investment securities of 49 basis points, also contributed to the reduction in interest income. The declines in interest income on loans mortgage-backed securities and investment securities were partially offset by a $14,000 increase in income from interest-earning deposits in banks. Although the average balance of interest-earning deposits increased to $3.0 million in the 1997 period from $1.9 million in the 1996 period, the average yield of 5.34% in the 1997 period was less than the yields on investment securities or mortgage-backed securities, as management chose to increase the Association's liquidity in anticipation of future loan demand.

         Total interest expense remained constant between the two periods, with only a $1,000 decrease from the 1996 period to the 1997 period. The Association's cost of funds increased to 3.95% in the 1997 period from 3.91% in the 1996 period, but average outstanding deposits declined $466,000, or 1.6%.

         PROVISION FOR LOSSES ON LOANS. There were no provisions for losses on loans for the three months ended March 31, 1997 and 1996. Management judges the adequacy of the allowance for loan losses and any additions to it based on a level which is deemed adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the composition of the portfolio, credit concentrations, trends in historical loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Based on management's evaluation, the amount of the allowance was deemed adequate with no additional provision necessary.

         NON-INTEREST INCOME. Non-interest income totaled $9,000 for the three months ended March 31, 1997, a decrease of $4,000, or 30.3%, from $13,000 for the 1996 period, due primarily to a non-recurring income item in the 1996 period. The non-recurring item for the 1996 period involved an adjustment in the principal balance of mortgage-backed securities carried over from prior years.

         NON-INTEREST EXPENSES. Non-interest expenses decreased $17,000, or 7.7%, to $201,000 for the three months ended March 31, 1997, compared to $217,000 in the 1996 period. The decline was primarily attributable to a $15,000, or 76.8%, reduction in the Association's federal deposit insurance premium for the 1997 period, due to a reduction in the Association's premium rate from $.23 per $100 of deposits to $.065 per $100 of deposits. The largest component of non-interest expenses, salaries and benefits, increased $4,000, or 3.8%, to $91,000 for the three months ended March 31, 1997. This increase was primarily due to merit salary increases for the Association's staff. The Association expects that compensation and benefits may increase following the Conversion in the event of the adoption and implementation of additional employee and director benefit plans, including the ESOP. The Holding Company also expects to incur increased costs associated with being a public company. See "PRO FORMA DATA" and "RISK FACTORS - Potential Impact of Benefit Plans on Net Earnings and Shareholders' Equity."

         PROVISION FOR INCOME TAXES. The provision for income taxes totaled $46,000 for the three months ended March 31, 1997, a decrease of $3,000, or 6.1%, from the $49,000 provision in the comparable 1996 period, due to the decrease in net income before taxes.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

         GENERAL. Net income for the year ended December 31, 1996, decreased $149,000, or 41.2%, to $212,000 from $361,000 for 1995. The decrease resulted primarily from a decrease of $13,000 in net interest income and an increase of $218,000, or 25.2%, in non-interest expenses due largely to a $190,000 non-recurring special assessment for the recapitalization of the SAIF, which were partially offset by an increase of $3,000 in non-interest income and a decrease in the provision for income taxes of $79,000. Excluding the one-time SAIF special assessment, pre-tax income decreased $38,000, or 6.9%, to $509,000 in 1996.

         NET INTEREST INCOME. Total interest and dividend income for the year ended December 31, 1996, was $2.5 million, an increase of $36,000, or 1.4%, from 1995. The increase was primarily due to an increase in interest on loans of $91,000, or 4.7%, due to a $987,000 increase in the average balance of loans outstanding year to year and a six basis point increase in the yield on loans, which more than offset declines in income from all other asset categories. Interest income on mortgage-backed securities for the year ended December 31, 1996, decreased $17,000, or 14.4%, due to a $205,000 decline in the average outstanding balance which offset a nine basis point increase in the yield. Interest earned on interest-bearing deposits decreased $6,000 or 4.0%, due primarily to a decrease of $196,000 in the average balance outstanding, which was offset somewhat by an 18 basis point increase in yield. Income on investment securities decreased by $30,000 due to a 38 basis point decline in yield and a $209,000 decline in the average balance outstanding.

         Total interest expense increased $50,000, or 4.5%, to $1.2 million in 1996. The increase was primarily attributable to a 17 basis point increase in the cost of funds from 3.78% to 3.95%, as the average balance of deposits outstanding increased only $33,000 to $29.3 million in 1996. The increase in the cost of funds was the result of higher rates offered by competing institutions in the Association's market area.

         PROVISION FOR LOAN LOSSES. There were no provisions for losses on loans for the years ended December 31, 1996 and 1995. Management judges the adequacy of the allowance for loan losses and any additions to it based on a level which is deemed adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Based on management's evaluation, the amount of the allowance was deemed adequate with no additional provision necessary.

         NON-INTEREST INCOME. Non-interest income for the year ended December 31, 1996, increased $3,000, or 7.7%, to $45,000.

         NON-INTEREST EXPENSES. Non-interest expenses totaled $1.1 million for the year ended December 31, 1996, an increase of $218,000, or 25.2%, compared to 1995. The increase resulted primarily from a $191,000 increase in federal deposit insurance premiums due to a $190,000 non-recurring special assessment recorded at September 30, 1996, to recapitalize the SAIF, and a $13,000 increase in depreciation expense due to equipment purchases in late 1995 and 1996.

         PROVISION FOR INCOME TAXES. The provision for income taxes for the year ended December 31, 1996, decreased $79,000, or 42.7%, to $106,000, as a result of a decrease in net income before income taxes compared to 1995.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

         GENERAL. Net income for the year ended December 31, 1995, increased $6,000, or 1.6%, to $361,000. The increase was a result of an increase in net interest income of $55,000, or 4.2%, and a decrease in the provision for losses on loans of $17,000, which were partially offset by a decrease in non-interest income of $37,000, or 47.2%, and an increase of $17,000, or 2.0%, in non-interest expenses.

         NET INTEREST INCOME. Total interest and dividend income was $2.5 million for the year ended December 31, 1995, an increase of $180,000, or 7.9%, from 1994. The increase was primarily attributable to a $246,000, or 14.8%, increase in interest income on loans, which was partially offset by a decline of $40,000 in interest on mortgage-backed securities and a decline of $28,000 in interest on interest-bearing deposits and investment securities. The increase in interest income on loans was primarily the result of a $2.5 million increase in the average outstanding loan balance, coupled with an increase in yield on loans from 7.62% in 1994 to 7.86% in 1995. The increase in the average outstanding loan balance resulted from an increased demand for the Association's loan products in 1995, primarily fixed-rate conventional mortgage loans and automobile loans. The increased yield was the result of higher rates charged to borrowers in the rising interest rate environment in 1995. The increased loan demand was funded primarily through reductions in the Association's mortgage-backed securities from $1.7 million to $1.3 million and interest-bearing deposits in other institutions from $5.5 million in 1994, to $2.8 million in 1995. The lower average balances account for the decline in income in these two asset groups.

         Total interest expense increased $126,000, or 12.9%, to $1.1 million in 1995, due to an increase in the average cost of funds from 3.28% in 1994 to 3.78% in 1995. This increase was partially offset by a reduction in the average outstanding balance of deposits from $30.0 million in 1994 to $29.3 million in 1995. The average cost of funds increased as market rates increased during 1995 and the Association decided to offer higher rates to attract and retain certificates of deposit.

         PROVISION FOR LOSSES ON LOANS. There was no provision for losses on loans during the year ended December 31, 1995, a decrease of $17,000 from 1994, due to the absence of charge-offs during 1995. Management judges the adequacy of the allowance for loan losses and any additions to it based on a level which is deemed adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Based on management's evaluation, the amount of the allowance was deemed adequate with no additional provision necessary. In 1994, the

Association added $17,000 to the allowance for loan losses to replenish the allowance due to net charge-offs of approximately $18,000.

         NON-INTEREST INCOME. Non-interest income for the year ended December 31, 1995, declined $37,000, or 47.2%, to $42,000, primarily due to a non-recurring gain on sale of repossessed real estate of $32,000 in 1994.

         NON-INTEREST EXPENSES. Non-interest expenses for the year ended December 31, 1995, increased $17,000, or 2.0%, to $865,000, due to a $25,000, or
7.7%, increase in salaries and benefits as the result of merit increases and an increase in pension expense of approximately $13,000. These increases were partially offset by a $7,000 decline in expenses related to real estate acquired in foreclosure.

         PROVISION FOR INCOME TAXES. The provision for income taxes increased $11,000, or 6.5%, for the year ended December 31, 1995, primarily as the result of higher pre-tax income in 1995.

         YIELDS EARNED AND RATES PAID. The following table sets forth certain average balance sheet information, including the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the years indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of interest-earning assets or interest-bearing liabilities, respectively, for the years presented. Average balances are derived from month end balances.


                                                          Three months ended March 31,
                                        ---------------------------------------------------------------------------
                                                         1997                                    1996
                                        -----------------------------------    ------------------------------------
                                          Average      Interest     Average      Average    Interest       Average
                                        outstanding    earned/      yield/     outstanding   earned/        yield/
                                          balance       paid        rate(1)      balance      paid           rate
                                          -------       ----        -------      -------      ----          -------
                                                                                   (Dollars in thousands)
Interest-earning assets:
  Interest-bearing deposits               $ 2,997     $       40        5.34%    $ 1,863     $    26           5.58%
  Investment securities (2)                 4,138             62        5.99       4,508          73           6.48
  Mortgage-backed securities                  959             23        9.59       1,171          28           9.56
  Loans receivable (3)                     25,068            489        7.80      25,744         511           7.94
                                          -------     ----------  ----------     -------     -------     ----------

Total interest-earning assets              33,162            614        7.41      33,286         638           7.67

  Non-interest-earning assets               1,177                                  1,218
                                          -------                                -------
    Total assets                          $34,339                                $34,504
                                          =======                                =======
Interest-bearing liabilities:

  NOW and money market accounts           $ 4,272             27        2.53%    $ 5,449          36           2.64%
  Regular savings accounts                  9,937             72        2.90       9,581          70           2.92
  Certificates of deposit                  14,886            188        5.05      14,531         183           5.04
                                          -------     ----------  ----------     -------     -------     ----------

    Total deposits                         29,095            287        3.95      29,561         289           3.91


  FHLB advances (4)                            50              -           -           -           -              -
                                          -------     ----------  ----------     -------     -------     ----------
    Total interest-bearing liabilities     29,145            287        3.94      29,561         289           3.91


Non-interest-bearing liabilities              381                                    339
                                          -------                                -------

    Total liabilities                      29,526                                 29,900

Retained earnings                           4,813                                  4,604
                                          -------                                -------
    Total liabilities and
     retained earnings                    $34,339                                $34,504
                                          =======                                =======

Net interest income                                      $   327                             $   349
                                                         =======                             =======
Interest rate spread                                                    3.47%                                  3.76%
                                                                        =====                            ==========
Net interest margin                                                     3.94%                                  4.19%
                                                                        =====                            ==========

Average interest-earning assets to
  average interest-bearing liabilities                                 113.78%                               112.60%
                                                                       ======                            ==========




                                                                   Year ended December 31,
                                  ------------------------------------------------------------------------
                                         1996                                        1995
                                  ----------------------------------  ----------------------------------
                                   Average    Interest       Average    Average    Interest      Average
                                  outstanding  earned/        yield/  outstanding  earned/       yield/
                                    balance     paid           rate    balance      paid          rate
                                    -------     ----          -------  -------      ----         -------

Interest-earning assets:
  Interest-bearing deposits        $ 2,592    $   144          5.56%    $ 2,788    $   150          5.38%
  Investment securities (2)          4,274        269          6.29       4,483        299          6.67
  Mortgage-backed securities         1,091        102          9.35       1,296        120          9.26
  Loans receivable (3)              25,267      2,000          7.92      24,280      1,909          7.86
                                   -------    -------    ----------     -------    -------    ----------

Total interest-earning
     assets                         33,224      2,515          7.57      32,847      2,478          7.54

  Non-interest-earning assets        1,186                                1,161
                                   -------                              -------
    Total assets                   $34,410                              $34,008
                                   =======                              =======
Interest-bearing liabilities:

  NOW and money market accounts    $ 4,910        127          2.59%    $ 6,226        176          2.83%
  Regular savings accounts           9,807        297          3.00       9,687        291          3.00
  Certificates of deposit           14,611        734          5.03      13,382        640          4.78
                                   -------    -------    ----------     -------    -------    ----------

    Total deposits                  29,328      1,158          3.95      29,295      1,107          3.78

  FHLB advances (4)                      -          -             -          23          1          4.35
                                   -------    -------    ----------     -------    -------    ----------
    Total interest-bearing
     liabilities                    29,328      1,158          3.95      29,318      1,108          3.78
                                              -------    ----------     -------    -------    ----------

Non-interest-bearing
  liabilities                          389                                  313
                                   -------                              -------

    Total liabilities               29,717                               29,631

Retained earnings                    4,693                                4,377
                                   -------                              -------
    Total liabilities and
     retained earnings             $34,410                              $34,008
                                   =======                              =======

Net interest income                              1,357                             $ 1,370
                                                ======                             =======
Interest rate spread                                             3.62%                              3.76%
                                                              =======                            =======
Net interest margin                                              4.08%                              4.17%
                                                              =======                            =======

Average interest-earning
  assets to average interest-
  bearing liabilities                                          113.28%                            112.04%
                                                              =======                            =======


                                             Year ended December 31,
                                 --------------------------------------
                                                       1994
                                   ------------------------------------
                                     Average    Interest       Average
                                   outstanding  earned/        yield/
                                     balance     paid           rate
                                     -------     ----          -------

Interest-earning assets:
  Interest-bearing deposits          $ 5,509    $   204          3.70%
  Investment securities (2)            4,041        271          6.71
  Mortgage-backed securities           1,740        160          9.20
  Loans receivable (3)                21,827      1,663          7.62
                                     -------    -------    ----------

Total interest-earning
     assets                           33,117      2,298          6.94

  Non-interest-earning assets          1,165
                                     -------
    Total assets                     $34,282
                                     =======
Interest-bearing liabilities:

  NOW and money market accounts      $ 8,082        226          2.80%
  Regular savings accounts            10,584        320          3.02
  Certificates of deposit             11,280        436          3.87
                                     -------    -------    ----------

    Total deposits                    29,946        982          3.28

  FHLB advances (4)                        -          -             -
                                     -------    -------    ----------
    Total interest-bearing
     liabilities                      29,946        982          3.28
                                     -------    -------    ----------

Non-interest-bearing
  liabilities                            328
                                     -------

    Total liabilities                 30,274

Retained earnings                      4,008
                                     -------
    Total liabilities and
     retained earnings               $34,282
                                     =======

Net interest income                             $ 1,316
                                                 =======
Interest rate spread                                            3.66%
                                                           ==========
Net interest margin                                              3.97%
                                                           ==========

Average interest-earning
  assets to average interest-
  bearing liabilities                                          110.59%
                                                           ==========


-------------------

(1)      Annualized.

(2)      Includes dividends on FHLB stock.

(3)      Includes nonperforming loans

(4) Interest paid on FHLB advances for the quarter ended March 31, 1997, was less than $1,000.

         The following table sets forth, at the dates indicated, the weighted average yields earned on the Association's interest-earning assets, the weighted average interest rates paid on interest-bearing liabilities and the interest rate spread between the weighted average yields and rates at the dates presented.


                                                         At March 31,            At December 31,
                                                           1997                        1996
                                                         ----------              ---------------
Weighted average yield on loans                              7.79%                   7.77%
Weighted average yield on investment securities
   portfolio                                                 5.94                    5.96
Weighted average yield on mortgage-backed
   securities                                                9.56                    9.56
Weighted average yield on interest-bearing
   deposits                                                  5.53                    5.52
Weighted average yield on all interest-earning
   assets                                                    7.42                    7.37
Weighted average rate paid on deposits                       4.00                    3.99
Weighted average rate paid on
   FHLB advances                                                -                       -
Weighted average rate paid on all
   interest-bearing liabilities                              4.00                    3.99
Interest rate spread                                         3.42                    3.38


         The table below describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Association's interest income and interest expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior period rate), (ii) changes in rate (change in rate multiplied by prior period volume) and (iii) total changes in rate and volume. The combined effects of changes in both volume and rate, which cannot be separately identified, have been attributed to the mix:

                                  Three months ended March 31                         Year ended December 31,
                              ----------------------------------- -----------------------------------------------------------------
                                         1997 vs. 1996                     1996 vs. 1995                          1995 vs. 1994
                              ----------------------------------- --------------------------------- ------------------------------
                                       Increase                            Increase                        Increase
                                  (decrease) due to       Total        (decrease) due to    Total       (decrease) due to    Total
                              -----------------------   increase  ----------------------  increase  ----------------------  increase
                              Volume    Rate     Mix   (decrease) Volume   Rate     Mix  (decrease) Volume   Rate    Mix  (decrease)
                              ------    ----     ---   ---------- ------   ----     ---  ---------- ------   ----    ---  ----------
Interest income
  attributable to:
   Interest-bearing
  deposits.................   $  16    $  (1)   $  (3)   $  12    $ (11)   $   5    $--   $  (6)   $(101)   $  93    $ (46)   $ (54)
   Investment securities ..      (6)      (6)       2      (10)     (14)     (17)     1     (30)      30        2       (3)      28
   Mortgage-backed
      securities ..........      (5)    --       --         (5)     (19)       1     --     (18)     (41)       1     --        (40)
   Loans receivable .......     (13)      (9)       1      (21)      78       15     (1)     91      187       52        7      246
                              -----    -----    -----    -----    -----    -----    ---   -----    -----    -----    -----    -----
     Total interest income       (9)     (16)    --        (24)      34        4     --      38       75      148      (42)     181

Interest-bearing
  liabilities
   Deposits ...............      (5)       3     --         (2)       1       50     --      51      (21)     150       (3)     125
   FHLB advances ..........    --       --       --       --         (1)    --       --      (1)       1     --       --          1
                              -----    -----    -----    -----    -----    -----    ---   -----    -----    -----    -----    -----

     Total interest expense      (5)       3     --         (2)    --         50     --      50      (20)     150       (3)     126
                              -----    -----    -----    -----    -----    -----    ---   -----    -----    -----    -----    -----

Increase (decrease) in net
  interest income .........   $  (4)   $(19)    $--      $ (22)   $  34    $ (46)   $--   $ (12)   $  95    $  (2)   $ (39)   $  54
                              =====    =====    =====    =====    =====    =====    ===   =====    =====    =====    =====    =====


ASSET AND LIABILITY MANAGEMENT

         The Association, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than its interest-bearing liabilities. Interest rate risk is defined as the sensitivity of an institution's earnings and net asset values to changes in interest rates. As part of its effort to monitor and manage the interest rate risk of the Association, the Board of Directors has adopted an interest rate risk policy which sets exposure limits for the Association, specifies certain transactions that the Association may not engage in without prior Board authorization and provides for quarterly review by the Board of Directors of various interest rate risk reports.

         One of the methods utilized by the Association to monitor interest rate risk is the rate shock risk estimates contained in the quarterly rate shock risk reports prepared by an outside consulting firm that specializes in interest rate risk assessments. The reports assess the Association's interest rate risk based on the percent and dollar changes in the Association's net portfolio value ("NPV") projected over permanent and instantaneous parallel shifts in interest rates. The rate shock methodology attempts to quantify interest rate risk as the change in the Association's NPV which would result from a theoretical change in current interest rates. The management and the Board of Directors of the Association attempt to maintain the projected change in NPV within limits established by the Board of Directors.

         Presented below, as of March 31, 1997, is an analysis of the Association's interest rate risk as measured by changes in NPV for instantaneous and parallel shifts of 100 basis points in market interest rates, assuming rates would stay constant over a twelve-month period. The table also contains the policy limits set by the Board of Directors of the Association as the maximum change in NPV that the Board of Directors deems advisable in the event of various changes in interest rates. Such limits have been established with consideration of the dollar impact of various rate changes and the Association's strong capital position.


                                                                                    March 31, 1997
     Change in interest rate              Board limit              ----------------------------------------------------
        (basis points)                  % Change in NPV                $ Change in NPV                % Change in NPV
    -----------------------             ---------------                ---------------                ---------------
                                                                   (Dollars in thousands)
             +400                            (50)%                          $(2,159)                         (51)%
             +300                            (38)                            (1,702)                         (40)
             +200                            (25)                            (1,176)                         (28)
             +100                            (15)                              (609)                         (14)
               0                               0                                  0                            0
             -100                             15                                538                           13
             -200                             25                                794                           19
             -300                             38                                839                           20
             -400                             50                              1,547                           36


         As illustrated by the table, NPV is more sensitive to rising rates than declining rates. The difference in sensitivity occurs principally because, as rates rise, borrowers do not prepay fixed-rate loans as quickly as they do when interest rates are declining. In a rising interest rate environment, because the Association has a significant amount of fixed-rate loans in its loan portfolio, the amount of interest the Association would receive on its loans would increase relatively slowly as the loans are slowly prepaid and new loans are made at higher rates. Moreover, the interest the Association would pay on its deposits would increase rapidly because the Association's deposits generally have shorter periods to reprice. Rising interest rates could also negatively affect the Association's earnings due to diminished loan demand.

         The Board of Directors and management of the Association believe that certain factors afford the Association the ability to operate successfully despite its exposure to interest rate risk. Though the Association originates predominantly fixed-rate loans, such loans are typically secured by residential real estate and for terms of 15 years. See "THE BUSINESS OF THE ASSOCIATION - Lending Activities." The Association also manages its interest rate risk by maintaining capital well in excess of regulatory requirements and by maintaining a high level of investments in short-term instruments with maturities of five years or less. See "THE BUSINESS OF THE ASSOCIATION - Investment Activities." For the quarter ended March 31, 1997, the Association's tangible capital was 14.1% of total assets and its liquidity ratio was 25.32%. See "Liquidity and Capital Resources."

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the NPV approach. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, expected rates of prepayment on loans and mortgage-backed securities and early withdrawal levels from certificates of deposit would likely deviate significantly from those assumed in making the risk calculations.

LIQUIDITY AND CAPITAL RESOURCES

         The Association's principal sources of funds are deposits, loan and mortgage-backed securities repayments, maturities of securities and other funds provided by operations. The Association also has the ability to borrow from the FHLB of Cincinnati. See "REGULATION - Federal Home Loan Bank." While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan and mortgage-backed security prepayments are influenced to a greater degree by interest rates, general economic conditions and competition. The Association maintains investments in liquid assets based upon management's assessment of (i) the need for funds, (ii) expected deposit flows, (iii) the yields available on short-term liquid assets and (iv) the objectives of the Association's asset and liability management program.

         During 1996, the primary source of the Association's cash flow was loan repayments, net of new loans made, of $1.1 million and principal reductions on mortgage-backed securities and maturities of investment securities of $607,000. These cash inflows were partially offset by a net decrease in deposits of $824,000. During 1995, maturities of time deposits with other banks provided the primary source of cash inflows. These maturities amounted to $2.3 million. The Association purchased an additional $700,000 of time deposits during 1995. The net inflow from the time deposit activity, along with cash flows from operations of $414,000 and a net increase in deposits of $417,000, was used primarily to fund net loan growth of $3.2 million. During 1994, cash and cash equivalents declined $4.9 million. This cash was deployed primarily in $3.0 million of investment securities, a $300,000 increase, net of maturities, of interest-bearing time deposits and used to fund a net increase in loans of $1.3 million. Funds provided by operating activities were approximately $217,000, $414,000, and $342,000 for the years ended December 31, 1996, 1995, and 1994, respectively. For the three months ended March 31, 1997, the primary source of funds was a net increase in deposits of approximately $634,000. This cash was primarily deployed in investments in time deposits in other financial institutions of $400,000, net of $100,000 in maturities, and used to fund a net increase in loans of $142,000. The Association monitors liquidity based on prepayments and scheduled principal payments on loans which provide funds for net loan originations and purchases of investment securities. For the three months ended March 31, 1997, loan principal payments totaled $1.0 million and, for the year ended December 31, 1996, loan principal payments totaled $5.8 million.

         Certificates of deposit scheduled to mature during the twelve months ending March 31, 1998, total $11.6 million. The Association may renew these certificates, attract new replacement deposits, or replace such funds with borrowings. Management believes, based on past experience, that the Association will retain much of the deposits or replace them with new deposits.

         The Association is subject to federal regulations that impose certain minimum capital requirements. At March 31, 1997, the Association exceeded those capital requirements. See "REGULATORY CAPITAL COMPLIANCE."

         Liquidity may be adversely affected by, among other things, unexpected deposit outflows, excessive interest rates paid by competitors, regulatory changes, and similar matters. Management monitors projected liquidity needs and determines the level desirable based, in part, on the Association's commitments to make loans and management's assessment of the Association's ability to generate funds.

         OTS regulations presently require the Association to maintain an average daily balance of liquid assets, which may include, but are not limited to, investments in U.S. Treasury and federal agency obligations and other investments having maturities of five years or less, in an amount equal to 5% of the sum of the Association's average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement, which may be changed from time to time by the OTS to reflect changing economic conditions, is intended to provide a source of relatively liquid funds upon which the Association may rely if necessary to fund loan originations, deposit withdrawals or other short-term funding needs. At March 31, 1997, the Association's regulatory liquidity ratio was 25.32%. At such date, the Association had commitments to originate loans and loans in process totaling $178,000 and no commitments to purchase or sell loans. The Association considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs. See Note 6 to Consolidated Financial Statements.

         The Association's liquidity, primarily represented by cash and cash equivalents, is a result of the funds used in or provided by the Association's operating, investing and financing activities. These activities are summarized below for the three months ended March 31, 1997, and for the years ended December 31, 1996, 1995 and 1994.


                                                                  Year ended December 31,
                                        Three months ended   -------------------------------
                                            March 31, 1997     1996        1995       1994
                                        ------------------    ------      ------     ----
                                                               (In thousands)

Net income                                    $   90         $  212      $   361     $  355

Adjustments to reconcile net income
   to net cash from operating activities          24              5           53        (13)
                                               -----         ------      -------    -------

Net cash from operating activities               114            217          414        342

Net cash provided by (used in)
   investment activities                        (497)         1,860       (1,272)    (3,315)

Net cash provided by (used in)
   financing activities                          560           (818)         411     (1,942)
                                             -------         ------      -------     ------

Net change in cash and cash
   equivalents                                   177          1,259         (447)    (4,915)

Cash and cash equivalents at
   beginning of period                         2,436          1,177        1,624      6,539
                                              ------        -------      -------    -------

Cash and cash equivalents at
   end of period                              $2,613         $2,436       $1,177     $1,624
                                              ======         ======       ======     ======


         The Association is required by applicable law and regulations to meet certain minimum capital standards, which include a tangible capital requirement, a core capital requirement or leverage ratio and a risk-based capital requirement. See "REGULATION - Office of Thrift Supervision -- Regulatory Capital Requirements." The Association exceeded all of its regulatory capital requirements at March 31, 1997.

         OTS regulations require a savings and loan association to maintain core capital of at least 3% of the association's total assets. "Core capital" is comprised of common shareholders' equity (including retained earnings), noncumulative preferred stock and related surplus, minority interests in consolidated subsidiaries, certain nonwithdrawable accounts, pledged deposits of mutual associations and intangible assets, primarily certain purchased mortgage servicing rights. The OTS has proposed to increase the core capital requirement to 4% and 5%, except for those associations with the highest examination rating and acceptable levels of risk. See "REGULATION - Office of Thrift Supervision -- Regulatory Capital Requirements."

         The tangible capital requirement requires a savings and loan association to maintain "tangible capital" of not less than 1.5% of the association's adjusted total assets. Tangible capital is defined in OTS regulations as core capital minus any intangible assets.

         OTS regulations require that a savings and loan association maintain "risk-based capital" in an amount not less than 8% of its risk-weighted assets. Risk-based capital is defined as core capital plus certain additional items of capital, which in the case of the Association includes $135,000 of the Association's allowance for loan losses.

         The following table summarizes the Association's regulatory capital requirements and actual capital at March 31, 1997:

                                                                                Excess of actual
                                                                              capital over current
                                  Actual capital       Current requirement        requirement        Applicable asset total
                               ------------------      -------------------    ---------------------  -----------------------
March 31, 1997                 Amount     Percent       Amount     Percent     Amount     Percent
--------------                 ------     -------       ------     -------     ------     -------
                                                                 (Dollars in thousands)
Tangible capital                $4,860      14.1%      $  518        1.5%      $4,342       12.6%            $34,564
Core capital                     4,860      14.1        1,037        3.0        3,823       11.1              34,564
Risk-based capital               4,995      29.8        1,342        8.0        3,653       21.8              16,776


         For information concerning the Association's regulatory capital on a pro forma basis after the Conversion, see "REGULATORY CAPITAL COMPLIANCE."

IMPACT OF RECENT ACCOUNTING STANDARDS

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements and requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. Under existing accounting standards, other comprehensive income shall be classified separately into foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. The provisions of SFAS No. 130 are effective for fiscal years beginning after December 15, 1997. Management does not believe the adoption of SFAS No. 130 will have a material impact on the disclosure requirements of the Holding Company.

         In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which establishes standards for computing and presenting earnings per share ("EPS") by entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share." Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. SFAS No. 128 supersedes APB Opinion No. 15 and is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Management does not believe the adoption of SFAS No. 128 will have a material impact on the disclosure requirements of the Holding Company.

         In February 1997, the FASB issued SFAS No. 129, which incorporates the disclosure requirements of APB Opinion No. 15, and makes them applicable to all public and nonpublic entities that have issued securities addressed by SFAS No.
129. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of EPS. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 19, "Omnibus Opinion - 1966," and No. 15, and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to the requirements of those standards. SFAS No. 129 eliminates the exemption of nonpublic entities from certain disclosure requirements of APB Opinion No. 15 as provided by SFAS No. 21, "Suspension of the Reporting of Earnings per Share, and Segment Information by Nonpublic Enterprises." SFAS No. 129 supersedes specific disclosure requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47 and consolidates them in SFAS No. 129 for ease of retrieval and for greater visibility to nonpublic entities. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. The Association has not previously issued any common shares and

SFAS No. 129 will be adopted by the Holding Company in the initial period after December 15, 1997. Management believes the adoption of SFAS No. 129 will not have a material impact on the disclosure requirements of the Holding Company.

         In December 1996, the FASB issued SFAS No. 126 which amends SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," to make the disclosures about fair value of financial instruments prescribed in SFAS No. 107 optional for nonpublic entities with total assets less than $100 million on the date of the financial statement. SFAS No. 126 also requires that the entity has not held or issued any derivative financial instruments, as defined in SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," other than loan commitments, during the reporting periods.

         In June 1996, the FASB issued SFAS No. 125, which is effective, on a prospective basis, for fiscal years beginning after December 31, 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 extends the "available for sale" and "trading" approach of SFAS No. 115 to non-security financial assets that can be contractually prepaid or otherwise settled in such a way that the holder of the asset would not recover substantially all of its recorded investment. In addition, SFAS No. 125 amends SFAS No. 115 to prevent a security from being classified as held-to-maturity if the security can be prepaid or settled in such a manner that the holder of the security would not recover substantially all of its recorded investment. The extension of the SFAS No. 115 approach to certain non-security financial assets and the amendment to SFAS No. 115 are effective for financial assets held on or acquired after January 1, 1997. Effective January 1,1997, SFAS No. 125 superseded SFAS No. 122, which is discussed above. Management has not yet determined the effect, if any, SFAS No. 125 will have on the Holding Company's financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements and notes thereto included herein have been prepared in accordance with generally accepted accounting principles ("GAAP"). GAAP requires the Association to measure financial position and operating results in terms of historical dollars. Changes in the relative value of money due to inflation or recession are generally not considered.

         In management's opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not change at the same rate or in the same magnitude as the inflation rate. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as on changes in monetary and fiscal policies.

                        THE BUSINESS OF THE ASSOCIATION

GENERAL

         The Association is a mutual savings and loan association which was organized under Ohio law in 1893 as "The Bridgeport Building & Loan Society." In 1964, the Association adopted its present name. As an Ohio savings and loan association, the Association is subject to supervision and regulation by the OTS, the Division and the FDIC. The Association is a member of the FHLB of Cincinnati, and the deposits of the Association are insured up to applicable limits by the FDIC in the SAIF. See "REGULATION."

         The Association conducts business from its main office located in Bridgeport, Ohio, and one full-service branch located in Shadyside, Ohio. The principal business of the Association is the origination of permanent mortgage loans on one- to four-family residential real estate located in the Association's primary market area, which consists of Belmont County, Ohio, and Ohio and Marshall Counties, West Virginia. The Association also originates a limited number of loans for the construction of one- to four-family residences and permanent mortgage loans secured by nonresidential real estate in its market area. In addition to real estate lending the Association originates secured and unsecured consumer loans. See "Lending Activities." For liquidity and interest rate risk management purposes, the Association invests in interest-bearing deposits in other financial institutions, U.S. Government and agency obligations and mortgage-backed securities. See "Investment Activities." Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, principal repayments of loans and maturities of investment securities. See "Deposits and Borrowings."

         Interest on loans and investments is the Association's primary source of income. The Association's principal expense is interest paid on deposit accounts. Operating results are dependent to a significant degree on the net interest income of the Association, which is the difference between interest income earned on loans, mortgage-backed securities and other investments and interest paid on deposits. Like most thrift institutions, the Association's interest income and interest expense are significantly affected by general economic conditions and by the policies of various regulatory authorities. See "RISK FACTORS - Interest Rate Risk" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Asset and Liability Management."

MARKET AREA

        The Association operates two full service offices located in Belmont County, Ohio. The main office is located in Bridgeport, Ohio, which is approximately 65 miles southwest of Pittsburgh, Pennsylvania, and approximately one mile west of Wheeling, West Virginia. A full service branch office is located in Shadyside, Ohio, which is approximately eight miles south of Bridgeport. The Association's primary market area for lending and deposits consists of Belmont County, Ohio, and Ohio and Marshall Counties, West Virginia. Historically dominated by coal mining and steel-related industries, Belmont County experienced a decline in employment opportunities in such industries during the 1980s, with employment growth primarily occurring in lower paying service jobs. In addition, a major area employer, Wheeling-Pittsburgh Steel is currently the object of a work stoppage by its union employees. The strike began on October 1, 1996, and it is not known how long it will continue. It is believed that the prolonged strike has begun to adversely affect the Association's earnings. See "Delinquent Loans, Nonperforming Assets and Classified Assets." Major employers in the Association's market area presently include Wheeling Hospital, Consolidation Coal, the Bayer Corporation, and the Kroger Co.

         Belmont County's population, approximately 70,000, has declined slightly since 1990, while the same period was characterized by 1.1% growth in the national population and 0.5% growth in the population of Ohio. In 1996, the per capita income level in Belmont County was $10,976, compared to $15,376 for Ohio and $16,405 for the nation. The median household income in Belmont County was $21,703 in 1996, compared to $32,102 and $34,530 in Ohio and the United States, respectively. Unemployment in Belmont County is approximately 9.0%, compared to 5.9% in Ohio and 5.7% in the United States.

         The Association faces competition from branches of two larger independent commercial banks located in Bridgeport and branches of two larger independent commercial banks and one branch of a super-regional commercial bank in Shadyside. In addition, competing financial institutions exist in surrounding communities located in the Association's market area. The Association's market penetration in Belmont County is 12.2% of savings association deposits and 3.1% of all financial institution deposits at June 30, 1996. See "RISK FACTORS - Competition in Market Area."

LENDING ACTIVITIES

         GENERAL. The Association's principal lending activity is the origination of conventional fixed-rate real estate loans secured by one- to four-family residences located in the Association's primary market area. Though the Association currently originates loans for its portfolio and not with the intention of selling such loans in the secondary market, fixed-rate loans are generally underwritten according to secondary market guidelines. In addition to real estate lending, the Association originates consumer loans, including loans secured by deposit accounts, automobile loans, and unsecured loans.

         LOAN PORTFOLIO COMPOSITION. The following table presents certain information in respect of the composition of the Association's loan portfolio at the dates indicated:


                                                                              At December 31,
                                                      ---------------------------------------------------------------------
                                At March 31, 1997            1996                   1995                     1994
                              ----------------------  ---------------------   ---------------------   ---------------------
                                        Percent of              Percent of              Percent of               Percent of
                             Amount     total loans   Amount    total loans   Amount    total loans   Amount    total loans
                             ------     -----------   ------    -----------   ------    -----------   ------    -----------
                                                                 (Dollars in thousands)
Real estate loans:
   One- to four-family      $20,691        81.96%     $20,605      81.97%     $21,086       79.54%     $18,802     80.47%
   Multifamily                   48         0.19           51       0.20          557        2.10          589      2.52
   Nonresidential               418         1.66          460       1.83        1,064        4.01        1,062      4.54
   Land                          79         0.31           86       0.34            5        0.02            6      0.03
   Construction                 124         0.49          124       0.49          469        1.77          776      3.32
Consumer loans:
   Automobiles                1,821         7.21        1,931       7.68        1,752        6.61        1,166      4.99
   Savings accounts             310         1.23          265       1.06          244        0.92          252      1.08
   Other                      1,653         6.55        1,511       6.01        1,201        4.53          685      2.93
Commercial loans                101         0.40          105       0.42          132        0.50           27      0.12
                             ------       ------      -------     ------       ------      ------      -------  --------

     Total loans             25,245        100.0%      25,138     100.00%      26,510      100.00%      23,365    100.00%
                                          ======                  ======                   ======                 ======

Less:
   Loans in process              36                        51                     328                      378
   Deferred loan fees            49                        52                      67                       61
   Allowance for loan
     losses                     143                       143                     143                      143
                            -------                   -------                 -------                  -------
     Total loans, net       $25,017                   $24,892                 $25,972                  $22,783
                            =======                   =======                 =======                  =======


         LOAN MATURITY. The following table sets forth certain information as of March 31, 1997, regarding the dollar amount of loans maturing in the Association's portfolio based on their contractual terms to maturity. Demand loans and other loans having no stated schedule of repayments or no stated maturity are reported as due in one year or less. Mortgage loans originated by the Association in its portfolio generally include due-on-sale clauses that provide the Association with the contractual right to deem the loan immediately due and payable in the event the borrower transfers the ownership of the property without the Association's consent.

The table does not include the effects of possible prepayments or scheduled repayments.

                                  During the    Due 1-3       Due 3-5      Due 5-10     Due 10-20   Due over
                                  year ending    years         years         years        years     20 years
                                   March 31,     after         after         after        after       after
                                     1998       3/31/98       3/31/98       3/31/98      3/31/98     3/31/98      Total
                                  -----------   -------       -------      ---------    ---------   --------      -----
                                                                     (In thousands)
Real estate loans:
   One- to four-family                 -          $234         $  168        $1,745       $13,975      $4,569     $20,691
   Multifamily                         -             -              -            48             -           -          48
   Nonresidential                      -             -             45           193           180           -         418
   Land                                -            79              -             -             -           -          79
   Construction                        -             -              -             -           124           -         124
Consumer loans                       357           642          1,535         1,217            33           0       3,784
Commercial loans                      46             3             52             -             -           -         101
                                   -----       -------       --------     ---------   -----------  ----------  ----------

    Total                           $403          $958         $1,800        $3,203       $14,312      $4,569     $25,245
                                    ====          ====         ======        ======       =======      ======     =======

         The following table sets forth the dollar amounts of all loans contractually due after March 31, 1998, and shows the amount of such loans which have predetermined interest rates and which have floating or adjustable interest rates:

                                                        Fixed             Adjustable
                                                        rates                 rates              Total
                                                        -----                 -----              -----
                                                                        (In thousands)
           Real estate loans:
               One- to four-family                     $16,687               $4,004             $20,691
               Multifamily                                  48                    -                  48
               Nonresidential                              418                    -                 418
               Land                                         79                    -                  79
               Construction                                124                    -                 124
           Consumer loans                                3,427                    -               3,427
           Commercial loans                                 55                    -                  55
                                                       -------               ------             -------
                 Total                                 $20,838               $4,004             $24,842
                                                       =======               ======             =======


         LOANS SECURED BY ONE- TO FOUR-FAMILY REAL ESTATE. The principal lending activity of the Association is the origination of conventional loans secured by first mortgages on one- to four-family residences, primarily single-family residences, located within the Association's primary market area. At March 31, 1997, the Association's one- to four-family residential real estate loans totaled approximately $20.7 million, or 82.0% of total loans.

         OTS regulations and Ohio law limit the amount which the Association may lend in relationship to the appraised value of the real estate and improvements which will secure the loan at the time of loan origination. In accordance with such regulations, the Association makes fixed-rate loans on one- to four-family residences of up to 80% of the value of the real estate and improvements thereon (the "LTV").

         The Association currently offers fixed-rate loans with terms of up to 25 years, though most loans are originated with terms of 15 years. The Association does offer adjustable-rate mortgage loans ("ARMs") for terms of up to 25 years, but has originated very few ARMs since 1990. The maximum interest rate adjustment period on the ARMs is five years, but can be any number of years less than five. The interest rate adjustments on ARMs presently offered by the Association are indexed to the quarterly National Average Cost of Funds to SAIF-Insured Institutions. Rate adjustments are computed by adding a stated margin, typically 2%, to the index, with a maximum adjustment of 5% over the term of the loan.

         The Association has purchased interests in loans from other Ohio financial institutions at times when there was low loan demand in the Association's primary market area. Such purchases consist of fixed-rate loans which meet the Association's underwriting standards. The Association's loan portfolio includes two participation interests in several single-family loans secured by properties located in Columbus, Ohio. At March 31, 1997, the outstanding balance of participation loans purchased, which is included in the one- to four-family loans, was $5.4 million, or 21.2% of the Association's total loan portfolio.

         LOANS SECURED BY MULTIFAMILY RESIDENCES. The Association originates a limited number of loans secured by multifamily properties, which contain more than four units. Multifamily loans are offered with fixed rates of interest for terms of up to 25 years and have LTVs of up to 75%.

         Multifamily lending is generally considered to involve a higher degree of risk than one- to four-family residential lending because the borrower typically depends upon income generated by the project to cover operating expenses and debt service. The profitability of a project can be affected by economic conditions, government policies and other factors beyond the control of the borrower. The Association attempts to reduce the risk associated with multifamily lending by evaluating the creditworthiness of the borrower and the projected income from the project and by obtaining personal guarantees on loans made to corporations and partnerships. The Association requires borrowers to agree to submit financial statements annually to enable the Association to monitor the loan and requires an assignment of rents.

         At March 31, 1997, loans secured by multifamily properties totaled approximately $48,000, or .19% of total loans.

         NONRESIDENTIAL REAL ESTATE. The Association also originates a limited number of loans for the purchase of nonresidential real estate. The Association's nonresidential real estate loans have fixed rates, terms of up to 25 years and LTVs of up to 80%. Among the properties securing nonresidential real estate loans are a church and a used car lot, which are located in the Association's primary market area.

         Nonresidential real estate lending is generally considered to involve a higher degree of risk than residential lending due to the relatively larger loan amounts and the effects of general economic conditions on the successful operation of income-producing properties. The Association has endeavored to reduce such risk by evaluating the credit history of the borrower, the location of the real estate, the financial condition of the borrower, the quality and characteristics of the income stream generated by the property and the appraisals supporting the property's valuation.

         At March 31, 1997, approximately $418,000, or 1.66% of the Association's total loans, were secured by mortgages on nonresidential real estate.

         LAND LOANS. The Association also originates a limited number of loans secured by single-family land lots. The Association's land loans are generally three year amortizing loans and require an LTV of 75% or less. At March 31, 1997, approximately $79,000, or .31% of the Association's total loans, were secured by land loans made to individuals intending to construct and occupy single family residences on the properties.

         CONSTRUCTION LOANS. The Association originates a limited number of loans for the construction of single-family residential real estate. Construction loans are structured as permanent loans with fixed rates of interest and terms of up to 25 years. During the first six months, while the residence is being constructed, the borrower is required to pay interest only. Construction loans have LTVs of up to 80%, with the value of the land counting as part of the owner's equity. At March 31, 1997, the Association had approximately $124,000, or 0.5% of its total loans, invested in construction loans, which represented one loan in process from 1995 due to the halt of construction. During the three months ended March 31, 1997, and the year ended December 31, 1996, the Association did not originate any construction loans.

         CONSUMER LOANS. The Association originates various types of consumer loans, including home improvement loans, loans secured by savings accounts and motor vehicles and unsecured loans. Consumer loans are made at fixed rates of interest. Consumer loans secured by a deposit or savings account are made at an interest rate that is 2% above the rate paid on the underlying deposit account. Automobile loans are originated with terms of up to six years for new automobiles and up to three years for used automobiles. All automobile loans are originated directly by the Association.

         The Association also makes closed-end home equity loans in an amount which, when added to the prior indebtedness secured by the real estate, does not exceed 80% of the estimated value of the real estate. Home equity loans are secured by real estate. The Association does not offer home equity loans with a line of credit feature.

         Consumer loans may entail greater credit risk than do residential mortgage loans. The risk of default on consumer loans increases during periods of recession, high unemployment, and other adverse economic conditions. Although the Association has not had significant delinquencies on consumer loans, no assurance can be provided that delinquencies will not increase.

         At March 31, 1997, the Association had approximately $3.8 million, or 15.0% of its total loans, invested in consumer loans.

         COMMERCIAL LOANS. The Association has occasionally made commercial loans to businesses in its primary market area. At March 31, 1997, the Association had approximately $101,000, or .4% of total loans, invested in six commercial loans. All of the loans were made to local businesses and are secured by company vehicles. The Association does not currently originate commercial loans.

         LOAN SOLICITATION AND PROCESSING. Loan originations are generally obtained from existing customers and members of the local community and from referrals from real estate brokers, lawyers, accountants, and current and former customers. The Association also advertises in the local print media and periodically advertises on radio and television.

         In underwriting real estate loans, the Association typically obtains a credit report, verification of employment and other documentation concerning the creditworthiness of the borrower. An appraisal of the fair market value of the real estate that will be given as security for the loan is prepared by a certified fee appraiser approved by the Board of Directors. Upon the completion of the appraisal and the receipt of information on the credit history of the borrower, the application for a loan is submitted for review in accordance with the Association's underwriting guidelines which are established annually by the Board of Directors. The President of the Association has authority to approve loans of less than $100,000. Loans for amounts greater than $100,000 must be approved by the full Board of Directors of the Association, which meets twice a month.

         Borrowers are required to carry satisfactory fire and casualty insurance and flood insurance, if applicable, and to name the Association as an insured mortgagee. The Association obtains an attorney's opinion of title.

         The procedure for approval of construction loans is the same as for permanent real estate loans, except that an appraiser evaluates the building plans, construction specifications, and estimates of construction costs. The Association also evaluates the feasibility of the proposed construction project and the experience and record of the builder. Once approved, the construction loan is disbursed in installments based upon periodic inspections of construction progress.

         Consumer loans are underwritten on the basis of the borrower's credit history and an analysis of the borrower's income and expenses, ability to repay the loan, and the value of the collateral, if any. The President of the Association has authority to approve secured consumer loans of up to $50,000, and unsecured consumer loans of up to $25,000. The Assistant Vice President and the Loan Manager of the Association each have the authority to approve applications for secured consumer loans up to $25,000 and for unsecured loans up to $10,000 and $2,000, respectively

         LOAN ORIGINATIONS AND PARTICIPATIONS. Currently, the Association is originating fixed-rate loans for its portfolio and not with the intention of selling such loans in the secondary market. The Association occasionally purchases participation interests in fixed-rate loans originated by other financial institutions which meet the Association's underwriting standards. Typically the Association purchases a 90% interest in the loan, with the seller retaining a 10% interest and the servicing of the loan. At March 31, 1997, the outstanding balance of participation loans purchased, which is included in the one- to four-family loans, was $5.4 million, or 21.2% of the Association's total loan portfolio. See "Loans Secured by One- to Four-Family Real Estate."

         The following table presents the Association's total loan origination, participation and repayment activity for the periods indicated:

                                            Three months ended
                                                March 31,                 Year ended December 31,
                                            -------------------       -----------------------------
                                            1997         1996         1996         1995        1994
                                            ----         ----         ----         ----        ----
                                                                (In thousands)
 Total gross loans receivable at
    beginning of period                    $25,138       $26,510     $26,510      $23,365     $21,815

  Loans originated:
    Real estate:
      One- to four-family                      632           174       1,562        1,752         664
      Multifamily                                -             -           -            -           -
      Land                                       -             -          90            -           -
      Nonresidential                             -             -         163           83         275
      Construction                               -             -           -          507         831
    Consumer                                   512           341       2,136        2,355       1,474
    Commercial                                   -             -           8          121          27
                                           -------       -------     -------      -------     -------
          Total loans originated             1,144           515       3,959        4,818       3,271

  Loan participations:
    One- to four-family                          -             -         431        1,543         416

 Loan principal repayments                  (1,023)       (1,079)     (5,762)      (3,216) (1,949)
 Charge-offs                                     -             -           -            -         (18)
 Foreclosures                                  (14)            -            -             -     (170)
                                           -------       -------     -------      -------     -------

 Net loan activity                             107          (564)     (1,372)       3,145     1,550
                                           -------       -------     -------      -------     -------

 Total gross loans receivable at
     end of period                         $25,245       $25,946     $25,138      $26,510     $23,365
                                           =======       =======     =======      =======     =======


         The Association issues written commitments to prospective borrowers on all approved mortgage loans which expire within 30 days of the date of issuance and charges an application fee. In some instances, commitments may be renewed or extended. At March 31, 1997, the Association had $142,000 of outstanding commitments to originate loans and $36,000 in undisbursed funds related to construction loans. Management believes that less than 1% of loan commitments expire without being funded.

         LOANS TO ONE BORROWER LIMITS. OTS regulations generally limit the aggregate amount that a savings association may lend to any one borrower to an amount equal to 15% of the association's unimpaired capital and unimpaired surplus (the "Lending Limit Capital"). A savings association may lend to one borrower an additional amount not to exceed 10% of the association's Lending Limit Capital if the additional amount is fully secured by certain forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." In applying this limit, the regulations require that loans to certain related or affiliated borrowers be aggregated. An exception to this limit permits loans of any type to one borrower of up to $500,000.

         Based on such limits, the Association was able to lend approximately $729,000 to one borrower at March 31, 1997. The maximum amount that the Association will lend to one borrower, however, is $500,000. The largest amount the Association had outstanding to one borrower at March 31, 1997, was $190,000, which consisted of two loans, each secured by a residential property. At March 31, 1997, both loans were performing in accordance with their terms.

         LOAN ORIGINATION AND OTHER FEES. The Association realizes loan origination fees and other fee income from its lending activities. In addition, the Association realizes income from late payment charges, application fees, and fees for other miscellaneous services.

         Loan origination fees and other fees are a volatile source of income, varying with the volume of lending, loan repayments, and general economic conditions. All nonrefundable loan origination fees and certain direct loan origination costs are deferred and recognized in accordance with SFAS No. 91 as an adjustment to yield over the life of the related loan.

         DELINQUENT LOANS, NONPERFORMING ASSETS AND CLASSIFIED ASSETS. The Association attempts to maintain a high level of asset quality through sound underwriting policies and efficient collection practices.

         To discourage late payments, the Association charges a late fee of 5% of the payment amount after 15 days for loans originated since January 1, 1990. When a loan is 30 days past due, the borrower is sent a delinquency notice. When a loan is 31 to 60 days delinquent, the Association sends to the borrower another delinquency notice and a personalized letter and one of the Association's loan personnel will telephone the borrower. When a loan becomes 60 days delinquent, additional contacts are made and the loan is generally referred to an attorney for foreclosure, unless a repayment schedule has been established.

         Loans are reviewed on a monthly basis and are placed on nonaccrual status when collection in full is considered doubtful by management. Generally, loans past due 90 days or more as to principal or interest are placed on nonaccrual status. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income. Subsequent cash payments are generally applied to interest income unless, in the opinion of management, the collection of principal and interest is doubtful. In those cases, subsequent cash payments would be applied to principal.

         The following table reflects the amount of loans in a delinquent status as of the dates indicated:

                                                                            At December 31,
                                                  --------------------------------------------------------------------------
                             At March 31, 1997           1996                     1995                    1994
                        ------------------------- ----------------------- -----------------------  -------------------------
                                         Percent                 Percent                 Percent                    Percent
                                        of total                of total                 of total                   of total
                        Number  Amount    loans   Number  Amount  loans   Number  Amount  loans    Number  Amount    loans
                        ------  ------    -----   ------  ------  -----   ------  ------  -----    ------  ------    -----
                                                             (Dollars in thousands)
  Loans delinquent for:

    30 - 59 days           -    $    -        -%      7    $174   0.69%      4     $135    0.51%      6     $136      0.59%
    60 - 89 days           9       131     0.52       3      94   0.37       1        9    0.03       -        -        -
    90 days and over       7       200     0.79       2      69   0.27       1        6    0.02       1         6     0.03
                          --     -----     ----      --  ------   ----       -   ------    ----       -   -------     ----

      Total delinquent
        loans             16      $331     1.31%     12    $337   1.34%      6     $150    0.57%      7     $142      0.61%
                          ==      ====     ====      ==    ====   ====       =     ====    ====       =     ====      ====

         Nonperforming assets include nonaccruing loans, accruing loans which are delinquent 90 days or more, real estate acquired by foreclosure or by deed-in-lieu thereof, in-substance foreclosures and repossessed assets.

         The following table sets forth information with respect to the accrual and nonaccrual status of the Association's loans and other nonperforming assets at the dates indicated:

                                                        At March 31,                         At December 31,
                                                   -------------------              --------------------------------
                                                   1997          1996               1996        1995            1994
                                                   ----         ------              ----        -----           ----
                                                                        (Dollars in thousands)

Loans accounted for on a nonaccrual basis:
   Real estate                                      180              -                51             -              -
   Consumer                                          20              5                18             6              7
                                                   ----         ------             -----        ------         ------
     Total nonaccrual loans                         200              5                69             6              7

       Total nonperforming loans                    200              5                69             6              7

   Real estate owned                                 17              -                 -             -              -
                                                   ----         ------             -----        ------         ------

     Total nonperforming assets                    $217         $    5             $  69        $    6         $    7
                                                   ====         ======             =====        ======         ======

       Allowance for loan losses                   $143           $143              $143          $143           $143
                                                   ====           ====              ====          ====           ====

     Nonperforming assets as a percent of
       total assets                               0.62%           0.01%             0.20%         0.02%          0.02%

     Nonperforming loans as a percent of
       total loans                                0.85%           0.02%             0.28%         0.02%          0.03%

     Allowance for loan losses as a
       percent of nonperforming loans            66.82%       2,860.00%           207.25%     2,383.33%      2,042.86%


         For the three months ended March 31, 1997, approximately $2,200 would have been recorded had such nonaccruing loans been accruing pursuant to contractual terms. During such period, interest collected on such loans and included in net income was approximately $62.

         Real estate acquired in settlement of loans is classified separately on the balance sheet at the lower of the recorded investment in the property or its fair value minus estimated costs of sale. Prior to foreclosure, the loan is written down to the value of the underlying collateral by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income or loss on disposition, are included in other expenses. At March 31, 1997, the carrying value of real estate acquired in settlement of loans was $17,620.

         The Association classifies its assets on a regular basis in accordance with federal regulations. Problem assets are classified as "substandard," "doubtful" or "loss." "Substandard" assets have one or more defined weaknesses and are characterized by the distinct possibility that the Association will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the same weaknesses as "substandard" assets, with the additional characteristics that (i) the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, questionable and (ii) there is a high possibility of loss. An asset classified "loss" is considered uncollectible and of such little value that its continuance as an asset of the Association is not warranted. In addition, federal regulations also contain a "special mention" category, consisting of assets which do not currently expose an institution to a different degree of risk to warrant classification but which possess credit deficiencies or potential weaknesses deserving management's close attention.

         As a result of the work stoppage at the Wheeling-Pittsburgh Steel, which began on October 1, 1996, the Association has recently experienced an increase in delinquent loans secured by one- to four-family residences. At this time it is not known how long the strike will continue. It is believed that the prolonged strike has begun to increase the amount of nonperforming assets in the Association's loan portfolio and adversely effect the Association's earnings.

         The aggregate amounts of the Association's classified assets at the dates indicated were as follows:

                                               At March 31,                         At December 31,
                                          ----------------------        ----------------------------------
                                          1997            1996          1996          1995            1994
                                          ------          -----         -----        ------           ----
                                                                 (In thousands)

Classified assets:
   Substandard                            $  -             $  5        $     -            $6             $7
   Doubtful                                 96                5            132             -              -
   Loss                                      -                -              -             -              -
                                         -----            -----        -------           ---            ---
    Total classified assets                $96              $10           $132            $6             $7
                                           ===              ===           ====            ==             ==


         The Association establishes a general allowance for loan losses for any loan classified as substandard or doubtful. If an asset, or portion thereof, is classified as loss, the Association establishes a specific allowance for loss in the amount of 100% of the portion of the asset classified loss or charges off the portion of any real estate loan deemed to be uncollectible. See "Allowance for Loan Losses."

         The Association analyzes each classified asset on a monthly basis to determine whether changes in the classifications are appropriate under the circumstances. Such analysis focuses on a variety of factors, including the amount of any delinquency and the reasons for the delinquency, if any, the use of the real estate securing the loan, the status of the borrower, and the appraised value of the real estate. As such factors change, the classification of the asset will change accordingly. At March 31, 1997, the Association had classified $243,000 of assets as special mention, $96,000 of assets as doubtful and no assets as either substandard or loss.

         ALLOWANCE FOR LOAN LOSSES. Management reviews on a quarterly basis the allowance for loan losses as it relates to a number of relevant factors, including, but not limited to, growth and changes in the composition of the loan portfolio, trends in the level of delinquent and problem loans, current and anticipated economic conditions in the primary lending area, past loss experience, and possible losses arising from specific problem assets.

         While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments and net income could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. In addition, the Association's determination as to the amount of its allowance for loan losses in subject to review by the OTS, as part of its examination process, which may result in the establishment of an additional allowance based upon the judgment of the OTS after a review of the information available at the time of the OTS examination.

         The following table sets forth an analysis of the Association's allowance for loan losses for the periods indicated:

                                            Three months ended
                                                 March 31,                             Year ended December 31,
                                           -----------------------          --------------------------------------
                                            1997            1996             1996            1995             1994
                                            ----            ----             ----            ----             ----
                                                                    (Dollars in thousands)

Balance at beginning of period               $143            $143             $143           $143             $145

Charge-offs                                     -               -                -              -              (18)
Recoveries                                      -               -                -              -                -
                                             ----            ----             ----           ----             ----
Net (charge-offs) recoveries                    -               -                -              -              (18)

Provision for losses on loans                   -               -                -              -               16
                                             ----            ----             ----           ----             ----

Balance at end of period                     $143            $143             $143           $143             $143
                                             ====            ====             ====           ====             ====

Ratio of net (charge-offs) recoveries
   to average loans outstanding
   during the period                          N/A             N/A              N/A            N/A            (0.08)%

Ratio of allowance for loan losses
   to total loans                            0.57%           0.56%            0.57%          0.55%            0.63%



         The following table sets forth the allocation of the allowance for loan losses by category. The allocations are based on management's assessment of the risk characteristics of each of the components of the total loan portfolio and is subject to changes as and when the risk factors of each such component changes. The allocation is not indicative of either the specific amounts or the loan categories in which future charge-offs may be taken, nor should it be taken as an indicator of future loss trends. The allocation of the allowance to each category is not necessarily indicative of future loss in any particular category and does not restrict the use of the allowance to absorb losses in any category.


                            At March 31,                                    At December 31,
                      -----------------------   ------------------------------------------------------------------------------
                                 1997                      1996                      1995                       1994
                      -----------------------   -------------------------  -----------------------    ------------------------
                                 Percent of                  Percent of                Percent of                Percent of
                               loans in each               loans in each             loans in each              loans in each
                                  category                   category                   category                   category
                      Amount   to total loans   Amount     to total loans  Amount   to total loans    Amount    to total loans
                      ------   --------------   ------     --------------  ------   --------------    ------    --------------
                                                              (Dollars in thousands)
Real estate:
   One- to             $116         81.96%       $115        81.97%         $117        79.54%        $119          80.47%
     four-family
   Multifamily            -          0.19           -         0.20             3         2.10            4           2.52
   Nonresidential         2          1.66           3         1.83             6         4.01            7           4.55
   Construction           -          0.49           -         0.49             -         1.77            -           3.32
   Land                   -          0.31           -         0.34             -         0.02            -           0.03
Consumer                 25         14.99          25        14.75            17        12.06           13           9.00
Commercial                -          0.40           -         0.42             -         0.50            -           0.12
                       ----         -----        ----        -----          ----        -----         ----          -----
      Total            $143        100.00%       $143       100.00%         $143       100.00%        $143         100.00%
                       ====        ======        ====       ======          ====       ======         ====         ======


INVESTMENT ACTIVITIES

         GENERAL. Federal regulation and Ohio law permit the Association to invest in various types of investment securities, including interest-bearing deposits in other financial institutions, U.S. Treasury and agency obligations, mortgage-backed securities, and certain other specified investments. The Board of Directors of the Association has adopted an investment policy which authorizes management to make investments in U.S. Treasury obligations, U.S. Government and agency securities, municipal obligations, mortgage-backed securities, deposits in the FHLB, certificates of deposit in federally-insured financial institutions, and federal funds at commercial banks. The Association's investment policy is designed primarily to provide and maintain liquidity within regulatory guidelines, to maintain a balance of high quality investments to minimize risk, and to maximize return without sacrificing liquidity and safety. See "REGULATION" and

"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Analysis of Financial Condition; - Liquidity and Capital Resources."

         The Association's securities available for sale and investment securities held to maturity at March 31, 1997, did not contain securities of any issuer with an aggregate book value in excess of 10% of the Association's equity, excluding those issued by the U. S. Government or its agencies. As of March 31, 1997, the Association's investment portfolio was comprised of FHLB stock, U.S. Government and agency securities, mortgage-backed securities, and stock of a service provider, with an aggregate market value of $5.1 million.

         At March 31, 1997, the Association held mortgage-backed securities in its held to maturity investment portfolio with an amortized cost of $939,000. The average yield on mortgage-backed securities at March 31, 1997, was 9.56%. The Association's mortgage-backed securities at March 31, 1997, were all issued by the Government National Mortgage Association (the "GNMA") or the Federal National Mortgage Association (the "FNMA"), representing participation interests in direct pass-through pools of long-term mortgage loans originated and serviced by the issuers of the securities. Expected maturities will differ from contractual maturities due to scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

         The following table sets forth the composition of the Association's interest-bearing deposits and investment securities portfolio, including those designated as available for sale, at the dates indicated:

                                         At March 31,                                    At December 31,
                                    ------------------------        ------------------------------------------------------
                                             1997                             1996                           1995
                                    ------------------------        ----------------------       --------------------------
                                    Carrying          Fair          Carrying         Fair         Carrying          Fair
                                     value            value           value          value          value          value
                                    --------         ------         --------         -----        --------         ------
                                                                    (Dollars in thousands)
Interest-bearing deposits            $2,085          $2,085           $1,985         $1,985        $  625         $   625
Interest-bearing time deposits        1,200           1,200              800            800         1,000           1,000
Investment securities:
  Held to maturity:
    U.S. Government and
      federal agencies                3,798           3,792            3,797          3,811         4,187           4,237
    Mortgage-backed
     securities                         939           1,009              984          1,063         1,190           1,281
  Available for sale:

    FHLB stock                          330             330              324            324           303             303
    Intrieve Inc. stock                  15              15               15             15            15              15
                                     ------          ------           ------         ------        ------          ------
    Total                            $8,367          $8,431           $7,905         $7,998        $7,320          $7,461
                                     ======          ======           ======         ======        ======          ======

         The maturities of the Association's interest-bearing deposits and investment securities (excluding mortgage-backed securities) at March 31, 1997, are indicated in the following table:


                                                                          At March 31, 1997
                                 ---------------------------------------------------------------------------------------------------
                                                     After one through       After five        After ten
                                   One year or less      five years       through ten years      years                Total
                                 ------------------ -------------------  ------------------ ---------------- -----------------------
                                 Carrying   Average Carrying    Average  Carrying   Average Carrying Average Carrying   Weighted
                                  value      yield    value      yield    value      yield   value    yield   value    average-yield
                                  -----      -----    -----      -----    -----      -----   -----    -----   -----    -------------
                                                             (Dollars in thousands)
Interest-bearing deposits          $2,085     5.51%   $ --            -%     --         --%     --      --%    $2,085       5.51%
Interest-bearing time deposits      1,100     5.51       100       6.15      --         --      --      --      1,200       5.58
Investment securities:
 U.S. Government and
   federal agencies                 2,498     5.87     1,300       5.91      --         --      --      --      3,798       5.88
 Intrieve Inc stock                    15     --        --         --        --         --      --      --         15       --
 FHLB stock                           330     6.90      --         --        --         --      --      --        330       6.90
                                   ------             ------               ------                              ------
     Total                         $6,028     5.74%   $1,400       5.93%   $    0       --%    $--      --%    $7,428       5.78%
                                   ======             ======               ======              ===             ======

         The maturities of the Association's interest-bearing deposits and investment securities (excluding mortgage-backed securities) at December 31, 1996, are indicated in the following table:


                                                           At December 31, 1996
                                 ---------------------------------------------------------------------------------------------------
                                                     After one through      After five         After ten
                                   One year or less     five years       through ten years       years                Total
                                 ------------------ -------------------  ------------------ ---------------- -----------------------
                                 Carrying   Average Carrying    Average  Carrying   Average Carrying Average Carrying   Weighted
                                  value      yield    value      yield    value      yield   value    yield   value    average-yield
                                  -----      -----    -----      -----    -----      -----   -----    -----   -----    -------------
                                                             (Dollars in thousands)

Interest-bearing deposits          $1,985       5.49%   $ --           -%    $ --        -%  $ --       -%   $1,985        5.49%
Interest-bearing time deposits        700       5.53       100       6.15      --       --     --      --       800        5.61
Investment securities:
   U.S. Government and
    federal agencies                  500       5.35    $3,297       5.97      --       --     --      --     3,797        5.89

   Intrieve Inc.                       15       --        --         --        --       --     --      --        15          --
     stock
   FHLB stock                         324       7.04      --         --        --       --     --      --       324        7.04
                                   ------               ------                 --            ----            ------
     Total                         $3,524       5.60%   $3,397       5.97%     $-        -%  $ --      --%   $6,921        5.78%
                                   ======               ======                 ==            ====            ======


         The maturities of the Association's mortgage-backed securities portfolio are indicated in the following tables:


                                                        At March 31, 1997
  --------------------------------------------------------------------------------------------------------
                      After one through       After five           After ten
   One year or less      five years        through ten years         years              Total
  ------------------ -------------------  ------------------ ---------------- ----------------------------
  Carrying   Average Carrying    Average  Carrying   Average Carrying Average Carrying             Market
   value      yield    value      yield    value      yield   value    yield   value     Yield     Value
   -----      -----    -----      -----    -----      -----   -----    -----   -----    ------------------
                              (Dollars in thousands)
     $0          -%     $12       9.50%     $24       11.55%   $903    9.51%   $939       9.56%    $1,009



                                                        At December 31, 1996
  --------------------------------------------------------------------------------------------------------
                      After one through      After five         After ten
   One year or less      five years       through ten years       years                 Total
  ------------------ -------------------  ------------------ ---------------- ----------------------------
  Carrying   Average Carrying    Average  Carrying   Average Carrying Average Carrying             Market
   value      yield    value      yield    value      yield   value    yield   value     Yield     Value
   -----      -----    -----      -----    -----      -----   -----    -----   -----    ------------------
                              (Dollars in thousands)
     $0         -%      $12       9.50%      $16      11.55%   $956    9.51%    $984     9.56%      $1,063

DEPOSITS AND BORROWINGS

         GENERAL. Deposits have traditionally been the primary source of the Association's funds for use in lending and other investment activities. In addition to deposits, the Association derives funds from interest payments and principal repayments on loans and income on earning assets. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Loan payments are a relatively stable source of funds, while deposit inflows and outflows fluctuate in response to general interest rates and money market conditions. The Association may also borrow funds from the FHLB as a source of funds.

         DEPOSITS. Deposits are attracted principally from within the Association's market area through the offering of a selection of deposit instruments, including regular passbook savings accounts, NOW accounts, money market accounts, and certificates of deposit. Interest rates paid, maturity terms, service fees, and withdrawal penalties for the various types of accounts are monitored weekly by the President and reviewed monthly by the Board of Directors of the Association. The Association does not use brokers to attract deposits. The amount of deposits from outside the Association's market area is not significant.

         The following table sets forth the dollar amount of deposits in the various types of accounts offered by the Association at the dates indicated:

                                    At March 31,                           At December 31,
                                 ---------------------   -----------------------------------------------
                                       1997                     1996                       1995
                                 ---------------------   -----------------------    --------------------
                                             Percent                  Percent                   Percent
                                            of total                 of total                   of total
                                 Amount     deposits     Amount      deposits       Amount      deposits
                                 ------     --------     ------      --------       ------      --------
                                                         (Dollars in thousands)
Transaction accounts:
   Regular savings
     accounts (1)                $10,066       34.20%    $ 9,923       34.50%      $  9,565      32.30%
   NOW and Super NOW
    accounts (2)                   1,152        3.92         979        3.40          1,057       3.60
   Money market accounts (3)       3,086       10.49       3,290       11.40          4,567      15.40
                                 -------      ------     -------      ------       --------    -------
     Total transaction
       accounts                   14,304       48.61      14,192       49.30         15,189      51.30

Certificates of deposit
    3.00% or less                     21        0.07           -          -               -         -
    3.01 -  5.00%                  6,620       21.57       6,837       23.75          7,978      26.94
    5.01 -  7.00%                  8,479       29.75       7,762       26.95          6,177      20.85
    7.01 -  9.00%                      -           -            -         -             271       0.91
                                 -------      ------     --------     ------       ---------    -------
      Total certificates of
        deposit (4)               15,120       51.39      14,599       50.70         14,426      48.70
                                 -------      ------     -------      ------       --------      -----

   Total deposits                $29,424      100.00%    $28,791      100.00%       $29,615     100.00%
                                 =======      ======     =======      ======        =======     ======

-----------------------------

(1) The weighted average rate on passbook savings accounts was 3.00% at March 31, 1997, and December 31, 1996 and 1995, respectively.

(2) The weighted average rate on NOW and Super NOW accounts was 1.75%, at March 31, 1997, and December 31, 1996 and 1995, respectively.

(3) The weighted average rate on money market accounts was 2.75%, 2.75% and 2.95% at March 31, 1997, and December 31, 1996 and 1995, respectively.

(4) The weighted average rate on all certificates of deposit was 5.10%, 5.09% and 5.04% at March 31, 1997, and December 31, 1996 and 1995,
         respectively.

                                      -47-

         The following table shows rate and maturity information for the Association's certificates of deposit at March 31, 1997:

                                                            Amount Due
                             ---------------------------------------------------------------
                                                Over         Over
                                  Up to      1 year to    2 years to       Over
     Rate                       one year      2 years       3 years      3 years        Total
     ----                       --------   -----------  -----------      --------       -----
                                                         (In thousands)
3.00% or less                 $        4    $       -       $     -       $  17       $      21
3.01% to 5.00%                     4,928        1,328           216         148           6,620
5.01% to 7.00%                     6,633        1,275           158         413           8,479
                                --------      -------         -----       -----       ---------
   Total certificates of
      deposit                    $11,565       $2,603          $374        $578         $15,120
                                 =======       ======          ====        ====         =======



         At March 31, 1997, approximately $11.6 million of the Association's certificates of deposit mature within one year. Based on past experience and the Association's prevailing pricing strategies, management believes that a substantial percentage of such certificates will be renewed with the Association at maturity. If, however, the Association is unable to renew the maturing certificates for any reason, borrowings of up to $6.5 million are available from the FHLB of Cincinnati. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources."

         The following table presents the amount of the Association's certificates of deposit of $100,000 or more by the time remaining until maturity at March 31, 1997:

                   Maturity                             Amount
                   --------                             ------
                                                    (In thousands)
         Three months or less                         $   911
         Over 3 months to 6 months                        725
         Over 6 months to 12 months                     2,684
         Over 12 months                                   768
                                                      -------
             Total                                     $5,088
                                                       ======

         All of the above certificates of deposit are held by long-time depositors at the Association and management believes that a substantial percentage of such certificates will be renewed with the Association at maturity.

         The following table sets forth the Association's deposit account balance activity for the periods indicated:

                                Three months ended March 31,  Year ended December 31,
                                ----------------------------  -----------------------
                                   1997            1996       1996           1995
                                   ----            ----       ----           ----
                                                   (In thousands)
Beginning balance                 $ 28,791     $ 29,615      $ 29,615      $ 29,198
Net increase(decrease) before
   interest credited                   348          (68)       (1,972)         (686)
Interest credited                      286          280         1,148         1,103
                                  --------     --------      --------      --------
Ending balance                    $ 29,425     $ 29,827      $ 28,791      $ 29,615
                                  ========     ========      ========      ========

  Net increase (decrease)         $    634     $    212      $   (824)     $    417
                                  ========     ========      ========      ========

         BORROWINGS. The FHLB system functions as a central reserve bank providing credit for its member institutions and certain other financial institutions. See "REGULATION - Federal Home Loan Banks." As a member in good standing of the FHLB of Cincinnati, the Association is authorized to apply for advances from the FHLB of Cincinnati, provided certain standards of creditworthiness have been met. Under current regulations, an association must meet certain qualifications to be eligible for FHLB advances. The extent to which an association is eligible for such advances will depend upon whether it meets the Qualified Thrift Lender (the "QTL") test. See "REGULATION - Office of Thrift Supervision -- Qualified Thrift Lender Test." If an association meets the QTL test, the association will be eligible for 100% of the advances it would otherwise be eligible to receive. If an association does not meet the QTL test, the association will be eligible for such advances only to the extent it holds specified QTL test assets. At March 31, 1997, the Association was in compliance with the QTL test. At March 31, 1997, and during the years ended December 31, 1996 and 1994 the Association did not utilize FHLB advances. For the year ended December 31, 1995, the average outstanding balance of FHLB advances was $23,000. For the three months ended March 31, 1997, the Association's average outstanding balance of FHLB advances was $50,000.

COMPETITION

         The Association faces competition for deposits and loans from branches of two large independent commercial banks located in Bridgeport and branches of two larger independent commercial banks and one branch of a super-regional commercial bank in Shadyside. In addition, competing financial institutions exist in surrounding communities located in the Association's market area. The primary factors in competition for deposits are customer service and convenience of office location. The Association competes for loan originations primarily through the interest rates and loan fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is intense and is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels and other factors which are not readily predictable. The Association does not offer all of the products and services offered by some of its competitors, particularly commercial banks.

SUBSIDIARY ACTIVITY

         At March 31, 1997, the Association had one wholly-owned subsidiary, Trailway Financial, Inc. ("Trailway"). Trailway was formed to acquire stock in Intrieve, Inc., the Association's data processing servicing company. The Association's investment in its subsidiary totaled $20,000 at March 31, 1997. Under current regulations, the Association is no longer required to hold the Intrieve, Inc. stock in a separate subsidiary and has decided to dissolve Trailway.

PROPERTIES

         The following table sets forth certain information at March 31, 1997, regarding the properties on which the main office and the branch office of the Association are located:

                                           Owned or             Date          Square        Net book
Location                                    leased            acquired        footage         value          Deposits
--------                                    ------            --------        -------         -----          --------
                                                                                                         (In thousands)
435 Main Street                             Owned               1964            4,744        $109,286           $21,624
Bridgeport, Ohio 43912

4000 Central Avenue                         Owned               1979            2,197        $289,304            $7,801
Shadyside, Ohio 43943

         The Association owns all of its electronic data processing equipment. Such equipment includes several personal computers which are fully depreciated.

EMPLOYEES

         At March 31, 1997, the Association had 12 full-time employees and one part-time employee. The Association believes that relations with its employees are excellent. The Association offers health, life and disability benefits to all employees and has a defined benefit pension plan and a 401(k) plan for its eligible full-time employees. None of the employees of the Association is represented by a collective bargaining unit.

LEGAL PROCEEDINGS

         The Association is not presently involved in any material legal proceedings. From time to time, the Association is a party to legal proceedings incidental to its business to enforce its security interest in collateral pledged to secure loans made by the Association.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         THE HOLDING COMPANY. The Board of Directors of the Holding Company consists of five members. All of the directors of the Holding Company were initially elected to the Board of Directors in 1997. Each director is elected for a one-year term and until his or her successor is elected or until his or her earlier resignation, removal from office or death. The following persons are officers of the Holding Company: Jon W. Letzkus, President; Marianne A. Doyle, Vice President; Michael P. Eddy, Treasurer and Chief Financial Officer; and Sherri Yarbrough, Secretary.

         THE ASSOCIATION. The Amended Constitution of the Association provides for a Board of Directors consisting of not less than five directors. The Board of Directors of the Association currently consists of five directors. Each director serves for a one-year term. The Board of Directors met 26 times during the fiscal year ended December 31, 1996, for regular and special meetings. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

         The following table presents certain information with respect to the present directors of the Association, each of whom is also a director of the Holding Company, and the executive officers of the Association:

                                                                                          Year of
                                                    Position(s) with                   commencement             Term
Name                         Age(1)                  the Association                  of directorship         expires
----                         ------                  ---------------                  ---------------         -------

John O. Costine                72                   Director                               1975                 1998
Anton M. Godez                 71                   Director                               1990                 1999
Jon W. Letzkus                 53                   Director, President and
                                                      Managing Officer                     1989                 1999
William E. Reline              67                   Director                               1992                 1998
Manuel C. Thomas               74                   Director and Chairman                  1985                 1997
Darlene V. Bennington          57                   Treasurer and Secretary                  -                   -
Marianne Doyle                 37                   Assistant Vice President                 -                   -
Michael P. Eddy                37                   Comptroller                              -                   -
Sherri Yarbrough               29                   Loan Manager                             -

----------------------------

(1)      As of March 31, 1997.

         JOHN O. COSTINE is a partner in the Costine Law Firm, a general partnership, located in St. Clairsville, Ohio and has practiced law since 1950.

         ANTON M. GODEZ has served as the President of the General Welding Supply Company located in Martins Ferry, Ohio, since 1950.

         JON W. LETZKUS is the President of both the Holding Company and the Association and is the designated Managing Officer of the Association. Mr. Letzkus joined the Association in September 1980 as a vice president. Mr. Letzkus has served as the President of the Association since 1989.

         WILLIAM E. RELINE retired from Cooper Industries, a mining equipment manufacturing company, in 1989, and has been a consultant to Wheeling Machine Products since 1996.

         MANUEL C. THOMAS is an officer of M. C. Thomas Insurance Agency, Inc. where he has been employed since 1954.

         DARLENE V. BENNINGTON has served as the Secretary of the Association since 1996 and as the Treasurer of the Association since 1991. Ms. Bennington has been employed by the Association since 1980.

         MARIANNE DOYLE has served the Association as the Assistant Vice President since 1994 and as a loan officer since 1985.

         MICHAEL P. EDDY has served since 1985 as the Comptroller of the Association and from 1985 to 1994 he also served as the Secretary of the Association.

         SHERRI YARBROUGH has served the Association as a loan officer and as the Office Manager since 1990.

COMMITTEES OF DIRECTORS

         The full Board of Directors of the Association serves as the Compensation Committee. The function of the Compensation Committee is to determine compensation for the Association's employees and to make decisions regarding employee benefits and related matters. Mr. Letzkus does not participate in discussions regarding his salary. The Compensation Committee met four times during the year ended December 31, 1996.

         The Board of Directors of the Holding Company does not currently have any committees, but will establish an Audit Committee upon the completion of the Conversion.

COMPENSATION

         Each director of the Association who is not a full-time employee of the Association currently receives a fee of $225 per meeting of the full Board of Directors attended with three paid absences. Director compensation is determined annually by the entire Board of Directors. During the year ended December 31, 1996, the Association paid a total of $22,725 in directors' fees. Following the consummation of the Conversion, each director of the Holding Company will receive a fee of $250 per quarterly meeting of the full Board of Directors attended.

         During the fiscal year ended December 31, 1996, no executive officer of the Association received annual compensation in an amount equal to or greater than $100,000. The following table presents certain information regarding the annual compensation received by Mr. Letzkus during such period:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                Annual Compensation
                                                -------------------
Name and Principal Position      Year      Salary ($)           Bonus
---------------------------      ----      ------               -----

Jon W. Letzkus, President        1996       $70,000            $6,024


DEFINED BENEFIT PLAN

         The Association maintains a tax-qualified non-contributory defined benefit plan (the "Pension Plan") covering employees age 21 or older. Benefits received under the Pension Plan are based on years of service to the Association and average annual compensation for the five highest consecutive years of salary. The Pension Plan permits early retirement after age 45 at a reduced benefit level. Employees are not vested in their benefits under the Pension Plan until they have worked for the Association for five years, at which time they are 100% vested. The Association's expenses for contributions to the Pension Plan for the three months ended March 31, 1997, and for the years ended December 31, 1996 and 1995, were $3,418, $10,899 and $21,561, respectively.

         The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit:

     Average Compensation                                 Years of Credited Service
      (Highest 5 years)                5            10           15            20           25           30           35
 ------  ------------------        -------      --------      -------      --------     --------     --------      -------

            $ 20,000               $ 1,600      $ 3,300       $ 4,900      $ 6,500      $ 8,200       $ 9,800      $11,400
              30,000                 2,600        5,300         7,900       10,500       13,200        15,800       18,400
              40,000                 3,600        7,300        10,900       14,500       18,200        21,800       25,400
              50,000                 4,600        9,300        13,900       18,500       23,200        27,800       32,400
              75,000                 7,100       14,300        21,400       28,500       35,700        42,800       49,900
             100,000                 9,600       19,300        28,900       38,500       48,200        57,800       67,400


         Mr. Letzkus has 16 years of credited service under the Pension Plan. Annual compensation, for purposes of the Pension Plan, consists of the participant's base salary as of January 1 and bonus and overtime pay for the prior year. The base salary and bonus for Mr. Letzkus for 1996 are reported above in the Summary Compensation Table.

         Benefits under the Pension Plan are computed based on the straight life annuity method, but provide for a modified death benefit.

401(K) FINANCIAL INSTITUTION THRIFT PLAN

         The Association maintains a profit sharing/401(k) plan (the "401(k) Plan") for all of its employees who have completed 12 months of continuous employment with the Association. Pursuant to the 401(k) Plan, participants may elect to contribute up to 15% of their annual compensation on a tax-deferred basis. In addition, in its sole discretion, the Association may make annual profit sharing contributions to the 401(k) Plan for the benefit of employee participants in an amount not exceeding 6% of the total compensation paid to such employee participants for the year in question. Effective April 1995, the Association suspended making profit sharing contributions. The Association's 401(k) Plan expenses, including employer contributions, if any, for the three months ended March 31, 1997, and for the years ended December 31, 1996 and 1995, were $360, $940 and $3,542, respectively.

         In connection with the Conversion, the Board of Directors of the Association has amended the 401(k) Plan to allow participants to invest in the Common Shares through the 401(k) Plan.

STOCK BENEFIT PLANS

         EMPLOYEE STOCK OWNERSHIP PLAN. The Holding Company intends to establish the ESOP for the benefit of employees of the Holding Company and its subsidiaries, including the Association, who are age 21 or older and who have completed at least one year of service with the Holding Company and its subsidiaries. The Board of Directors of the Holding Company believes that the ESOP will be in the best interests of the Holding Company and its shareholders.


         The ESOP trust intends to borrow funds from the Holding Company with which to acquire up to 8% of the Common Shares sold in connection with the Conversion. Such loan will be secured by the Common Shares purchased with the proceeds from the loan and will be repaid by the ESOP over a period of approximately ten years with discretionary contributions to the ESOP and earnings on ESOP assets. The interest rate paid on the loan will be the applicable federal rate published periodically by the IRS, which is currently 6.73%. Common Shares purchased with such loan proceeds will be held in a suspense account for allocation among ESOP participants as the loan is repaid.


         The amount of cash or other assets that can be contributed to the ESOP each year is limited by certain IRS regulations. The Association intends to make the maximum contribution to the ESOP permitted by such regulations, which could result in repayment of the ESOP loan in fewer than ten years. A shorter repayment period could result in increased compensation expense during the years in which payments are made on the ESOP loan. See "PRO FORMA DATA."

         Contributions to the ESOP and shares released from the suspense account will be allocated pro rata to participants on the basis of compensation. Except for participants who retire, become disabled, or die during the plan year, all other participants must have completed at least 1,000 hours of service and be employed on the last day of the plan year in order to receive an allocation. Benefits become vested after five years of service. Vesting will be accelerated upon retirement at or after age 65, death, disability, termination of the ESOP, or change in control of the Holding Company or the Association. Shares allocated to the account of a participant whose employment by the Association terminates prior to such participant having satisfied the vesting requirement will be forfeited. Forfeitures will be reallocated among remaining participating employees. Benefits may be paid either in the Holding Company common shares or in cash. Benefits may be payable upon retirement, death, disability, or separation from service. Benefits payable under the ESOP cannot be estimated.

         A committee appointed by the Board of Directors of the Holding Company will administer the ESOP. The Common Shares and other ESOP funds will be held by a trustee selected and appointed by the Holding Company (the "ESOP Trustee"). The ESOP Committee may instruct the ESOP Trustee regarding investments of funds contributed to the ESOP. The ESOP Trustee must vote all common shares of the Holding Company held in the ESOP that are allocated to the accounts of ESOP participants in accordance with the instructions of such participants. Common shares held by the ESOP that are not allocated to participants' accounts and allocated shares for which voting instructions are not received will be voted by the ESOP Trustee in its sole discretion.

         The tax-qualified status of the ESOP and its purchase of the Common Shares of the Holding Company are subject to the subsequent approval of the Commissioner of the IRS (the "Commissioner"). The Holding Company will submit to the Commissioner an application for approval of the ESOP. Although no assurances can be given, the Holding Company expects that the ESOP will be approved by the Commissioner.

         STOCK OPTION PLAN. After the completion of the Conversion, the Board of Directors of the Holding Company intends to adopt the Stock Option Plan, subject to approval by the shareholders of the Holding Company. The purposes of the Stock Option Plan include retaining and providing incentives to the directors, officers, and employees of the Holding Company and its subsidiaries by facilitating their purchase of a stock interest in the Holding Company.

         Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"). Options granted under the Stock Option Plan to directors who are not full-time employees of the Holding Company or the Association will not qualify under the Code and thus will not be ISOs ("Non-qualified Options"). Although any eligible director, officer, or employee of the Holding Company or the Association may receive Non-qualified Options, it is anticipated that the non-employee directors will receive Non-qualified Options and other eligible participants will receive ISOs.

         The option exercise price will be determined by the Stock Option Committee at the time of grant; provided, however, that the exercise price for an ISO, or for any option if the Stock Option Plan is implemented by the Holding Company during the first year following completion of the Conversion, must not be less than 100% of the fair market value of the shares on the date of the grant. No stock option will be exercisable after the expiration of ten years from the date of grant, except that in the case of an ISO granted to an employee who owns more than 10% of the Holding Company's outstanding common shares at the time such ISO is granted under the Stock Option Plan, the exercise price of the ISO may not be less than 110% of the fair market value of the shares on the date of the grant and the ISO may not be exercisable after the expiration of five years from the date of grant.

         An option recipient cannot transfer or assign an option other than by will, in accordance with the laws of descent and distribution. "Termination for cause," as defined in the Stock Option Plan, will result in the termination of any outstanding options.

         The Holding Company will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, the Holding Company will receive a payment of cash, common shares of the Holding Company, or a combination of cash and common shares from option recipients in exchange for shares issued.

         A number of shares equal to 10% of the Common Shares sold in the Offering is expected to be reserved for issuance by the Holding Company upon the exercise of options to be granted to certain directors, officers, and employees of the Holding Company and its subsidiaries from time to time under the Stock Option Plan. No determination has been made regarding the recipients of awards under the Stock Option Plan or the number of shares to be awarded to individual recipients. The Stock Option Committee may grant options under the Stock Option Plan to the directors, officers, and employees of the Holding Company and the Association at such times as they deem most beneficial to the Holding Company on the basis of the individual participant's responsibility, tenure, and future potential.

         Under OTS regulations, no stock options may be awarded during the first year after the completion of the Conversion unless the Stock Option Plan is approved by the shareholders of the Holding Company at an annual or a special meeting of shareholders held not less than six months following the completion of the Conversion. If the Stock Option Plan is approved by the Holding Company shareholders at such meeting and implemented during the first year after the completion of the Conversion, the following restrictions will apply: (i) the number of shares which may be subject to options awarded under the Stock Option Plan to directors who are not full-time employees of the Holding Company may not exceed 5% per person and 30% in the aggregate of the available shares; (ii) the number of shares which may be subject to options awarded under the Stock Option Plan to any individual who is a full-time employee of the Holding Company or its subsidiaries may not exceed 25% of the available shares; (iii) stock options must be awarded with an exercise price at least equal to the fair market value of the common shares of the Holding Company at the time of the award; and (iv) stock options will become exercisable at the rate of one-fifth per year commencing no earlier than one year from the date of the award, subject to acceleration of vesting only in the event of the death or disability of a participant. The ultimate value of any option granted at fair market value will depend on future appreciation in the fair market value of the shares to which the option relates. No decision has been made as to anticipated awards under the Stock Option Plan. See "MANAGEMENT - Stock Benefit Plans -- Stock Option Plan."


         RECOGNITION AND RETENTION PLAN AND TRUST. After the completion of the Conversion, the Association intends to adopt the RRP. The purpose of the RRP is to provide directors, officers, and certain key employees of the Association with an ownership interest in the Holding Company in a manner designed to compensate such directors, officers, and key employees for services to the Association. The Association expects to contribute sufficient funds to enable the RRP to purchase up to 4% of the Common Shares sold in the Offering. The Association will receive no monetary consideration from the recipents for the awards of shares under the RRP.


         The RRP Committee will administer the RRP and determine the number of shares to be granted to eligible participants. Each participant granted shares under the RRP will be entitled to the benefit of any dividends or other distributions paid on such shares prior to the shares being earned, although dividends or other distributions on shares held in the RRP Trust will not be distributed to the participant until the shares are distributed to the participant. Compensation expense in the amount of the fair market value of the RRP shares will be recognized as the shares are earned.

         No determination has been made regarding recipients of RRP awards or the number of shares to be awarded to individual recipients. Under OTS regulations, no RRP shares may be awarded during the first year after the completion of the Conversion unless the RRP is approved by the shareholders of the Holding Company at an annual meeting or a special meeting of shareholders held not less than six months following the completion of the Conversion. If the RRP is approved by the Holding Company shareholders at such meeting and implemented during the first year after the completion of the Conversion, the following restrictions will apply: (i) the number of shares which may be subject to awards under the RRP to directors who are not full-time employees of the Holding Company or its subsidiaries may not exceed 5% per person and 30% in the aggregate of the available shares; (ii) the number of shares which may be subject to awards under the RRP to any individual who is a full-time employee of the Holding Company or its subsidiaries may not exceed 25% of the available shares; and (iii) RRP awards will be earned at the rate of one-fifth per year commencing no earlier than one year from the date of the award subject to acceleration of vesting only in the event of the death or the disability of the participant. See "MANAGEMENT - Stock Benefit Plans -- Recognition and Retention Plan and Trust."

EMPLOYMENT AGREEMENT

         The Association currently has no employment agreements with any of its officers. The Association intends to enter into an employment agreement with Jon
W. Letzkus (the "Employment Agreement"). The Employment Agreement will provide for a term of one year and a salary of not less than $78,500 and performance reviews by the Board of Directors not less often than annually at which time the Employment Agreement may be extended for a period of one year. The Employment Agreement will also provide for the inclusion of Mr. Letzkus in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with the Association's prevailing policies.

         The Employment Agreement will be terminable by the Association at any time. In the event of termination by the Association for "just cause," as defined in the Employment Agreement, Mr. Letzkus will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by the Association other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Letzkus will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Letzkus becomes employed full-time by another employer.

         The Employment Agreement also will contain provisions with respect to the occurrence within one year of a "change of control" of (1) the termination of employment of Mr. Letzkus for any reason other than just cause, retirement, or termination at the end of the term of the agreement, or (2) a constructive termination resulting from change in the capacity or circumstances in which Mr. Letzkus is employed or a material reduction in his responsibilities, authority, compensation, or other benefits provided under the Employment Agreement without Mr. Letzkus' written consent. In the event of any such occurrence, Mr. Letzkus will be entitled to payment of an amount equal to two times Mr. Letzkus' annual compensation immediately preceding the termination of his employment. In addition, Mr. Letzkus will be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Letzkus may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code. "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of the Association or the Holding Company, the control of the election of a majority of the directors of the Association or the Holding Company, or the exercise of a controlling influence over the management or policies of the Association or the Holding Company.

         The aggregate payments that would have been made to Mr. Letzkus, assuming his termination at March 31, 1997, following a change of control, would have been approximately $157,000.

CERTAIN TRANSACTIONS WITH THE ASSOCIATION

         In accordance with the OTS regulations, the Association makes loans to executive officers and directors of the Association in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors comply with such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments. Loans to officers and directors and executive officers of the Association and their related interests totaled $67,000 at March 31, 1997.

                                   REGULATION

GENERAL

         As a savings and loan association incorporated under the laws of Ohio, the Association is subject to regulation, examination and oversight by the OTS and the Superintendent of the Division (the "Ohio Superintendent"). Because the Association's deposits are insured by the FDIC, the Association also is subject to general oversight by the FDIC. The Association must file periodic reports with the OTS, the Ohio Superintendent, and the FDIC concerning its activities and financial condition. Examinations are conducted periodically by federal and state regulators to determine whether the Association is in compliance with various regulatory requirements and is operating in a safe and sound manner. The Association is a member of the FHLB of Cincinnati.

         The Holding Company will be a savings and loan holding company within the meaning of the Home Owners Loan Act, as amended (the "HOLA"). Consequently, the Holding Company will be subject to regulation, examination, and oversight by the OTS and will be required to submit periodic reports thereto. Because the Holding Company and the Association are corporations organized under Ohio law, they are also subject to the provisions of the Ohio Revised Code applicable to corporations generally.

         Congress is considering legislation to eliminate the federal savings and loan charter and the separate federal regulation of savings and loan associations and the Department of the Treasury is preparing a report for Congress on the development of a common charter for all financial institutions. Pursuant to such legislation, Congress may eliminate the OTS and the Association may be regulated under federal law as a bank or be required to change its charter. Such change in regulation or charter would likely change the range of activities in which the Association may engage and would probably subject the Association to more regulation by the FDIC. In addition, the Holding Company might become subject to different holding company regulations, including separate capital requirements. At this time, the Holding Company cannot predict when or whether Congress may actually pass legislation regarding the Holding Company's and the Association's regulatory requirements or charter. Although such legislation may change the activities in which either the Holding Company and the Association may engage, it is not anticipated that the current activities of the Holding Company or the Association will be materially affected by those activity limits.

OHIO SAVINGS AND LOAN LAW

         The Ohio Superintendent is responsible for the regulation and supervision of Ohio savings and loan associations in accordance with the laws of the State of Ohio. Ohio law prescribes the permissible investments and activities of Ohio savings and loan associations, including the types of lending that such associations may engage in and the investments in real estate, subsidiaries, and corporate or government securities that such associations may make. The ability of Ohio associations to engage in these state-authorized investments and activities is subject to oversight and approval by the FDIC, if such investments or activities are not permissible for a federally chartered savings and loan association.

         The Ohio Superintendent also has approval authority over any mergers involving or acquisitions of control of Ohio savings and loan associations. The Ohio Superintendent may initiate certain supervisory measures or formal enforcement actions against Ohio associations. Ultimately, if the grounds provided by law exist, the Ohio Superintendent may place an Ohio association in conservatorship or receivership.

         The Ohio Superintendent conducts regular examinations of the Association approximately once a year. Such examinations are usually conducted jointly with one or both federal regulators. The Ohio Superintendent imposes assessments on Ohio associations based on their asset size to cover the cost of supervision and examination.

OFFICE OF THRIFT SUPERVISION

         GENERAL. The OTS is an office in the Department of the Treasury and is responsible for the regulation and supervision of all federally chartered savings and loan associations and all other savings and loan associations the deposits of which are insured by the FDIC. The OTS issues regulations governing the operation of savings and loan associations, regularly examines such associations and imposes assessments on savings associations based on their asset size to cover the costs of this supervision and examination. The OTS also may initiate enforcement actions against savings and loan associations and certain persons affiliated with them for violations of laws or regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the OTS may appoint a conservator or receiver for a savings and loan association.

        Savings associations are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosures, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of an association to open a new branch or engage in a merger. Community reinvestment regulations evaluate how well and to what extent an institution lends and invests in its designated service area, with particular emphasis on low- to moderate-income communities and borrowers in that area. The Association has received an "outstanding" examination rating under those regulations.

         REGULATORY CAPITAL REQUIREMENTS. The Association is required by OTS regulations to meet certain minimum capital requirements. For information regarding the Association's regulatory capital at March 31, 1997, and pro forma regulatory capital after giving effect to the Conversion, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources" and "REGULATORY CAPITAL COMPLIANCE."

         Current capital requirements call for tangible capital of 1.5% of adjusted total assets, core capital (which for the Association consists solely of tangible capital) of 3.0% of adjusted total assets and risk-based capital (which for the Association consists of core capital and general valuation allowances) of 8.0% of risk-weighted assets (assets, including certain off-balance sheet items, are weighted at percentage levels ranging from 0% to 100% depending on the relative risk).

         The OTS has proposed to amend the core capital requirement so that those associations that do not have the highest examination rating and an acceptable level of risk will be required to maintain core capital of from 4% to 5%, depending on


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

the Association's examination rating and overall risk. The Association does not anticipate that it will be adversely affected if the core capital requirement regulation is amended as proposed.

         The OTS has adopted an interest rate risk component to the risk-based capital requirement, though the implementation of that component has been delayed. Pursuant to that requirement a savings association would have to measure the effect of an immediate 200 basis point change in interest rates on the value of its portfolio as determined under the methodology of the OTS. If the measured interest rate risk is above the level deemed normal under the regulation, the Association will be required to deduct one-half of such excess exposure from its total capital when determining its risk-based capital. In general, an association with less than $300 million in assets and a risk-based capital ratio in excess of 12% will not be subject to the interest rate risk component, and the association qualifies for such exemption. Pending implementation of the interest rate risk component, the OTS has the authority to impose a higher individualized capital requirement on any savings association it deems to have excess interest rate risk. The OTS also may adjust the risk-based capital requirement on an individualized basis to take into account risks due to concentrations of credit and non-traditional activities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Asset and Liability Management."

         The OTS has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled savings and loan associations. At each successively lower defined capital category, an association is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the OTS has less flexibility in determining how to resolve the problems of the institution. The OTS has defined these capital levels as follows: (i) well-capitalized associations must have total risk-based capital of at least 10%, core risk-based capital (consisting only of items that qualify for inclusion in core capital) of at least 6% and core capital of at least 5%; (ii) adequately capitalized associations are those that meet the regulatory minimum of total risk-based capital of 8%, core risk-based capital of 4%, and core capital of 4% (except for associations receiving the highest examination rating, in which case the level is 3%) but are not well-capitalized; (iii) undercapitalized associations are those that do not meet regulatory limits, but that are not significantly undercapitalized; (iv) significantly undercapitalized associations have total risk-based capital of less than 6%, core risk-based capital of less than 3% or core capital of less than 3%; and (v) critically undercapitalized associations are those with core capital of less than 2% of total assets. In addition, the OTS generally can downgrade an association's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the association is deemed to be engaging in an unsafe or unsound practice because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition. An undercapitalized association must submit a capital restoration plan to the OTS within 45 days after it becomes undercapitalized. Undercapitalized associations will be subject to increased monitoring and asset growth restrictions and will be required to obtain prior approval for acquisitions, branching and engaging in new lines of business. Critically undercapitalized institutions must be placed in conservatorship or receivership within 90 days of reaching that capitalization level, except under limited circumstances. The Association's capital at March 31, 1997, meets the standards for a well-capitalized institution.

         Federal law prohibits a savings and loan association from making a capital distribution to anyone or paying management fees to any person having control of the association if, after such distribution or payment, the association would be undercapitalized. In addition, each company controlling an undercapitalized association must guarantee that the association will comply with its capital plan until the association has been adequately capitalized on an average during each of four preceding calendar quarters and must provide adequate assurances of performance. The aggregate liability pursuant to such guarantee is limited to the lesser of (i) an amount equal to 5% of the association's total assets at the time the association became undercapitalized or (ii) the amount that is necessary to bring the association into compliance with all capital standards applicable to such association at the time the association fails to comply with its capital restoration plan.

         LIQUIDITY. OTS regulations require that savings associations maintain an average daily balance of liquid assets (cash, certain time deposits, association's acceptances, and specified United States government, state or federal agency obligations) equal to a monthly average of not less than 5% of its net withdrawable savings deposits plus borrowings payable in one year or less. Federal regulations also require each member institution to maintain an average daily balance of short-term liquid assets of not less than 1% of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed upon member institutions failing to meet liquidity requirements. The eligible liquidity of the Association at March 31, 1997, was approximately $7.3 million, or 25%, which exceeded the 5% liquidity requirement by approximately $5.9 million. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources."

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

        QUALIFIED THRIFT LENDER TEST. Savings associations are required to meet the QTL test. Prior to September 30, 1996, the QTL test required savings associations to maintain a specified level of investments in assets that are designated as qualifying thrift investments ("QTI"), which are generally related to domestic residential real estate and manufactured housing and include stock issued by any FHLB, the FHLMC or the FNMA. Under this test 65% of an institution's "portfolio assets" (total assets less goodwill and other intangibles, property used to conduct business, and 20% of liquid assets) must consist of QTI on a monthly average basis in 9 out of every 12 months. Congress created a second QTL test, effective September 30, 1996, pursuant to which a savings association may also qualify as a QTL thrift if at least 60% of the institution's assets (on a tax basis) consist of specified assets (generally loans secured by residential real estate or deposits, educational loans, cash, and certain governmental obligations). The OTS may grant exceptions to the QTL test under certain circumstances. If a savings association fails to meet the QTL test, the association and its holding company become subject to certain operating and regulatory restrictions. A savings association that fails to meet the QTL test will not be eligible for new FHLB advances. At March 31, 1997, the Association met the QTL test.

         LENDING LIMIT. OTS regulations generally limit the aggregate amount that a savings association can lend to one borrower or group of related borrowers to an amount equal to 15% of the association's Lending Limit Capital. A savings association may lend to one borrower an additional amount not to exceed 10% of the association's Lending Limit Capital, if the additional amount is fully secured by certain forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." Certain types of loans are not subject to this limit. In applying this limit, the regulations require that loans to certain related borrowers be aggregated. An exception to this limit permits loans of any type to one borrower up to $500,000.

         Based on such limits, the Association was able to lend approximately $729,000 to one borrower at March 31, 1997. The maximum amount that the Association will lend to one Borrower, however, is $500,000. See "THE BUSINESS OF THE ASSOCIATION - Lending Activities -- Loan Originations, Purchases and Sales."

        TRANSACTIONS WITH INSIDERS AND AFFILIATES. Loans to executive officers, directors, and principal shareholders and their related interests must conform to the lending limit on loans to one borrower, and the total of such loans to executive officers, directors, principal shareholders, and their related interests cannot exceed the association's Lending Limit Capital (or 200% of Lending Limit Capital for qualifying institutions with less than $100 million in assets). Most loans to directors, executive officers, and principal shareholders must be approved in advance by a majority of the "disinterested" members of the board of directors of the association with any "interested" director not participating. All loans to directors, executive officers, and principal shareholders must be made on terms substantially the same as offered in comparable transactions with the general public or as offered to all employees in a company-wide benefit program, and loans to executive officers are subject to additional limitations. The Association was in compliance with such restrictions at March 31, 1997.

        All transactions between savings associations and their affiliates must comply with Sections 23A and 23B of the Federal Reserve Act (the "FRA"). An affiliate of a savings association is any company or entity that controls, is controlled by or is under common control with, the savings association. The Holding Company will be an affiliate of the Association. Generally, Sections 23A and 23B of the FRA (i) limit the extent to which a savings association or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, (ii) limit the aggregate of all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus, and (iii) require that all such transactions be on terms substantially the same, or at least as favorable to the association, as those provided in transactions with a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee, and other similar types of transactions. In addition to the limits in Sections 23A and 23B, a savings association may not make any loan or other extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for a bank holding company and may not purchase or invest in securities of any affiliate except shares of a subsidiary. The Association was in compliance with these requirements and restrictions at March 31, 1997.

         LIMITATIONS ON CAPITAL DISTRIBUTIONS. The OTS imposes various restrictions or requirements on the ability of associations to make capital distributions, according to ratings of associations based on their capital level and supervisory condition. Capital distributions, for purposes of such regulation, include, without limitation, payments of cash dividends, repurchases, and certain other acquisitions by an association of its shares and payments to stockholders of another association in an acquisition of such other association.

         For purposes of the capital distribution regulations, each institution is categorized in one of three tiers. Tier 1 consists of associations that, before and after the proposed capital distribution, meet their fully phased-in capital requirement. Associations in this category may make capital distributions during any calendar year equal to the greater of 100% of their net income, current year-to-date, plus 50% of the amount by which the lesser of such association's tangible, core or risk-based capital exceeds its fully phased-in capital requirement for such capital component, as measured at the beginning of the calendar year, or the amount authorized for a tier 2 association. Tier 2 consists of associations that, before and after the proposed capital distribution, meet their current minimum, but not fully phased-in capital requirement. Associations in this category may make capital distributions up to 75% of their net income over the most recent four quarters. Tier 3 associations do not meet their current minimum capital requirement and must obtain OTS approval of any capital distribution. A tier 1 association deemed to be in need of more than normal supervision by the OTS may be downgraded to a tier 2 or tier 3 association.

         The Association meets the requirements for a tier 1 association and has not been notified of any need for more than normal supervision. The Association will also be prohibited from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the net worth of the Association would be reduced below the amount required to be maintained for the liquidation account established in connection with the Conversion. In addition, as a subsidiary of the Holding Company, the Association will also be required to give the OTS 30 days' notice prior to declaring any dividend on its stock. The OTS may object to the dividend during that 30-day period based on safety and soundness concerns. Moreover, the OTS may prohibit any capital distribution otherwise permitted by regulation if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         In December 1994, the OTS issued a proposal to amend the capital distributions limits. Under that proposal, associations not owned by a holding company with an examination rating of 1 or 2 could make a capital distribution without notice to the OTS, if they remain adequately capitalized, as described above, after the distribution is made. Any other association seeking to make a capital distribution that would not cause the association to fall below the capital levels to qualify as adequately capitalized or better, would have to provide notice to the OTS. Except under limited circumstances and with OTS approval, no capital distributions would be permitted if it caused the association to become undercapitalized.

         HOLDING COMPANY REGULATION. After the Conversion, the Holding Company will be a savings and loan holding company within the meaning of the HOLA. As such, the Holding Company will register with the OTS and will be subject to OTS regulations, examination, supervision, and reporting requirements.

         The HOLA generally prohibits a savings and loan holding company from controlling any other savings and loan association or savings and loan holding company, without prior approval of the OTS, or from acquiring or retaining more than 5% of the voting shares of a savings and loan association or holding company thereof, which is not a subsidiary. Under certain circumstances, a savings and loan holding company is permitted to acquire, with the approval of the OTS, up to 15% of the previously unissued voting shares of an undercapitalized savings and loan association for cash without such savings and loan association's being deemed to be controlled by such holding company. Except with the prior approval of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock may also acquire control of any savings institution, other than a subsidiary institution, or any other savings and loan holding company.

         The Holding Company will be a unitary savings and loan holding company. Under current law, there are generally no restrictions on the activities of unitary savings and loan holding companies and such companies are the only financial institution holding companies which may engage in commercial, securities, and insurance activities without limitation. Congress is considering legislation which may limit the Holding Company's ability to engage in these activities and the Holding Company cannot predict if and in what form these proposals might become law. However, such limits would not impact the Holding Company's initial activity of holding stock of the Association. The broad latitude under current law can be restricted if the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness, or stability of its subsidiary savings and loan association. The OTS may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings and loan association; (ii) transactions between the savings and loan association and its affiliates; and
(iii) any activities of the savings and loan association that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings and loan association. Notwithstanding the foregoing rules as to permissible business activities of a unitary savings and loan holding company, if the savings and loan association subsidiary of a holding company fails to meet the QTL, then such unitary holding company would become subject to the activities restrictions applicable to multiple holding companies. At March 31, 1997, the Association met the QTL. See "Qualified Thrift Lender Test."

         If the Holding Company were to acquire control of another savings institution, other than through a merger or other business combination with the Association, the Holding Company would become a multiple savings and loan holding company. Unless the acquisition is an emergency thrift acquisition and each subsidiary savings and loan association meets the QTL, the activities of the Holding Company and any of its subsidiaries (other than the Association or other subsidiary savings and loan associations) would thereafter be subject to activity restrictions. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof that is not a savings institution shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof, any business activity other than (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by federal regulation as of March 5, 1987, to be engaged in by multiple holding companies; or (vii) those activities authorized by the FRB as permissible for bank holding companies, unless the OTS by regulation prohibits or limits such activities for savings and loan holding companies, and which have been approved by the OTS prior to being engaged in by a multiple holding company.

         The OTS may approve an acquisition resulting in the formation of a multiple savings and loan holding company that controls savings and loan associations in more than one state only if the multiple savings and loan holding company involved controls a savings and loan association that operated a home or branch office in the state of the association to be acquired as of March 5, 1987, or if the laws of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions). As under prior law, the OTS may approve an acquisition resulting in a multiple savings and loan holding company controlling savings and loan associations in more than one state in the case of certain emergency thrift acquisitions. Bank holding companies have had more expansive authority to make interstate acquisitions than savings and loan holding companies since August 1995.

FDIC REGULATIONS

         DEPOSIT INSURANCE. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the Bank Insurance Fund (the "BIF") for commercial banks and state savings banks and the SAIF for savings associations. The FDIC is required to maintain designated levels of reserves in each fund. The Association is a member of the SAIF and its deposit accounts are insured by the FDIC up to the prescribed limits. The FDIC has examination authority over all insured depository institutions, including the Association, and has authority to initiate enforcement actions against federally insured savings associations if the FDIC does not believe the OTS has taken appropriate action to safeguard safety and soundness and the deposit insurance fund.

        The FDIC is required to maintain designated levels of reserves in each fund. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

        Because of the differing reserve levels of the funds, deposit insurance assessments paid by healthy savings associations were reduced significantly below the level paid by healthy savings associations effective in mid-1995. Assessments paid by healthy savings associations exceeded those paid by healthy commercial banks by approximately $.19 per $100 in deposits in late 1995. Such excess equaled approximately $.23 per $100 in deposits beginning in 1996. This premium disparity had a negative competitive impact on the Association and other institutions in the SAIF.

        Federal legislation, which was effective September 30, 1996, provided for the recapitalization of the SAIF by means of a special assessment of $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. Certain banks holding SAIF deposits are required to pay the same special assessment on 80% of deposits at March 31, 1995. In addition, the cost of prior thrift failures, which had previously been paid only by SAIF members, will also be paid by BIF members. As a result, BIF assessments for healthy banks in 1997 will be $.013 per $100 in deposits, and SAIF assessments for healthy institutions in 1997 will be $.064 per $100 in deposits.

        The Association had $29.1 million in deposits at March 31, 1995. The Association paid a special assessment of $190,000 in November 1996, which was accounted for and recorded as of September 30, 1996. This assessment is tax-deductible but has reduced earnings for the year ended December 31, 1996.

FRB REGULATIONS

         FRB regulations currently require savings associations to maintain reserves of 3% of net transaction accounts (primarily NOW accounts) up to $49.3 million (subject to an exemption of up to $4.4 million), and of 10% of net transaction accounts over $49.3 million. At March 31, 1997, the Association was in compliance with this reserve requirement.

FEDERAL HOME LOAN BANKS

         The FHLBs provide credit to their members in the form of advances. See "THE BUSINESS OF THE ASSOCIATION - Deposits and Borrowings." The Association is a member of the FHLB of Cincinnati and must maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1% of the aggregate outstanding principal amount of the Association's residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, and 5% of its advances from the FHLB. The Association is in compliance with this requirement with an investment in stock of the FHLB of Cincinnati of $329,800 at March 31, 1997.

         Upon the origination or renewal of a loan or advance, the FHLB of Cincinnati is required by law to obtain and maintain a security interest in collateral in one or more of the following categories: fully disbursed, whole first mortgage loans on improved residential property or securities representing a whole interest in such loans; securities issued, insured or guaranteed by the U.S. Government or an agency thereof; deposits in any FHLB; or other real estate related collateral (up to 30% of the member association's capital) acceptable to the applicable FHLB, if such collateral has a readily ascertainable value and the FHLB can perfect its security interest in the collateral.

         Each FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLBs. The standards take into account a member's performance under the Community Reinvestment Act and its record of lending to first-time home buyers.

All long-term advances by each FHLB must be made only to provide funds for residential housing finance.

                                    TAXATION

FEDERAL TAXATION

         The Holding Company and the Association are each subject to the federal tax laws and regulations which apply to corporations generally. In addition to the regular income tax, the Holding Company and the Association are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on "alternative minimum taxable income" (which is the sum of a corporation's regular taxable income, with certain adjustments, and tax preference items), less any available exemption. Such tax preference items include interest on certain tax-exempt bonds issued after August 7, 1986. In addition, 75% of the amount by which a corporation's "adjusted current earnings" exceeds its alternative minimum taxable income computed without regard to this preference item and prior to reduction by net operating losses, is included in alternative minimum taxable income. Net operating losses can offset no more than 90% of alternative minimum taxable income. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax. Payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. In addition, for taxable years after 1986 and before 1996, the Association is also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2.0 million.

         Prior to the enactment of the Small Business Jobs Protection Act (the "Act"), which was signed into law on August 21, 1996, certain thrift institutions, including the Association, were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. Qualified thrift institutions could compute deductions for bad debts using either the specific charge off method of Section 166 of the Code, or one of the two reserve methods of Section 593 of the Code. The reserve methods under Section 593 of the Code permitted a thrift institution annually to elect to deduct bad debts under either (i) the "percentage of taxable income" method applicable only to thrift institutions, or (ii) the "experience" method that also was available to small banks. Under the "percentage of taxable income" method, a thrift institution



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generally was allowed a deduction for an addition to its bad debt reserve equal to 8% of its taxable income (determined without regard to this deduction and with additional adjustments). Under the experience method, a thrift institution was generally allowed a deduction for an addition to its bad debt reserve equal to the greater of (i) an amount based on its actual average experience for losses in the current and five preceding taxable years, or (ii) an amount necessary to restore the reserve to its balance as of the close of the base year. A thrift institution could elect annually to compute its allowable addition to bad debt reserves for qualifying loans either under the experience method or the percentage of taxable income method. For tax years 1995, 1994 and 1993, the Association used the percentage of taxable income method because such method provided a higher bad debt deduction than the experience method.

         The Act eliminated the percentage of taxable income reserve method of accounting for bad debts by thrift institutions, effective for taxable years beginning after 1995. Thrift institutions that would be treated as small banks are allowed to utilize the experience method applicable to such institutions, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

         A thrift institution required to change its method of computing reserves for bad debt will treat such change as a change in the method of accounting, initiated by the taxpayer, and having been made with the consent of the Secretary of the Treasury. Section 481(a) of the Code requires certain amounts to be recaptured with respect to such change. Generally, the amounts to be recaptured will be determined solely with respect to the "applicable excess reserves" of the taxpayer. The amount of the applicable excess reserves will be taken into account ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to the residential loan requirement described below. In the case of a thrift institution that becomes a large bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans (generally loans secured by improved real estate) and its reserve for losses on nonqualifying loans (all other types of loans) as of the close of its last taxable year beginning before January 1, 1996, over (ii) the balances of such reserves as of the close of its last taxable year beginning before January 1, 1988 (i.e., the "pre-1988 reserves"). In the case of a thrift institution that becomes a small bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over (ii) the greater of the balance of (a) its pre-1988 reserves or (b) what the thrift's reserves would have been at the close of its last year beginning before January 1, 1996, had the thrift always used the experience method.

         For taxable years that begin after December 31, 1995, and before January 1, 1998, if a thrift meets the residential loan requirement for a tax year, the recapture of the applicable excess reserves otherwise required to be taken into account as a Code Section 481(a) adjustment for the year will be suspended. A thrift meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the thrift during the year is not less then its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the thrift during the six most recent tax years beginning before January 1, 1996. A residential loan is a loan as described in Section 7701(a)(19)(C)(v) (generally a loan secured by residential real and church property and certain mobile homes), but only to the extent that the loan is made to the owner of the property.

         The balance of the pre-1988 reserves is subject to the provisions of
Section 593(e) as modified by the Act which require recapture in the case of certain excessive distributions to shareholders. The pre-1988 reserves may not be utilized for payment of cash dividends or other distributions to a shareholder (including distributions in dissolution or liquidation) or for any other purpose (excess to absorb bad debt losses). Distribution of a cash dividend by a thrift institution to a shareholder is treated as made: first, out of the institution's post-1951 accumulated earnings and profits; second, out of the pre-1988 reserves; and third, out of such other accounts as may be proper. To the extent a distribution by the Association to the Holding Company is deemed paid out of its pre-1988 reserves under these rules, the pre-1988 reserves would be reduced and the Association's gross income for tax purposes would be increased by the amount which, when reduced by the income tax, if any, attributable to the inclusion of such amount in its gross income, equals the amount deemed paid out of the pre-1988 reserves. As of March 31, 1997, the Association's pre-1988 reserves for tax purposes totaled approximately $800,000. The Association believes it had approximately $4.0 million of accumulated earnings and profits for tax purposes as of March 31, 1997, which would be available for dividend distributions, provided regulatory restrictions applicable to the payment of dividends are met. See "REGULATION - Federal Regulations -- Limitations on Capital Distributions." No representation can be made as to whether the Association will have current or accumulated earnings and profits in subsequent years.

         The tax returns of the Association have been audited or closed without audit through fiscal year 1992. In the opinion of management, any examination of open returns would not result in a deficiency which could have a material adverse effect on the financial condition of the Association.

OHIO TAXATION

         The Holding Company is subject to the Ohio corporation franchise tax, which, as applied to the Holding Company, is a tax measured by both net earnings and net worth. The rate of tax is the greater of (i) 5.1% on the first $50,000 of computed Ohio taxable income and 8.9% of computed Ohio taxable income in excess of $50,000 and (ii) 0.582% times taxable net worth.

         In computing its tax under the net worth method, the Holding Company may exclude 100% of its investment in the capital stock of the Association after the Conversion, as reflected on the balance sheet of the Holding Company, as long as it owns at least 25% of the issued and outstanding capital stock of the Association. The calculation of the exclusion from net worth is based on the ratio of the excludable investment (net of any appreciation or goodwill included in such investment) to total assets multiplied by the net value of the stock. As a holding company, the Holding Company may be entitled to various other deductions in computing taxable net worth that are not generally available to operating companies.

         A special litter tax is also applicable to all corporations, including the Holding Company, subject to the Ohio corporation franchise tax other than "financial institutions." If the franchise tax is paid on the net income basis, the litter tax is equal to .11% of the first $50,000 of computed Ohio taxable income and .22% of computed Ohio taxable income in excess of $50,000. If the franchise tax is paid on the net worth basis, the litter tax is equal to .014% times taxable net worth.

         The Association is a "financial institution" for State of Ohio tax purposes. As such, it is subject to the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.5% of the Association's book net worth determined in accordance with GAAP. As a "financial institution," the Association is not subject to any tax based upon net income or net profits imposed by the State of Ohio.

                                 THE CONVERSION

         THE OTS AND THE DIVISION HAVE APPROVED THE PLAN, SUBJECT TO THE APPROVAL OF THE PLAN BY THE MEMBERS OF THE ASSOCIATION ENTITLED TO VOTE ON THE PLAN AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS AND THE DIVISION. OTS AND DIVISION APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.

GENERAL

         On March 24, 1997, the Board of Directors of the Association unanimously adopted the Plan and recommended that the voting members of the Association approve the Plan at the Special Meeting. During and upon completion of the Conversion, the Association will continue to provide the services presently offered to depositors and borrowers, will maintain its existing offices, and will retain its existing management and employees.

         Based on the current Valuation Range, between 573,750 and 776,250 Common Shares are expected to be offered in the Subscription Offering and the Community Offering at a price of $10 per share. Applicable regulations permit the Holding Company to offer additional Common Shares in an amount not to exceed 15% above the maximum of the Valuation Range, which would permit the issuance of up to 892,687 Common Shares with an aggregate purchase price of $8,926,870. Federal regulations require, with certain exceptions, that shares offered in connection with the Conversion must be sold up to at least the minimum point of the Valuation Range in order for the Conversion to become effective. The actual number of Common Shares sold in connection with the Conversion will be determined upon completion of the Offering based on the final valuation of the Association, as converted. See "Pricing and Number of Common Shares to be Sold."

         The Common Shares will be offered in the Subscription Offering to the ESOP and certain present and former depositors of the Association. Any Common Shares not subscribed for in the Subscription Offering will be offered to the general public in the Community Offering in a manner which will seek to achieve the widest distribution of the Common Shares, but which will give preference to natural persons residing in Belmont County, Ohio. Under OTS regulations, the Community Offering must be completed within 45 days after completion of the Subscription Offering, unless such period is extended by the Association with the approval of the OTS and the Division. If the Community Offering is determined not to be feasible, an occurrence that is not currently anticipated, the Boards of Directors of the Holding Company and the Association will consult with the OTS and the Division to determine an appropriate alternative method of selling unsubscribed Common Shares up to the minimum of the Valuation Range. No alternative sales methods are currently planned.

         OTS and Ohio regulations require the completion of the Conversion within 24 months after the date of the approval of the Plan by the voting members of the Association. The commencement and completion of the Conversion will be subject to market conditions and other factors beyond the Association's control. Due to changing economic and market conditions, no assurance can be given as to the length of time that will be required to complete the sale of the Common Shares. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Association. In such circumstances, the Association may also incur substantial additional printing, legal and accounting expenses in completing the Conversion. In the event the Conversion is not successfully completed, the Association will be required to charge all Conversion expenses against current earnings.

REASONS FOR THE CONVERSION

         The principal factors considered by the Association's Board of Directors in reaching the decision to pursue a mutual-to-stock conversion were the numerous competitive advantages which the stock form of organization offers, including growth opportunities, employee retention, and increased capital levels.

         If the Association is to continue to grow and prosper, the mutual form of organization is the least desirable form from a competitive standpoint. The opportunities for a mutual to expand through mutual-to-mutual mergers or acquisitions are limited. Although the Association does not have any specific acquisitions planned at this time, the Conversion will position the Association to take advantage of any acquisition opportunities which may present themselves. Because a conversion to stock form is a time-consuming and complex process, the Association cannot wait until an acquisition is imminent to embark on the conversion process.

         As an increasing number of the Association's competitors convert to stock form and acquire the ability to use stock-based compensation programs, the Association, in mutual form, would be at a disadvantage when it comes to attracting and retaining qualified management. The Association believes that the ESOP, the Stock Option Plan and the RRP are important tools in achieving such goals, even though the Association will be required to wait until after the Conversion to implement the Stock Option Plan and the RRP. See "MANAGEMENT - Stock Benefit Plans."

PRINCIPAL EFFECTS OF THE CONVERSION

         VOTING RIGHTS. Deposit holders who are members of the Association in its mutual form will have no voting rights in the Association as converted and will not participate, therefore, in the election of directors or otherwise control the Association's affairs. Voting rights in the Holding Company will be held exclusively by its shareholders, and voting rights in the Association will be held exclusively by the Holding Company as the sole shareholder of the Association. Each holder of the Holding Company's common shares will be entitled to one vote for each share owned on any matter to be considered by the Holding Company's shareholders. See "DESCRIPTION OF AUTHORIZED SHARES."

         DEPOSIT ACCOUNTS AND LOANS. Deposit accounts in the Association, as converted, will be equivalent in amount, interest rate and other terms to the present deposit accounts in the Association, and the existing FDIC insurance on such accounts will not be affected by the Conversion. The Conversion will not affect the terms of loan accounts or the rights and obligations of borrowers under their individual contractual arrangements with the Association.

         TAX CONSEQUENCES. The consummation of the Conversion is expressly conditioned on receipt by the Association of a private letter ruling from the IRS or an opinion of counsel to the effect that the Conversion will constitute a tax-free reorganization as defined in Section 368(a) of the Code. The Association intends to proceed with the Conversion based upon an opinion received from its special counsel, Vorys, Sater, Seymour and Pease, to the following effect:

                  (1) The Conversion constitutes a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by the Association in its mutual form or in its stock form as a result of the Conversion. The Association in its mutual form and the Association in its stock form will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (2) No gain or loss will be recognized by the Association upon the receipt of money from the Holding Company in exchange for the capital stock of the Association, as converted;

                  (3) The assets of the Association will have the same basis in its hands immediately after the Conversion as they had in its hands immediately prior to the Conversion, and the holding period of the assets of the Association after the Conversion will include the period during which the assets were held by the Association before the Conversion;

                  (4) No gain or loss will be recognized by the deposit account holders of the Association upon the issuance to them, in exchange for their respective withdrawable deposit accounts in the Association immediately prior to the Conversion, of withdrawable deposit accounts in the Association immediately after the Conversion, in the same dollar amount as their withdrawable deposit accounts in the Association immediately prior to the Conversion, plus, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, the interests in the Liquidation Account of the Association, as described below;

                  (5) The basis of the withdrawable deposit accounts in the Association held by its deposit account holders immediately after the Conversion will be the same as the basis of their deposit accounts in the Association immediately prior to the Conversion. The basis of the interests in the Liquidation Account received by the Eligible Account Holders and Supplemental Eligible Account Holders will be zero. The basis of the nontransferable subscription rights received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members will be zero (assuming that at distribution such rights have no ascertainable fair market value);

                  (6) No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Eligible Members upon the distribution to them of nontransferable subscription rights to purchase Common Shares (assuming that at distribution such rights have no ascertainable fair market value), and no taxable income will be realized by such Eligible Account Holders, Supplemental Eligible Account Holders or Other Eligible Members as a result of their exercise of such nontransferable subscription rights;

                  (7) The basis of the Common Shares purchased by members of the Association pursuant to the exercise of subscription rights will be the purchase price thereof (assuming that such rights have no ascertainable fair market value and that the purchase price is not less than the fair market value of the shares on the date of such exercise), and the holding period of such shares will commence on the date of such exercise. The basis of the Common Shares purchased other than by the exercise of subscription rights will be the purchase price thereof (assuming in the case of the other subscribers that the opportunity to buy in the Subscription Offering has no ascertainable fair market value), and the holding period of such shares will commence on the day after the date of the purchase;

                  (8) For purposes of Section 381 of the Code, the Association will be treated as if there had been no reorganization. The taxable year of the Association will not end on the effective date of the Conversion. Immediately after the Conversion, the Association in its stock form will succeed to and take into account the tax attributes of the Association in its mutual form immediately prior to the Conversion, including the Association's earnings and profits or deficit in earnings and profits;

                  (9) The bad debt reserves of the Association in its mutual form immediately prior to the Conversion will not be required to be restored to the gross income of the Association in its stock form as a result of the Conversion and immediately after the Conversion such bad debt reserves will have the same character in the hands of the Association in its stock form as they would have had if there had been no Conversion. The Association in its stock form will succeed to and take into account the dollar amounts of those accounts of the Association in its mutual form which represent bad debt reserves in respect of which the Association in its mutual form has taken a bad debt deduction for taxable years ending on or before the Conversion; and

                  (10) Regardless of book entries made for the creation of the Liquidation Account, the Conversion will not diminish the accumulated earnings and profits of the Association available for the subsequent distribution of dividends within the meaning of Section 316 of the Code. The creation of the Liquidation Account on the records of the Association will have no effect on its taxable income, deductions for additions to reserves for bad debts under Section 593 of the Code or distributions to stockholders under Section 593(e) of the Code.

                  For Ohio tax purposes, the tax consequences of the Conversion will be as follows:

                  (1) The Association is a "financial institution" for State of Ohio tax purposes, and the Conversion will not change such status;

                  (2) The Association is subject to the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.5% of the Association's equity capital determined in accordance with GAAP, and the Conversion will not change such status;

                  (3) As a "financial institution," the Association is not subject to any tax based upon net income or net profit imposed by the State of Ohio, and the Conversion will not change such status;

                  (4) The Conversion will not be a taxable transaction to the Association in its mutual or stock form for purposes of the Ohio corporate franchise tax. As a consequence of the Conversion, however, the annual Ohio corporate franchise tax liability of the Association will increase if the taxable net worth of the Association (i.e., book net worth computed in accordance with GAAP at the close of the Association's taxable year for federal income tax purposes) increases thereby; and

                  (5) The Conversion will not be a taxable transaction to any deposit account holder or borrower member of the Association in its mutual or stock form for purposes of the Ohio corporate franchise tax and the Ohio personal income tax.

         The Association has received an opinion from RP Financial to the effect that the subscription rights have no ascertainable fair market value because the rights are received by specified persons at no cost, may not be transferred and are of short duration. The IRS could challenge the assumption that the subscription rights have no ascertainable fair market value.

         Each Eligible Account Holder, Supplemental Eligible Account Holder and Other Eligible Member is urged to consult his or her own tax advisor with respect to the affect of such tax consequences on his or her own particular facts and circumstances.

         LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the Association in its present mutual form, each depositor in the Association would receive a pro rata share of any assets of the Association remaining after payment of the claims of all creditors, including the claims of all depositors to the withdrawable value of their deposit accounts. A depositor's pro rata share of such remaining assets would be the same proportion of such assets as the value of such depositor's accounts bears to the total aggregate value of all deposits in the Association at the time of liquidation.

         In the event of a complete liquidation of the Association in its stock form after the Conversion, each depositor would have a claim of the same general priority as the claims of all other general creditors of the Association. Except as described below, each depositor's claim would be solely in the amount of the balance in such depositor's account plus accrued interest. The depositor would have no interest in the assets of the Association above that amount. Such assets would be distributed to the Holding Company as the sole shareholder of the Association.

         For the purpose of granting a limited priority claim to the assets of the Association in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Association after the Conversion, the Association will, at the time of Conversion, establish a liquidation account in an amount equal to the retained earnings of the Association as of March 31, 1997 (the "Liquidation Account"). The Liquidation Account will not operate to restrict the use or application of any of the regulatory capital of the Association.

         Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest (the "Subaccount") in a portion of the Liquidation Account for Qualifying Deposits held on the Eligibility Record Date or the Supplemental Eligibility Record Date.

         The balance of each initial Subaccount shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the closing balance in the account holder's account as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Eligible Account Holders on the corresponding record date. The balance of each Subaccount may be decreased but will never be increased. If, at the close of business on the last day of each fiscal year of the Holding Company subsequent to the respective record dates, the balance in the deposit account to which a Subaccount relates is less than the lesser of (i) the deposit balance in such deposit account at the close of business on the last day of any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the balance of the Subaccount for such deposit account shall be adjusted proportionately to the reduction in such deposit account balance. In the event of any such downward adjustment, such Subaccount balance shall not be subsequently increased notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, its related Subaccount shall be reduced to zero upon such closing.


         In the event of a complete liquidation of the converted Association (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall receive from the Liquidation Account a distribution equal to the current balance in each of such account holder's Subaccounts before any liquidation distribution may be made to the Holding Company as the sole shareholder of the Association. Any assets remaining after satisfaction of such liquidation rights and the claims of the Association's creditors would be distributed to the Holding Company as the sole shareholder of the Association. No merger, consolidation, purchase of bulk assets or similar combination or transaction with another financial institution, the deposits of which are insured by the FDIC, will be deemed to be a complete liquidation for this purpose and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

         COMMON SHARES. SHARES ISSUED UNDER THE PLAN CANNOT AND WILL NOT BE INSURED BY THE FDIC. For a description of the characteristics of the Common Shares, see "DESCRIPTION OF AUTHORIZED SHARES."

INTERPRETATION AND AMENDMENT OF THE PLAN

         To the extent permitted by law, all interpretations of the Plan by the Boards of Directors of the Holding Company and the Association will be final. The Plan may be amended by the Boards of Directors of the Holding Company and the Association at any time with the concurrence of the OTS and the Division. If the Association and the Holding Company determine, upon advice of counsel and after consultation with the OTS and the Division, that any such amendment is material, subscribers will be notified of the amendment and will be provided the opportunity to affirm, increase, decrease or cancel their subscriptions. Any person who does not affirmatively elect to continue his subscription or elects to rescind his subscription before the date specified in the notice will have all of his funds promptly refunded with interest. Any person who elects to decrease his subscription will have the appropriate portion of his funds promptly refunded with interest.

CONDITIONS AND TERMINATION

         The completion of the Conversion requires the approval of the Plan and the adoption of the Amended Articles of Incorporation and the Amended Constitution by the voting members of the Association at the Special Meeting and the completion of the sale of the requisite amount of Common Shares within 24 months following the date of such approval. If these conditions are not satisfied, the Plan will automatically terminate and the Association will continue its business in the mutual form of organization. The Plan may be voluntarily terminated by the Board of Directors at any time before the Special Meeting and at any time thereafter with the approval of the OTS and the Division.

SUBSCRIPTION OFFERING


         THE SUBSCRIPTION OFFERING WILL EXPIRE AT NOON, BRIDGEPORT, OHIO TIME, ON SEPTEMBER 17, 1997. SUBSCRIPTION RIGHTS NOT EXERCISED BEFORE NOON, BRIDGEPORT, OHIO TIME, ON SEPTEMBER 17, 1997, WILL BE VOID, WHETHER OR NOT THE ASSOCIATION HAS BEEN ABLE TO LOCATE EACH PERSON ENTITLED TO SUCH SUBSCRIPTION RIGHTS.


         Nontransferable subscription rights to purchase Common Shares are being issued at no cost to all eligible persons and entities in accordance with the preference categories established by the Plan, as described below. EACH SUBSCRIPTION RIGHT MAY BE EXERCISED ONLY BY THE PERSON TO WHOM IT IS ISSUED AND ONLY FOR HIS OR HER OWN ACCOUNT

AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF THE COMMON SHARES. ANY PERSON WHO ATTEMPTS TO TRANSFER HIS OR HER SUBSCRIPTION RIGHTS MAY BE SUBJECT TO PENALTIES AND SANCTIONS, INCLUDING LOSS OF THE SUBSCRIPTION RIGHTS.

         The number of Common Shares which a person who has subscription rights may purchase will be determined, in part, by the total number of Common Shares to be issued and the availability of Common Shares for purchase under the preference categories set forth in the Plan and certain other limitations. See "Limitations on Purchases of Common Shares." The sale of any Common Shares pursuant to subscriptions received is contingent upon approval of the Plan by the voting members of the Association at the Special Meeting.

         The preference categories and preliminary purchase limitations which have been established by the Plan, in accordance with applicable regulations, for the allocation of Common Shares are as follows:

                  (a) Each Eligible Account Holder shall receive, without payment therefor, a nontransferable right to purchase up to 14,000 Common Shares in the Subscription Offering, subject to the overall purchase limitations set forth in Section 10 of the Plan and subject to adjustment by the Board of Directors of the Holding Company and the Association as set forth in Section 10 of the Plan. If the exercise of subscription rights by Eligible Account Holders results in an over-subscription, Common Shares will be allocated among subscribing Eligible Account Holders in a manner which will, to the extent possible, make the total allocation of each subscriber equal 100 shares or the amount subscribed for, whichever is less. Any Common Shares remaining after such allocation has been made will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion which the amount of their respective Qualifying Deposits on the Eligibility Record Date bears to the total Qualifying Deposits of all Eligible Account Holders on such date. Notwithstanding the foregoing, Common Shares in excess of 776,250, the maximum of the Valuation Range, may be sold to the ESOP before fully satisfying the subscriptions of Eligible Account Holders. No fractional shares will be issued. For purposes of this paragraph (a), increases in the Qualifying Deposits of directors and executive officers of the Association during the twelve months preceding the Eligibility Record Date shall not be considered.

                  (b) The ESOP shall receive, without payment therefor, a nontransferable right to purchase in the Subscription Offering an aggregate amount of up to 10% of the Common Shares sold in the Conversion, provided that shares remain available after satisfying the subscription rights of Eligible Account Holders up to the maximum of the Valuation Range pursuant to paragraph (a) above. Although the Plan and OTS regulations permit the ESOP to purchase up to 10% of the Common Shares, the Holding Company anticipates that the ESOP will purchase 8% of the Common Shares. If the ESOP is unable to purchase all or part of the Common Shares for which it subscribes, the ESOP may purchase Common Shares on the open market or may purchase authorized but unissued Common Shares. If the ESOP purchases authorized but unissued Common Shares, such purchases could have a dilutive effect on the interests of the Holding Company's shareholders. See "RISK FACTORS - Potential Impact of Benefit Plans on Net Earnings and Shareholders' Equity."

                  (c) Provided that shares remain available after satisfying the subscription rights of Eligible Account Holders and the ESOP pursuant to paragraphs (a) and (b) above each Supplemental Eligible Account Holder will receive, without payment therefor, a nontransferable right to purchase up to 14,000 Common Shares, subject to the overall purchase limitations set forth in Section 10 of the Plan and subject to adjustment by the Board of Directors of the Holding Company and the Association as set forth in Section 10 of the Plan. If the exercise of subscription rights by Supplemental Eligible Account Holders results in an oversubscription, Common Shares will be allocated among subscribing Supplemental Eligible Account Holders in a manner which will, to the extent possible, make the total allocation of each subscriber equal 100 shares or the amount subscribed for, whichever is less. Any Common Shares remaining after such allocation has been made will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion which the amount of their respective Qualifying Deposits on the Supplemental Eligibility Record Date bears to the total Qualifying Deposits of all Supplemental Eligible Account Holders on such date. No fractional shares will be issued.

                  (d) Provided that shares remain available after satisfying the subscription rights of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders pursuant to paragraphs (a), (b) and (c) above, each Other Eligible Member, other than an Eligible Account Holder or Supplemental Eligible Account Holder, shall receive, without payment therefor, a nontransferable right to purchase up to 14,000 Common Shares in the Community Offering, subject to adjustment by the Boards of Directors of the Association and the Holding

         Company. In the event of an oversubscription by Other Eligible Members, the available Common Shares will be allocated among subscribing Other Eligible Members in the same proportion that their subscriptions bear to the total amount of subscriptions by all Other Eligible Members; provided, however, that, to the extent sufficient Common Shares are available, each subscribing Other Eligible Member shall receive 25 Common Shares before the remaining available Common Shares are allocated.

         The Board of Directors may reject any one or more subscriptions if, based upon the Board of Directors' interpretation of applicable regulations, such subscriber is not entitled to the shares for which he or she has subscribed or if the sale of shares subscribed for would be in violation of any applicable statutes, regulations, or rules.

         The Association will make reasonable efforts to comply with the securities laws of all states in the United States in which persons having subscription rights reside. However, no such person will be offered or receive any Common Shares under the Plan who resides in a foreign country or in a state of the United States with respect to which each of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the Plan resides in such country or state; (ii) under the securities laws of such country or state, the granting of subscription rights or the offer or sale of Common Shares to such persons would require the Holding Company or its officers or directors to register as a broker or dealer or to register or otherwise qualify its securities for sale in such country or state; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

         The term "resident," as used herein with respect to the Subscription Offering, means any person who, on the date of submission of a Stock Order Form, maintained a bona fide residence within a jurisdiction in which the Common Shares are being offered for sale. If a person is a business entity, the person's residence shall be the location of the principal place of business. If the person is a personal benefit plan, the residence of the beneficiary shall be the residence of the plan. In the case of all other benefit plans, the residence of the trustee shall be the residence of the plan. In all cases, the determination of a subscriber's residency shall be in the sole discretion of the Association and the Holding Company.

COMMUNITY OFFERING

         To the extent Common Shares remain available after the satisfaction of all subscriptions received in the Subscription Offering, the Association is hereby offering Common Shares in the Community Offering subject to the limitations set forth below. If subscriptions are received in the Subscription Offering for up to 892,687 Common Shares, Common Shares may not be available in the Community Offering. All sales of the Common Shares in the Community Offering will be at the same price per share as in the Subscription Offering.


         THE COMMUNITY OFFERING WILL BE TERMINATED ON OR BEFORE SEPTEMBER 17, 1997, UNLESS EXTENDED BY THE ASSOCIATION AND THE HOLDING COMPANY WITH THE APPROVAL OF THE OTS AND THE DIVISION, IF NECESSARY. IN ACCORDANCE WITH THE PLAN, THE OFFERING MAY NOT BE EXTENDED BEYOND SEPTEMBER 22, 1999.


         In the event shares are available for the Community Offering, each person, together with any Associate or groups Acting in Concert, may purchase in the Community Offering up to 14,000 Common Shares. If an insufficient number of Common Shares is available to fill all of the orders received in the Community Offering, the available Common Shares will be allocated in a manner to be determined by the Boards of Directors of the Holding Company and the Association, subject to the following:

                  (i) Preference will be given to natural persons who are residents of Belmont County, Ohio, the county in which the offices of the Association are located;

                  (ii) Orders received in the Community Offering will first be filled up to 2% of the total number of Common Shares offered, with any remaining shares allocated on an equal number of shares per order basis until all orders have been filled; and

                  (iii) The right of any person to purchase Common Shares in the Community Offering is subject to the right of the Holding Company and the Association to accept or reject such purchases in whole or in part.

         The term "resident," as used herein with respect to the Community Offering, means any natural person who, on the date of submission of a Stock Order Form, maintains a bona fide residence within, as appropriate, Belmont County, Ohio, or a jurisdiction in which the Common Shares are being offered for sale.

LIMITATIONS ON PURCHASES OF COMMON SHARES

         The Plan provides for certain additional limitations to be placed upon the purchase of Common Shares. To the extent Common Shares are available, the minimum number of Common Shares that may be purchased by any party is 25, or $250. No fractional shares will be issued. Purchases in the Offering are further subject to the limitation that no person, together with his or her Associates and other persons Acting in Concert with him or her, may purchase more than 14,000 Common Shares in the Offering. In connection with the exercise of subscription rights arising from a deposit account in which two or more persons have an interest, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase is 14,000 Common Shares in the Offering. Such limitations do not apply to the ESOP. Subject to applicable regulations, the purchase limitation may be increased or decreased after the commencement of the Offering by the Boards of Directors.

         Purchases of Common Shares in the Offering are also subject to the change in control regulations which restrict direct and indirect purchases of 10% or more of the stock of any savings association by any person or group of persons acting in concert, under certain circumstances. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION AND RELATED ANTI-TAKEOVER PROVISIONS - Federal Law and Regulation."

         After the Conversion, Common Shares, except for Common Shares purchased by affiliates of the Holding Company and the Association, will be freely transferable, subject to OTS and Division regulations.

PLAN OF DISTRIBUTION

         The offering of the Common Shares is made only pursuant to this Prospectus, which is available at the offices of the Association. See "ADDITIONAL INFORMATION." Officers and directors of the Association will be available to answer questions about the Conversion and may also hold informational meetings for interested persons. Such officers and directors will not be permitted to make statements about the Holding Company or the Association unless such information is also set forth in this Prospectus, nor will they render investment advice. The Holding Company will rely on Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act"), and sales of Common Shares will be conducted within the requirements of Rule 3a4-1, which will permit officers, directors and employees of the Holding Company and the Association to participate in the sale of Common Shares. No officer, director or employee of the Holding Company or the Association will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Shares.

         To assist the Holding Company and the Association in marketing the Common Shares, the Holding Company and the Association have retained Webb, a broker-dealer registered with the SEC and a member of the National Association of Securities Dealers, Inc. ("NASD"). Webb will assist the Association in (i) training and educating the Association's employees regarding the mechanics and regulatory requirements of the conversion process; (ii) conducting information meetings for subscribers and other potential purchasers; and (iii) keeping records of all stock subscriptions. For providing these services, the Association has agreed to pay Webb (a) a management fee of $25,000, all of which has been paid, and (b) a marketing fee of 1.5% of the aggregate dollar amount of Common Shares sold in the Subscription Offering and the Community Offering, excluding shares sold by Selected Brokers, if any, and shares purchased by the ESOP and directors, officers, and employees of the Association and members of their immediate families.

         The Association has also agreed to reimburse Webb for its reasonable legal fees and disbursements. The Association and the Holding Company have also agreed to indemnify Webb, under certain circumstances, against liabilities and expenses (including legal fees) arising out of or based upon untrue statements or omissions contained in the materials used in the Offering or in various documents submitted to regulatory authorities in respect of the Conversion, including liabilities under the Securities Act of 1933, as amended (the "Act"), unless such untrue statement or omission, or alleged untrue statement or omission, was made in reliance upon certain information furnished to the Association by Webb expressly for use in the Summary Proxy Statement or this Prospectus.


SELECTED BROKERS

         If Common Shares remain available after the satisfaction of all subscriptions received in the Subscription Offering, Webb may enter into an agreement with other NASD member firms ("Selected Brokers") to assist in the sale of Common Shares in the Community Offering. If Selected Brokers are used, Webb will receive commissions of no more than 5.5% of the aggregate purchase price of the Common Shares sold in the Community Offering by the Selected Brokers, and Webb will pay to the Selected Brokers a portion of the 5.5% commission pursuant to selected dealer agreements. During the Community Offering, Selected Brokers may only solicit indications of interest from their customers to place orders with the Association as of a certain date (the "Order Date") for the purchase of Common Shares. When and if the Association believes that enough indications of interest and orders have been received in the Community Offering to consummate the Conversion, Webb will request, as of the Order Date, Selected Brokers to submit orders to purchase shares for which they have previously received indications of interest from the customers. Selected Brokers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Brokers will debit the accounts of their customers on the date which will be three business days from the Order Date (the "Settlement Date"). On the Settlement Date, funds received by Selected Brokers will be remitted to the Association. It is anticipated that the Conversion will be consummated on the Settlement Date. However, if consummation is delayed after payment has been received by the Association from Selected Brokers, funds will earn interest at the current passbook savings account rate, which is currently 3.00%, with an annual percentage yield of 3.05%, until the completion of the offering. Funds will be returned promptly in the event the Conversion is not consummated.

EFFECT OF EXTENSION OF COMMUNITY OFFERING

         If the Community Offering extends beyond September 17, 1997, persons who have subscribed for Common Shares in the Subscription Offering or in the Community Offering will receive a written notice that prior to a date specified in the notice, they have the right to affirm, increase, decrease or rescind their subscriptions for Common Shares. Persons who do not affirmatively elect to continue their subscription or who elect to rescind their subscriptions during any such extension will have all of their funds promptly refunded with interest. Persons who elect to decrease their subscriptions will have the appropriate portion of their funds promptly refunded with interest.

USE OF STOCK ORDER FORMS

         Subscriptions for Common Shares in the Subscription Offering and in the Community Offering may be made only by completing and submitting a Stock Order Form. Any person who desires to subscribe for Common Shares in the Subscription Offering must do so by delivering to the Association by mail or in person, prior to noon Bridgeport, Ohio Time, on September 17, 1997, a properly executed and completed Stock Order Form, together with full payment of the subscription price of $10 for each Common Share for which subscription is made. ANY STOCK ORDER FORM WHICH IS NOT RECEIVED BY THE ASSOCIATION PRIOR TO NOON, BRIDGEPORT, OHIO TIME, ON September 17, 1997, OR FOR WHICH FULL PAYMENT HAS NOT BEEN RECEIVED
BY THE ASSOCIATION PRIOR TO SUCH TIME, WILL NOT BE ACCEPTED. PHOTOCOPIES, TELECOPIES OR OTHER REPRODUCTIONS OF STOCK ORDER FORMS WILL NOT BE ACCEPTED.
See "ADDITIONAL INFORMATION."

         AN EXECUTED STOCK ORDER FORM, ONCE RECEIVED BY THE HOLDING COMPANY, MAY NOT BE MODIFIED, AMENDED OR RESCINDED WITHOUT THE CONSENT OF THE HOLDING COMPANY, UNLESS (I) THE COMMUNITY OFFERING IS NOT COMPLETED BY SEPTEMBER 17, 1997, OR (II) THE FINAL VALUATION OF THE ASSOCIATION, AS CONVERTED, IS LESS THAN $5,737,500 OR MORE THAN $8,926,870. IF EITHER OF THOSE EVENTS OCCUR, PERSONS WHO HAVE SUBSCRIBED FOR COMMON SHARES IN THE SUBSCRIPTION OFFERING OR ORDERED COMMON SHARES IN THE COMMUNITY OFFERING WILL RECEIVE WRITTEN NOTICE THAT THEY HAVE A RIGHT TO AFFIRM, INCREASE, DECREASE OR RESCIND THEIR SUBSCRIPTIONS OR ORDERS PRIOR TO A DATE SPECIFIED IN THE NOTICE. ANY PERSON WHO DOES NOT AFFIRMATIVELY ELECT TO CONTINUE HIS SUBSCRIPTION OR ELECTS TO RESCIND HIS SUBSCRIPTION DURING ANY SUCH EXTENSION WILL HAVE ALL OF HIS FUNDS PROMPTLY REFUNDED WITH INTEREST. ANY PERSON WHO ELECTS TO DECREASE HIS SUBSCRIPTION DURING ANY SUCH EXTENSION WILL HAVE THE APPROPRIATE PORTION OF HIS FUNDS PROMPTLY REFUNDED WITH INTEREST. IN ADDITION, IF THE MAXIMUM PURCHASE LIMITATION IS INCREASED TO MORE THAN 14,000 COMMON SHARES, PERSONS WHO HAVE SUBSCRIBED FOR 14,000 COMMON SHARES WILL BE GIVEN THE OPPORTUNITY TO INCREASE THEIR SUBSCRIPTIONS.


PAYMENT FOR COMMON SHARES

         Payment of the subscription price for all Common Shares for which subscription is made must accompany a completed Stock Order Form in order for subscriptions or orders to be valid. Payment for Common Shares may be made (i) in cash, if delivered in person; (ii) by check, bank draft, or money order made payable to the Association; or (iii) by authorization of withdrawal from deposit accounts in the Association (other than non-self-directed IRAs). The Association cannot lend money or otherwise extend credit to any person to purchase Common Shares.

         Payments made in cash or by check, bank draft, or money order will be placed in a segregated savings account insured by the FDIC up to applicable limits until the Conversion is completed or terminated. Interest will be paid by the Association on such account at the then current passbook savings account rate, which is currently 3.00% with an annual percentage yield of 3.05%, from the date payment is received until the Conversion is completed or terminated. Payments made by check will not be deemed to have been received until such check has cleared for payment.


         Instructions for authorizing withdrawals from deposit accounts, including certificates of deposit, are provided in the Stock Order Form. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase Common Shares, unless the Conversion is terminated. All sums authorized for withdrawal will continue to earn interest at the contract rate for such account or certificate until the completion or termination of the Conversion. Interest penalties for early withdrawal applicable to certificate accounts will be waived in the case of withdrawals authorized for the purchase of Common Shares. If a partial withdrawal from a certificate account results in a balance less than the applicable minimum balance requirement, the certificate will be canceled and the remaining balance will earn interest at the Association's passbook rate subsequent to the withdrawal.

         In order to utilize funds in an IRA maintained at the Association, the funds must be transferred to a self-directed IRA that permits the funds to be invested in stock. There will be no early withdrawal or IRS penalties for such transfer. The beneficial owner of the IRA must direct the trustee of the account to use funds from such account to purchase Common Shares in connection with the Conversion. THIS CANNOT BE DONE THROUGH THE MAIL. Persons who are interested in utilizing IRAs at the Association to subscribe for Common Shares should contact the Conversion Information Center at (614) 635-1632 or (614) 635-1633 for instructions and assistance.

         Subscriptions will not be filled by the Association until subscriptions have been received in the Offering for up to 573,750 Common Shares, the minimum point of the Valuation Range. If the Conversion is terminated, all funds delivered to the Association for the purchase of Common Shares will be returned with interest, and all charges to deposit accounts will be rescinded. If subscriptions are received for at least 573,750 Common Shares, subscribers and other purchasers will be notified by mail, promptly upon completion of the sale of the Common Shares, of the number of shares for which their subscriptions have been accepted. The funds on deposit with the Association for the purchase of Common Shares will be withdrawn and paid to the Holding Company in exchange for the Common Shares. Certificates representing Common Shares will be delivered promptly thereafter. The Common Shares will not be insured by the FDIC.

         If the ESOP subscribes for Common Shares in the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes but may pay for such Common Shares upon consummation of the Conversion.

SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth certain information regarding the subscription rights intended to be exercised by the directors and executive officers of the Association and the Holding Company and their Associates and persons with whom they may be deemed to be Acting in Concert:

Name                                    Total shares (1)       Percent of total offering (2)  Aggregate purchase price (1)
----                                    ------------           -------------------------      ------------------------
John O. Costine                                2,000                       0.30%                        $ 20,000
Anton M. Godez                                14,000                       2.07                          140,000
Jon W. Letzkus                                14,000                       2.07                          140,000
Manuel C. Thomas                              14,000                       2.07                          140,000
William E. Reline                              5,000                       0.74                           50,000
All directors and executive
   officers as a group (9 persons)            52,700                       7.81                         $527,000

-----------------------------

(1) Includes intended purchases by Associates of directors and executive officers, to the extent known.

(2) Assumes that 675,000 Common Shares, the mid-point of the Valuation Range, will be sold in connection with the Conversion at $10 per share and that a sufficient number of Common Shares will be available to satisfy the intended purchases by directors and executive officers. See "Pricing and Number of Common Shares to be Sold."

         All purchases by executive officers and directors of the Association are being made for investment purposes only and with no present intent to resell.

PRICING AND NUMBER OF COMMON SHARES TO BE SOLD

         The aggregate offering price of the Common Shares will be based on the pro forma market value of the shares as determined by an independent appraisal of the Association. RP Financial, a firm which evaluates and appraises financial institutions, was retained by the Association to prepare an appraisal of the estimated pro forma market value of the Association as converted. RP Financial will receive a fee of $12,500 for its appraisal and one update. Such amount does not include out-of-pocket expenses of up to $1,250.

         RP Financial was selected by the Board of Directors of the Association because RP Financial has extensive experience in the valuation of thrift institutions, particularly in the mutual-to-stock conversion context. The Board of Directors reviewed the credentials of RP Financial's appraisal personnel and obtained references and recommendations from other companies which have engaged RP Financial. RP Financial is certified by the OTS as a mutual-to-stock conversion appraiser. The Association and RP Financial have no relationships which would affect RP Financial's independence.

         The appraisal was prepared by RP Financial in reliance upon the information contained herein. RP Financial also considered the following factors, among others: the economic and demographic conditions in the Association's existing market area; the quality and depth of the Association's management and personnel; certain historical financial and other information relating to the Association; a comparative evaluation of the operating and financial statistics of the Association with those of other thrift institutions; the aggregate size of the Offering; the impact of the Conversion on the Association's regulatory capital and earnings potential; the trading market for stock of comparable thrift institutions and thrift holding companies; and general conditions in the markets for such stocks. The Boards of Directors of the Holding Company and the Association reviewed and deemed appropriate the assumptions and methodology used by RP Financial in preparing the appraisal.

         The Pro Forma Value of the Association, as converted, determined by RP Financial, is $6,750,000 as of June 6, 1997. The Valuation Range established in accordance with the Plan is $5,737,500 to $7,762,500, which, based upon a per share offering price of $10, will result in the sale of between 573,750 and 776,250 Common Shares. Applicable regulations permit the Holding Company to offer additional Common Shares in an amount not to exceed 15% above the maximum of the Valuation Range, which would permit the issuance of up to 892,687 Common Shares. The total number of Common Shares sold in the Conversion will be based on the Valuation Range. Pro forma shareholders' equity per share and pro forma earnings per share decrease moving from the low end to the high end of the Valuation Range. See "PRO FORMA DATA."

         If, due to changing market conditions, the final valuation is less than $5,737,500 or more than $8,926,870, subscribers will be given the right to affirm, increase, decrease or rescind their subscriptions. Any person who does not affirmatively elect to continue his subscription or elects to rescind his subscription before the date specified in the notice will have all of his funds promptly refunded with interest. Any person who elects to decrease his subscription will have the appropriate portion of his funds promptly refunded with interest.

         THE APPRAISAL BY RP FINANCIAL IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON SHARES OR VOTING TO APPROVE THE CONVERSION. IN PREPARING THE VALUATION, RP FINANCIAL HAS RELIED UPON AND ASSUMED THE ACCURACY AND COMPLETENESS OF THE AUDITED FINANCIAL STATEMENTS AND STATISTICAL INFORMATION PROVIDED BY THE ASSOCIATION. RP FINANCIAL DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE ASSOCIATION, NOR DID RP FINANCIAL VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE ASSOCIATION OR THE HOLDING COMPANY. THE VALUATION CONSIDERS THE ASSOCIATION ONLY AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE ASSOCIATION. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON SHARES WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT THE CONVERSION PURCHASE PRICE.

         A copy of the complete appraisal is on file and open for inspection at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552; at the Central Regional Office of the OTS, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606; at the offices of the Division, 77 S. High Street, Columbus, Ohio 43215; and at the offices of the Association.

RESTRICTIONS ON REPURCHASE OF COMMON SHARES

         OTS regulations generally prohibit the Holding Company from repurchasing any of its capital stock for three years following the date of completion of the Conversion, except as part of an open-market stock repurchase program during the second and third years following the Conversion involving no more than 5% of the outstanding capital stock during a twelve-month period. In addition, after such a repurchase, the Association's regulatory capital must equal or exceed all regulatory capital requirements. Before the commencement of a repurchase program, the Holding Company must provide notice to the OTS, and the OTS may disapprove the program if the OTS determines that it would adversely affect the financial condition of the Association or if it determines that there is no valid business purpose for such repurchase. Such repurchase restrictions would not prohibit the ESOP or the RRP from purchasing Common Shares during the first year following the Conversion.

         Ohio regulations prohibit the Holding Company from repurchasing shares during the first year after the Conversion if the effect thereof would cause the Association not to meet its capital requirements.

RESTRICTIONS ON TRANSFER OF COMMON SHARES BY DIRECTORS AND OFFICERS

         Common Shares purchased by directors and executive officers of the Holding Company will be subject to the restriction that such shares may not be sold for a period of one year following completion of the Conversion, except in the event of the death of the shareholder. The certificates evidencing Common Shares issued by the Holding Company to directors and executive officers will bear a legend giving appropriate notice of the restriction imposed upon them. In addition, the Holding Company will give appropriate instructions to the transfer agent (if any) for the Holding Company's common shares in respect of the applicable restriction on transfer of any restricted shares. Any shares issued as a stock dividend, stock split or otherwise in respect of restricted shares will be subject to the same restrictions.

         Subject to certain exceptions, for a period of three years following the Conversion, no director or officer of the Holding Company or the Association, or any of their Associates, may purchase any common shares of the Holding Company without the prior written approval of the OTS, except through a broker-dealer registered with the SEC. This restriction will not apply, however, to negotiated transactions involving more than 1% of a class of outstanding common shares of the Holding Company or shares acquired by any stock benefit plan of the Holding Company or the Association.

         The Common Shares, like the stock of most public companies, are subject to the registration requirements of the Act. Accordingly, the Common Shares may be offered and sold only in compliance with such registration requirements or pursuant to an applicable exemption from registration. Common Shares received in the Conversion by persons who are not "affiliates" of the Holding Company may be resold without registration. Common Shares received by affiliates of the Holding Company will be subject to resale restrictions. An "affiliate" of the Holding Company, for purposes of Rule 144, is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Holding Company. Rule 144 generally requires that there be publicly available certain information concerning the Holding Company and that sales subject to Rule 144 be made in routine brokerage transactions or through a market maker. If the conditions of Rule 144 are satisfied, each affiliate (or group of persons acting in concert with one or more affiliates) is generally entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed the greater of (i) 1% of the number of outstanding shares of the Holding Company or (ii) if the shares are admitted to trading on a national securities exchange or reported through the automated quotation system of a registered securities association, such as Nasdaq SmallCap, the average weekly reported volume of trading during the four weeks preceding the sale.

RIGHTS OF REVIEW

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves the Plan may obtain review of such action by filing in the Court of Appeals of the United States for the circuit in which the principal office or residence of such person is located or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated, or set aside. Such petition must be filed within 30 days after the date of mailing of proxy materials to the voting members of the Association or within 30 days after the date of publication in the Federal Register of notice of approval of the Plan by the OTS, whichever is later.

     RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION

                      AND RELATED ANTI-TAKEOVER PROVISIONS

GENERAL

         Federal law and regulations, Ohio law, the Articles of Incorporation and Code of Regulations of the Holding Company, the Amended Articles of Incorporation and Amended Constitution of the Association, and certain employee benefit plans to be adopted by the Holding Company and the Association contain certain provisions which may deter or prohibit a change of control of the Holding Company and the Association. Such provisions are intended to encourage any acquiror to negotiate the terms of an acquisition with the Board of Directors of the Holding Company, thereby reducing the vulnerability of the Holding Company to takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

         Anti-takeover devices and provisions may, however, have the effect of discouraging sudden and other hostile takeover attempts which are not approved by the Board of Directors, even under circumstances in which shareholders may deem such takeovers to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to participate by virtue of such devices and provisions. Such provisions may also benefit management by discouraging changes of control in which incumbent management would be removed from office. The following is a summary of certain provisions of such laws, regulations and documents.

FEDERAL LAW AND REGULATION

         FEDERAL DEPOSIT INSURANCE ACT. The Federal Deposit Insurance Act (the "FDIA") provides that no person, acting directly or indirectly or in concert with one or more persons, shall acquire control of any insured savings association or holding company unless 60 days' prior written notice has been given to the OTS, and the OTS has not issued a notice disapproving the proposed acquisition. Control, for purposes of the FDIA, means the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25% or more of any class of securities of such institution. This provision of the FDIA is implemented by the OTS in accordance with the Regulations for Acquisition of Control of an Insured Institution, 12 C.F.R. Part 574 (the "Control Regulations"). Control, for purposes of the Control Regulations, exists in situations in which the acquiring party has direct or indirect voting control of at least 25% of the institution's voting shares or controls in any manner the election of a majority of the directors of such institution or the Director of the OTS determines that such person exercises a controlling influence over the management or policies of such institution. In addition, control is presumed to exist, subject to rebuttal, if the acquiring party (which includes a group "acting in concert") has voting control of at least 10% of the institution's voting stock and any of eight control factors specified in the Control Regulations exists. There are also rebuttable presumptions in the Control Regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family." The Control Regulations apply to acquisitions of Common Shares in connection with the Conversion and to acquisitions after the Conversion.

         CHANGE IN CONTROL OF CONVERTED ASSOCIATIONS. A regulation of the OTS provides that, for a period of three years after the date of the completion of the Conversion, no person shall, directly or indirectly, offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of the Holding Company or the Association without the prior written approval of the OTS. In addition to the actual ownership of more than 10% of a class of equity securities, a person shall be deemed to have acquired beneficial ownership of more than 10% of the equity securities of the Holding Company or the Association if the person holds any combination of stock and revocable and/or irrevocable proxies of the Holding Company under circumstances that give rise to a conclusive control determination or rebuttable control determination under the Control Regulations. Such circumstances include (i) holding any combination of voting shares and revocable and/or irrevocable proxies representing more than 25% of any class of voting stock of the Holding Company enabling the acquirer
(a) to elect one-third or more of the directors, (b) to cause the Holding Company or the Association's shareholders to approve the acquisition or corporate reorganization of the Holding Company, or (c) to exert a controlling influence on a material aspect of the business operations of the Holding Company or the Association, and (ii) acquiring any combination of voting shares and irrevocable proxies representing more than 25% of any class of voting shares.

         Such three-year restriction does not apply (i) to any offer with a view toward public resale made exclusively to the Holding Company or the

Association or any underwriter or selling group acting on behalf of the Holding Company or the Association, (ii) unless made applicable by the OTS by prior written advice, to any offer or announcement of an offer which, if consummated, would result in the acquisition by any person, together with all other acquisitions by any such person of the same class of securities during the preceding 12-month period, of not more than 1% of the class of securities, or
(iii) to any offer to acquire or the acquisition of beneficial ownership of more than 10% of any class of equity security of the Holding Company or the Association by a corporation whose ownership is or will be substantially the same as the ownership of the Holding Company or the Association if made more than one year following the date of the Conversion. The foregoing restriction does not apply to the acquisition of the capital stock of the Holding Company or the Association by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have the beneficial ownership in the aggregate of more than 25% of any class of equity security of the Holding Company or the Association.

         HOLDING COMPANY RESTRICTIONS. Federal law generally prohibits a savings and loan holding company, without prior approval of the Director of the OTS, from (i) acquiring control of any other savings association or savings and loan holding company, (ii) acquiring substantially all of the assets of a savings association or holding company thereof, or (iii) acquiring or retaining more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary.

         Under certain circumstances, a savings and loan holding company is permitted to acquire, with the approval of the Director of the OTS, up to 15% of the previously unissued voting shares of an undercapitalized savings association for cash without such savings association being deemed to be controlled by the Holding Company. Except with the prior approval of the Director of the OTS, no director or officer of the savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's voting shares may acquire control of any savings institution, other than a subsidiary institution or any other savings and loan holding company.

OHIO LAW

         MERGER MORATORIUM STATUTE. Ohio has a merger moratorium statute regulating certain takeover bids affecting certain public corporations which have significant ties to Ohio. The statute prohibits, with some exceptions, any merger, combination or consolidation and any of certain other sales, leases, distributions, dividends, exchanges, mortgages or transfers between such an Ohio corporation and any person who has the right to exercise, alone or with others, 10% or more of the voting power of such corporation (an "Interested Shareholder") for three years following the date on which such person first becomes an Interested Shareholder. Such a business combination is permitted only if, prior to the time such person first becomes an Interested Shareholder, the Board of Directors of the issuing corporation has approved the purchase of shares which resulted in such person first becoming an Interested Shareholder.

         After the initial three-year moratorium, such a business combination may not occur unless (1) one of the exceptions referred to above applies, (2) the holders of at least two-thirds of the voting shares, and of at least a majority of the voting shares not beneficially owned by the Interested Shareholder, approve the business combination at a meeting called for such purpose, or (3) the business combination meets certain statutory criteria designed to ensure that the issuing public corporation's remaining shareholders receive fair consideration for their shares.

         An Ohio corporation, under certain circumstances, may "opt out" of the statute by specifically providing in its articles of incorporation that the statute does not apply to any business combination of such corporation. The statute still prohibits for 12 months, however, any business combination that would have been prohibited but for the adoption of such an opt-out amendment. The statute also provides that it will continue to apply to any business combination between a person who became an Interested Shareholder prior to the adoption of such an amendment as if the amendment had not been adopted. The Articles of Incorporation of the Holding Company do not opt out of the protection afforded by Chapter 1704.

         CONTROL SHARE ACQUISITION STATUTE. Section 1701.831 of the Ohio Revised Code (the "Control Share Acquisition Statute") requires that certain acquisitions of voting securities which would result in the acquiring shareholder owning 20%, 33-1/3% or 50% of the outstanding voting securities of the Holding Company (a "Control Share Acquisition") must be approved in advance by the holders of at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present and a majority of the portion of the outstanding voting shares represented at such a meeting, excluding the voting shares owned by the acquiring shareholder. The Control Share Acquisition Statute was intended, in part, to protect shareholders of Ohio corporations from coercive tender offers.

         TAKEOVER BID STATUTE. Ohio law also contains a statute regulating takeover bids for any Ohio corporation. Such statute provides that no offeror may make a takeover bid unless (i) at least 20 days prior thereto the offeror announces publicly the terms of the proposed takeover bid and files with the Ohio Division of Securities (the "Securities Division") and provides the target company with certain information in respect of the offeror, his ownership of the company's shares and his plans for the company, and (ii) within ten days following such filing either (a) no hearing is required by the Securities Division, (b) a hearing is requested by the target company within such time but the Securities Division finds no cause for hearing exists, or (c) a hearing is ordered and upon such hearing the Securities Division adjudicates that the offeror proposes to make full, fair and effective disclosure to offerees of all information material to a decision to accept or reject the offer.

         The takeover bid statute also states that no offeror shall make a takeover bid if he owns 5% or more of the issued and outstanding equity securities of any class of the target company, any of which were purchased within one year before the proposed takeover bid, and the offeror, before making any such purchase, failed to announce his intention to gain control of the target company or otherwise failed to make full and fair disclosure of such intention to the persons from whom he acquired such securities. The United States District Court for the Southern District of Ohio has determined that the Ohio takeover bid statute is preempted by federal regulation.

ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

         ABILITY OF THE BOARD OF DIRECTORS TO ISSUE ADDITIONAL SHARES. The Articles of Incorporation of the Holding Company permit the Board of Directors of the Holding Company to issue additional common shares. The ability of the Board of Directors to issue such additional shares may create impediments to gaining, or otherwise discourage persons from attempting to gain, control of the Holding Company.

         MATTERS REQUIRING ENLARGED SHAREHOLDER VOTE. Article Sixth of the Articles of Incorporation of the Holding Company provides that, in the event the Board of Directors recommends against the approval of any of the following matters, the holders of at least 75% of the voting shares of the Holding Company are required to approve any such matters:

         (1) A proposed amendment to the Articles of Incorporation of the Holding Company;

         (2) A proposed Amendment to the Code of Regulations of the Holding Company;

         (3) A proposal to change the number of directors by action of the shareholders;

         (4) An agreement of merger or consolidation providing for the proposed merger or consolidation of the Holding Company with or into one or more other corporations;

         (5) A proposed combination or majority share acquisition involving the issuance of shares of the Holding Company and requiring shareholder approval;

         (6) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the Holding Company; or

         (7)      A proposed dissolution of the Holding Company.

         ELIMINATION OF CUMULATIVE VOTING. Section 1701.55 of the Ohio Revised Code provides in substance and effect that shareholders of a for profit corporation which is not a savings and loan association and which is incorporated under Ohio law must initially be granted the right to cumulate votes in the election of directors. The right to cumulate votes in the election of directors will exist at a meeting of shareholders if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of an Ohio corporation, not less than 48 hours before a meeting at which directors are to be elected, that the shareholder desires that the voting for the election of directors shall be cumulative and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is invoked, each shareholder would have a number of votes equal to the number of directors to be elected, multiplied by the number of shares owned by him, and would be entitled to distribute his votes among the candidates as he sees fit.

         Section 1701.69 of the Ohio Revised Code provides that an Ohio corporation may eliminate cumulative voting in the election of directors after the expiration of 90 days after the date of initial incorporation by filing with the Ohio Secretary of State an amendment to the articles of incorporation eliminating cumulative voting. The Articles of Incorporation of the Holding Company have been amended to eliminate cumulative voting. The elimination of cumulative voting may make it more difficult for shareholders to elect as directors persons whose election is not supported by the Board of Directors of the Holding Company.

EMPLOYEE BENEFIT PLANS

         The Stock Option Plan, the ESOP and the RRP also may be deemed to have certain anti-takeover effects. See "DESCRIPTION OF AUTHORIZED SHARES" and "MANAGEMENT - Employee Stock Ownership Plan; - Stock Option Plan; and - Recognition and Retention Plan and Trust."

                        DESCRIPTION OF AUTHORIZED SHARES

GENERAL

         The Articles of Incorporation of the Holding Company authorize the issuance of 3,000,000 common shares, without par value. Upon receipt by the Holding Company of the purchase price therefor and subsequent issuance thereof, each Common Share issued in the Conversion will be fully paid and nonassessable. Notwithstanding the foregoing, until payments are received by the Holding Company from the ESOP in accordance with the terms of a loan agreement to be entered into by and between the Holding Company and the ESOP, Common Shares issued to the ESOP for which payment in money has not been received will not be fully paid and non-assessable. The Common Shares will represent nonwithdrawable capital and will not and cannot be insured by the FDIC. Each Common Share will have the same relative rights and will be identical in all respects to every other Common Share.

         The following is a summary description of the rights of the common shares of the Holding Company, including the material express terms of such shares as set forth in the Holding Company's Articles of Incorporation.

LIQUIDATION RIGHTS

         In the event of the complete liquidation or dissolution of the Holding Company, the holders of the Common Shares will be entitled to receive all assets of the Holding Company available for distribution, in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of the Holding Company, (ii) any accrued dividend claims, and (iii) any interests in the Liquidation Account payable as a result of a liquidation of the Association. See "THE CONVERSION Liquidation Account."

VOTING RIGHTS

         The holders of the Common Shares will possess exclusive voting rights in the Holding Company. Each holder of Common Shares will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of common shares. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION - Articles of Incorporation of the Holding Company -- Elimination of Cumulative Voting."

DIVIDENDS

         The holders of the Common Shares will be entitled to the payment of dividends when, as and if declared by the Board of Directors and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends. The payment of dividends is subject to federal and state statutory and regulatory restrictions. See "DIVIDEND POLICY," "REGULATION - Office of Thrift Supervision -- Limitations on Capital Distributions" and "TAXATION - Federal Taxation" for a description of restrictions on the payment of cash dividends.

PREEMPTIVE RIGHTS

         After the consummation of the Conversion, no shareholder of the Holding Company will have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

RESTRICTIONS ON ALIENABILITY

         See "THE CONVERSION - Restrictions on Repurchase of Common Shares" for a description of the limitations on the repurchase of stock by the Holding Company; "THE CONVERSION - Restrictions on Transfer of Common Shares by Directors and Officers" for a description of certain restrictions on the transferability of Common Shares purchased by officers and directors; and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE ASSOCIATION AND RELATED ANTI-TAKEOVER PROVISIONS" for information regarding regulatory restrictions on acquiring Common Shares.

                            REGISTRATION REQUIREMENTS

         The Holding Company will register its common shares pursuant to Section 12(g) of the Exchange Act prior to or promptly upon the completion of the Conversion and will not deregister such shares for a period of three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading restrictions, annual and periodic reporting and other requirements of the Exchange Act will apply to the Holding Company.

                                  LEGAL MATTERS

         Certain legal matters pertaining to the Common Shares and the federal and Ohio tax consequences of the Conversion are being passed upon for the Holding Company and the Association by Vorys, Sater, Seymour and Pease, Cincinnati, Ohio. Certain legal matters are being passed upon for Webb by its counsel, Silver, Freedman & Taff, L.L.P., Washington, D.C.

                                     EXPERTS

         RP Financial has consented to the publication herein of the summary of its letter to the Association setting forth its opinion as to the estimated pro forma market value of the Association as converted and to the use of its name and statements with respect to it appearing herein.

         The consolidated financial statements of the Association as of December 31, 1996, and for each of the three years in the period ended December 31, 1996, have been included herein in reliance upon the report of S. R. Snodgrass, A.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-29649) under the Act with respect to the Common Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the SEC at prescribed rates.

         The Association has filed an Application for Conversion (the "Application") with the OTS and the Division. This Prospectus omits certain information contained in the Application. The Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552; at the Central Regional Office of the OTS, 200 West Madison, Suite 1300, Chicago, Illinois 60606; and at the offices of the Division, 77 S. High Street, Columbus, Ohio 43215.


                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                MARCH 31, 1997 AND DECEMBER 31, 1996 AND 1995


                                                                                              Page
                                                                                              Number
                                                                                              ------

Independent Auditor's Report                                                                     F-2

Financial Statements

      Consolidated Statements of Financial Condition                                             F-3
      (As of March 31, 1997 (unaudited) and December 31, 1996 and 1995)

      Consolidated Statements of Operations                                                      F-5
      (For the three months ended March 31, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994)

      Consolidated Statements of Changes in Equity                                               F-6
      (For the three months ended March 31, 1997 (unaudited) and the three years ended December 31, 1996, 1995 and 1994)

      Consolidated Statements of Cash Flows                                                      F-7
      (For the three months ended March 31, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994)

Notes to the Consolidated Financial Statements                                                   F-8

All schedules (other than financial data schedules) are omitted because the required information is either not applicable or is included in the consolidated financial statements or related notes.

Separate financial statements for Ohio State Financial Services, Inc. (the "Company") have not been included because the Company will not engage in material transactions until after the Conversion. The Company, which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities .

The Company intends to establish a stock option and incentive plan (the "Stock Option Plan") after the completion of the Conversion. The Board of Directors of the Company anticipates that a number of shares equal to 10% of the common shares sold in the Offering will be reserved for issuance to directors, officers, and employees of the Company and the Bridgeport Savings and Loan Association (the "Association") upon the exercise of options granted under the Stock Option Plan.

The Company also intends to establish the Recognition and Retention Plan (the "RRP") after the completion of the Conversion and anticipates that a number of shares equal to 4% of the common shares sold in the Offering will be purchased by, or issued to, the RRP. Shares held in the RRP will be available for awards to directors, officers, and employees of the Company and Association.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

Board of Directors
Bridgeport Savings and Loan Association

We have audited the consolidated statements of financial condition of Bridgeport Savings and Loan Association and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, retained earnings, and cash flows for each of the three years ended December 31, 1996. These financial statements are the responsibility of the association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bridgeport Savings and Loan Association and subsidiary as of December 31, 1996 and 1995, and the results of their operations and cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

S.R. Snodgrass, A.C.

Wheeling, West Virginia
January 7, 1997, except for Note 14
which is March 26, 1997




                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                           December 31,
                                                                 March 31,        ------------------------------
                          ASSETS                                   1997               1996                1995
                                                                -----------        ----------          ---------
                                                                (Unaudited)

Cash and cash equivalents (including interest
  bearing deposits of $2,085,393 at 3/31/97;
  $1,985,410 at 12/31/96; and $625,487
  at 12/31/95)                                                  $  2,613,211       $2,435,662          $1,177,023

Interest bearing time deposits                                     1,200,000          800,000           1,000,000

Investment securities:
Available for sale (at market value)                                 344,800          339,300             317,700
Held to maturity (market value of $4,800,924                       4,736,455        4,781,206           5,377,567
  at 3/31/97; $4,873,596 at 12/31/96; and $5,517,935
  at 12/31/95)


Loans receivable, net                                             25,016,835       24,892,321          25,972,213

Real estate acquired in settlement of loans, net of                   17,620                -                   -
    allowances of $-0- at 3/31/97, 12/31/96 and 12/31/95

Office properties and equipment, at cost, less accumulated           462,045          471,672             514,602
    depreciation of $732,538 at 3/31/97; $722,911 at
    12/31/96; and $652,686 at 12/31/95

Accrued interest receivable, loans and investments (net of           120,755          134,340             151,812
    reserve for uncollected interest of $3,985 at 3/31/97;
    $1,802 at 12/31/96; and $1,019 at 12/31/95)

Prepaid federal income tax                                             7,619           45,825              14,585
Prepaid expenses and other assets                                     45,055           28,328              27,749
                                                                 -----------      -----------         -----------
      TOTAL ASSETS                                               $34,564,395      $33,928,654         $34,553,251
                                                                 ===========      ===========         ===========


    The accompanying notes are an integral part of the financial statements.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

                                                                                            December 31,
                                                            March 31,             ------------------------------
                                                               1997                1996                  1995
                                                            ---------             ------                ------
                                                           (Unaudited)

LIABILITIES AND RETAINED EARNINGS

NOW and Money Market withdrawal accounts                    $  4,238,092         $  4,268,930         $  5,624,033

Savings accounts                                              25,186,609           24,522,191           23,990,762
                                                            ------------         ------------         ------------

       Total deposits                                         29,424,701           28,791,121           29,614,795

Advances by borrowers for taxes and insurance                     81,210              154,245              148,735

Accrued interest payable on savings                                9,625                9,071               29,041

Deferred federal income taxes                                     63,005               55,508               43,813

Other liabilities                                                126,009              148,366              158,886
                                                            ------------         ------------         ------------

       Total liabilities                                      29,704,550           29,158,311           29,995,270

Commitments and contingencies (Note 9)

Retained earnings-substantially restricted                     4,859,845            4,770,343            4,557,981
                                                            ------------         ------------         ------------

       TOTAL LIABILITIES AND
         RETAINED EARNINGS                                   $34,564,395          $33,928,654          $34,553,251
                                                             ===========          ===========          ===========





The accompanying notes are an integral part of the financial statements.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months Ended                 Year Ended December 31,
                                                        March 31,                           December 31,
                                               -------------------------     ----------------------------------------
                                                   1997          1996           1996           1995           1994
                                               ----------     ----------     ----------     ----------     ----------
                                              (Unaudited)    (Unaudited)
INTEREST AND DIVIDEND INCOME
   Loans - taxable                             $  489,363     $  510,830     $2,000,015     $1,909,388     $1,663,222
   Mortgage-backed certificates - taxable          22,523         27,554        102,351        119,631        160,246
   Interest-bearing deposits and
     investment securities - taxable               96,531         94,041        390,802        429,689        458,467
   Dividends on Federal Home Loan Bank stock        5,598          5,268         21,746         19,785         15,649
                                               ----------     ----------     ----------     ----------     ----------

       Total interest and dividend income         614,015        637,693      2,514,914      2,478,493      2,297,584
                                               ----------     ----------     ----------     ----------     ----------

INTEREST EXPENSE
   Savings deposits                               286,720        288,603      1,157,860      1,107,184        982,148
   Federal Home Loan Bank advances                    505           --             --            1,172           --
                                               ----------     ----------     ----------     ----------     ----------
     Total interest expense                       287,225        288,603      1,157,860      1,108,356        982,148
                                               ----------     ----------     ----------     ----------     ----------

     Net interest income                          326,790        349,090      1,357,054      1,370,137      1,315,436

PROVISION FOR LOSSES ON LOANS                        --             --             --             --           16,669
   Net interest income after provision
   for loan losses                                326,790        349,090      1,357,054      1,370,137      1,298,767
                                               ----------     ----------     ----------     ----------     ----------

NONINTEREST INCOME
   Service charges                                  2,104          2,394         16,313         18,973         24,184
   Gains on sale of other real estate                --             --             --             --           32,105
   Other income and fees                            7,052         10,743         28,658         22,765         22,694
                                               ----------     ----------     ----------     ----------     ----------
     Total noninterest income                       9,156         13,137         44,971         41,738         78,983
                                               ----------     ----------     ----------     ----------     ----------

NONINTEREST EXPENSES
   General and administrative:
   Salaries and benefits                           90,818         87,476        349,554        351,608        326,553
   Occupancy expense                               14,647         13,585         59,245         56,750         62,744
   Furniture and equipment expense                  8,964         13,070         65,632         54,729         51,660
   Machine rental and service bureau               12,464         15,834         55,489         49,211         48,151
     expense
   Stationery printing and office expenses         10,125          6,822         29,022         23,832         25,190
   Advertising and public relations                 7,719          4,733         32,204         37,686         35,940
   Franchise, payroll and other taxes              23,811         24,973         91,559         90,991         89,364
   Federal insurance premium                        4,621         19,950        270,218         78,913         82,873
   Legal and accounting fees                        5,287          7,454         29,217         24,272         21,943
   Expenses for real estate acquired                 --             --             --             --            7,482
   Other operating expenses                        22,285         23,507        101,180         97,212         96,265
                                               ----------     ----------     ----------     ----------     ----------
     Total noninterest expense                    200,741        217,404      1,083,320        865,204        848,165
                                               ----------     ----------     ----------     ----------     ----------

     Income before income taxes                   135,205        144,823        318,705        546,671        529,585

PROVISION FOR INCOME TAXES                         45,703         48,893        106,343        185,438        174,127
                                               ----------     ----------     ----------     ----------     ----------

     Net income                                $   89,502     $   95,930     $  212,362     $  361,233     $  355,458
                                               ==========     ==========     ==========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.


                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY


BALANCE, DECEMBER 31, 1993                                            $3,841,290

    Net income for the year ended December 31, 1994                      355,458
                                                                      ----------

BALANCE, DECEMBER 31, 1994                                             4,196,748

    Net income for the year ended December 31, 1995                      361,233
                                                                      ----------

BALANCE, DECEMBER 31, 1995                                             4,557,981

    Net income for the year ended December 31, 1996                      212,362
                                                                      ----------

BALANCE, DECEMBER 31, 1996                                             4,770,343

    Net income for the three months ended March 31, 1997
     (unaudited)                                                          89,502
                                                                      ----------
BALANCE, MARCH 31, 1997 (UNAUDITED)                                   $4,859,845
                                                                      ==========
















    The accompanying notes are an integral part of the financial statements.

             BRIDGEPORT SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Three Months Ended
                                                                March 31,                  Year Ended December 31,
                                                         ---------------------        ------------------------------------
                                                          1997           1996         1996            1995          1994
                                                         -----          ------        -----          ------         ------
                                                      (Unaudited)     (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                       $    89,502    $    95,930    $   212,362    $   361,233    $   355,458
   Adjustments:
     Depreciation                                         9,627         15,559         70,225         57,139         52,750
     Gain on real estate owned                             --             --             --             --          (32,105)
     Provision for loan losses                             --             --             --             --           16,669
     Deferred federal income tax                          7,497           --           11,695         (6,001)       (23,406)
     Accretion of investment security discounts            (870)        (3,935)       (10,714)       (23,942)       (14,243)
     Federal Home Loan Bank stock dividend               (5,500)        (5,200)       (21,600)       (19,600)       (15,400)
     Accrued interest receivable                         13,585         17,678         17,472        (11,032)         6,714
     Prepaid expenses                                    21,479         (7,866)       (31,819)       (32,393)         6,024
     Accrued interest payable                               554        (16,197)       (19,970)         6,117          9,386
     Accrued federal income taxes                          --           34,307           --             --          (15,069)
     Other liabilities                                  (22,357)       (33,514)       (10,520)        82,146         (4,941)
                                                    -----------    -----------    -----------    -----------    -----------
       Net cash provided by operating activities        113,517         96,762        217,131        413,667        341,837
                                                    -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Maturities of time deposits                          100,000        500,000      1,600,000      2,300,000        500,000
   Purchases of time deposits                          (500,000)      (300,000)    (1,400,000)      (700,000)      (800,000)
   Proceeds from maturities of U.S. Government
    and agencies obligations                               --             --          400,000           --          300,000
   Purchases of investment securities                      --             --             --             --       (2,959,375)
   Proceeds from redemptions of mortgage-backed
     certificates                                        45,621         34,028        207,075        332,936        744,688
   Net change in loans (excluding participations
     purchased)                                        (142,134)       368,199      1,510,892     (1,646,330)      (856,035)
   Participation loans purchased                           --             --         (431,000)    (1,543,000)      (416,000)
   Acquisition of office properties and equipment          --          (10,979)       (27,295)       (14,999)       (42,268)
   Disposition of real estate owned                        --              --             --             --         214,133
                                                    -----------    -----------    -----------    -----------    -----------
       Net cash provided by (used in) investing
        activities                                     (496,513)       591,248      1,859,672     (1,271,393)    (3,314,857)
                                                    -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Change in deposits, net                              633,580        211,763       (823,674)       416,756     (1,960,377)
   Change in mortgage escrow funds, net                 (73,035)       (98,161)         5,510         (6,086)        18,851
                                                    -----------    -----------    -----------    -----------    -----------
       Net cash provided by (used in) financing
         activities                                     560,545        113,602       (818,164)       410,670     (1,941,526)
                                                    -----------    -----------    -----------    -----------    -----------

       Change in cash and cash equivalents              177,549        801,612      1,258,639       (447,056)    (4,914,546)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD        2,435,662      1,177,023      1,177,023      1,624,079      6,538,625
                                                    -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD            $ 2,613,211    $ 1,978,635    $ 2,435,662    $ 1,177,023    $ 1,624,079
                                                    ===========    ===========    ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   MARCH 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements of Bridgeport Savings and Loan Association and Subsidiary. The accounting and reporting policies of the association conform to generally accepted accounting principles and to general practice within the savings and loan industry. The following is a description of the more significant of those policies.

    The consolidated statements of financial condition as of March 31, 1997, and the consolidated statements of operations, changes in equity, and cash flows for the three-month periods ended March 31, 1997 and 1996, are unaudited. However, in the opinion of management, these financial statements include all material adjustments necessary for the fair presentation of the association's financial position, consisting solely of normal and recurring adjustments.

    NATURE OF OPERATIONS - Bridgeport Savings and Loan Association provides banking services to customers through its Bridgeport and Shadyside offices. The association's subsidiary, Trailways Financial, Inc., conducted no operations for the periods ended March 31, 1997, and December 31, 1996, 1995 and 1994.

    USE OF ESTIMATES - The financial statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on informed estimates and judgments of management with consideration given to materiality. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the association and its wholly-owned subsidiary, Trailways Financial, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

    RECLASSIFICATION - Certain amounts for the years ended December 31, 1996, 1995, and 1994, have been reclassified to conform with the current period's presentation.

    OFFICE PROPERTIES AND EQUIPMENT - Land is carried at cost; buildings and equipment are stated at cost, less accumulated depreciation. Maintenance, repairs, and minor improvements are charged to operating expenses as incurred. Major improvements and betterments are capitalized.

    Depreciation is computed on the straight-line method for financial reporting purposes over the following estimated useful lives:

          Building and improvements                      10 - 50 years
          Furniture, fixtures and equipment               5 - 50 years
          Automobiles                                          5 years

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    REAL ESTATE - Real estate acquired in the settlement of loans is carried at the lower of the recorded investment in the property or its fair value minus estimated costs of sale.

    LOAN FEES, DISCOUNTS, AND PREMIUMS - Bridgeport Savings and Loan Association accounts for loan fees in conformity with requirements of the Statement of Financial Accounting Standards No. 91. Accordingly, loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount amortized over the contractual lives of the related loans or commitments as an adjustment of the related loan's yield using the interest method.

    LOANS RECEIVABLE - Loans receivable are stated at their unpaid principal balance, net of the allowance for loan losses. Interest on loans is credited to income as earned and is accrued only if it is considered collectible. An allowance for uncollected interest on mortgage loans is provided for all accrued interest on loans which are delinquent 90 days or more, resulting in interest previously accrued on those loans being reversed from income, and thereafter, interest is recognized only to the extent of payments received. Loans are returned to accrual status when less than 90 days delinquent and when, in management's judgment, collection is probable.

    Effective January 1, 1995, the association adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" (FAS 114 and 118). Impaired loans as defined by FAS 114 and 118 exclude certain consumer loans and residential real estate loans. Loan impairment is measured based on the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. Since the adoption of FAS 114 and 118, the association had no loans which management has determined to be impaired.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

    INVESTMENT SECURITIES - Effective January 1, 1994, the association adopted the provisions of Statement of Financial Accounting Standards (FAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under FAS No. 115, investment securities in the portfolio are classified as either available for sale or held to maturity. The association does not currently conduct short term purchase and sale transactions of investment securities which would be classified as trading securities.

    The initial determination of investments classified as available for sale was based principally on the association's asset/liability position and potential liquidity needs. These securities are available for sale at any time based upon management's assessment of changes in economic or financial market conditions, interest rate or prepayment risk, liquidity considerations, and other factors. Securities classified as available for sale are carried at market value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized. No unrealized gain or loss is applicable to the association's equity securities due to the restricted nature of the securities.

    All remaining securities in the investment portfolio are classified as held to maturity. The association purchases these securities with the intent and the ability to hold until their maturity. Securities classified as held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INCOME TAXES - In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." FAS No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    RETIREMENT PLAN AND 401(K) THRIFT PLAN - The retirement plan is a noncontributory plan for all eligible employees and is funded through the Savings and Loan Retirement Fund. The plan covers and enrolls as active members all employees who are expected to complete 1,000 hours of service in twelve consecutive months and have attained age twenty-one. Contributions for past service are being amortized to expense over a ten-year period. Because the plan is a multi-employer plan, plan information for the Association is not determinable.

    The thrift plan is a contributory plan for all eligible employees. Employer contributions and related administrative fees are expensed in the year incurred. The plan is for all employees who have completed twelve months of continuous employment.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 2 - INVESTMENTS

    The carrying amounts and fair values of the association's investment securities at March 31, 1997, and December 31, 1996 and 1995 are summarized as follows:

                                                               March 31, 1997   (unaudited)
                                              -------------------------------------------------------
                                                                 Gross         Gross
                                               Amortized       Unrealized   Unrealized       Fair
                                                  Cost           Gains        Losses         Value
                                              ----------     ----------     ----------     ----------
Securities Available for Sale:
Federal Home Loan Bank stock (restricted)     $  329,800     $     --       $     --       $  329,800
Intrieve Incorporated                             15,000           --             --           15,000
                                              ----------     ----------     ----------     ----------
   Total available for sale                      344,800           --             --          344,800
                                              ----------     ----------     ----------     ----------

Securities to be Held to Maturity:
U. S. Government and federal agencies          3,797,677         21,619         27,096      3,792,200
Mortgage-backed securities                       938,778         69,946           --        1,008,724
                                              ----------     ----------     ----------     ----------
   Total held to maturity                      4,736,455         91,565         27,096      4,800,924
                                              ----------     ----------     ----------     ----------

   Total                                      $5,081,255     $   91,565     $   27,096     $5,145,724
                                              ==========     ==========     ==========     ==========


                                                                 December 31,  1996
                                             --------------------------------------------------------
                                                                Gross         Gross
                                              Amortized       Unrealized    Unrealized       Fair
                                                 Cost           Gains        Losses          Value
                                              ----------     ----------     ----------     ----------
Securities Available for Sale:
Federal Home Loan Bank stock (restricted)     $  324,300     $     --       $     --       $  324,300
Intrieve Incorporated                             15,000           --             --           15,000
                                              ----------     ----------     ----------     ----------
   Total available for sale                      339,300           --             --          339,300
                                              ----------     ----------     ----------     ----------

Securities to be Held to Maturity:
U. S. Government and federal agencies          3,797,043         31,468         17,883      3,810,628
Mortgage-backed securities                       984,163         78,805           --        1,062,968
                                              ----------     ----------     ----------     ----------
   Total held to maturity                      4,781,206        110,273         17,883      4,873,596
                                              ----------     ----------     ----------     ----------

   Total                                      $5,120,506     $  110,273     $   17,883     $5,212,896
                                              ==========     ==========     ==========     ==========



                                                                  December 31, 1995
                                               -------------------------------------------------------
                                                               Gross          Gross
                                               Amortized     Unrealized     Unrealized        Fair
                                                 Cost          Gains          Losses          Value
                                              ----------     ----------     ----------     ----------
Securities Available for Sale:
Federal Home Loan Bank stock (restricted)     $  302,700     $     --       $     --       $  302,700
Intrieve Incorporated                             15,000           --             --           15,000
                                              ----------     ----------     ----------     ----------
   Total available for sale                      317,700           --             --          317,700
                                              ----------     ----------     ----------     ----------

Securities to be Held to Maturity:
U. S. Government and federal agencies          4,186,947         68,508         18,536      4,236,919
Mortgage-backed securities                     1,190,620         90,396           --        1,281,016
                                              ----------     ----------     ----------     ----------
   Total held to maturity                      5,377,567        158,904         18,536      5,517,935
                                              ----------     ----------     ----------     ----------

    Total                                     $5,695,267     $  158,904     $   18,536     $5,835,635
                                              ==========     ==========     ==========     ==========

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - INVESTMENTS (CONTINUED)

    The book value and fair value of investment securities at March 31, 1997, and December 31, 1996 and 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     March 31, 1997 (Unaudited)
                                         ------------------------------------------------------
                                           Securities to be held               Securities
                                               to maturity                 available for sale
                                         -------------------------     ------------------------
                                         Amortized                     Amortized
                                            Cost        Fair Value       Cost         Fair Value
                                         ----------     ----------     ----------     ----------
Due in one year or less                  $2,497,677     $2,494,140     $     --       $     --
Due from one year through five years      1,300,000      1,298,060           --             --
Equity securities                              --             --          344,800        344,800
Mortgage-backed securities                  938,778      1,008,724           --             --
                                         ----------     ----------     ----------     ----------

   Total                                 $4,736,455     $4,800,924     $  344,800     $  344,800
                                         ==========     ==========     ==========     ==========


                                                             December 31, 1996
                                         -------------------------------------------------------
                                             Securities to be held            Securities
                                                   to maturity              available for sale
                                         -------------------------     -------------------------
                                           Amortized                   Amortized
                                             Cost       Fair Value        Cost       Fair Value
                                         ----------     ----------     ----------     ----------
Due in one year or less                  $  500,000     $  498,905     $     --       $     --
Due from one year through five years      3,297,043      3,311,723           --             --
Equity securities                              --             --          339,300        339,300
Mortgage-backed securities                  984,163      1,062,968           --             --
                                         ----------     ----------     ----------     ----------

Total                                    $4,781,206     $4,873,596     $  339,300     $  399,300
                                         ==========     ==========     ==========     ==========


                                                           December 31, 1995
                                         --------------------------------------------------------
                                             Securities to be held           Securities
                                                  to maturity             available for sale
                                         --------------------------    --------------------------
                                          Amortized                    Amortized
                                             Cost       Fair Value        Cost         Fair Value
                                         ----------     ----------     ----------     ----------
Due in one year or less                  $  399,437     $  404,500     $     --       $     --
Due from one year through five years      3,787,510      3,832,419           --             --
Equity securities                              --             --          317,700        317,700
Mortgage-backed securities                1,190,620      1,281,016           --             --
                                         ----------     ----------     ----------     ----------
Total                                    $5,377,567     $5,517,935     $  317,700     $  317,700
                                         ==========     ==========     ==========     ==========

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 - LOANS RECEIVABLE

    Loans receivable consisted of the following:

                                                           December 31,
                                       March 31,     --------------------------
                                         1997           1996            1995
                                      ----------     -----------     -----------
                                      (Unaudited)

Mortgage loans:
     Construction                    $   123,700     $   123,700     $   469,000
     1-4 family                       20,690,739      20,605,236      21,086,654
     Multi-family                         48,192          51,162         555,925
     Commercial                          417,503         459,924       1,064,142
     Land                                 78,926          86,225           4,756
                                     -----------     -----------     -----------
                                      21,359,060      21,326,247      23,180,477
                                     -----------     -----------     -----------

Consumer Loans:
    Share loans                          310,298         264,620         243,833
    Other consumer loans               3,474,741       3,441,738       2,953,265
                                     -----------     -----------     -----------
                                       3,785,039       3,706,358       3,197,098
                                     -----------     -----------     -----------

Commercial loans:                        100,620         105,264         132,187
                                     -----------     -----------     -----------

    Total                             25,244,719      25,137,869      26,509,762
                                     -----------     -----------     -----------

Less:
    Loans in process                      35,556          50,649         327,704
    Allowance for loan losses            143,000         143,000         143,000
    Deferred loan fees                    49,328          51,899          66,845
                                     -----------     -----------     -----------
                                         227,884         245,548         537,549
                                     -----------     -----------     -----------

Loans receivable, net                $25,016,835     $24,892,321     $25,972,213
                                     ===========     ===========     ===========


    The weighted average interest rate of the association's loans was 7.79% at March 31, 1997, 7.77% at December 31, 1996, and 7.80% at December 31, 1995.

    Activity in the allowance for loan losses is summarized as follows:

                                    Three Months Ended                    Year Ended
                                        March 31,                         December 31,
                                 ------------------------     -------------------------------------
                                    1997          1996           1997          1995          1994
                                 ---------      ---------     ---------     ---------     ---------
                                        (Unaudited)

Balance, beginning of period     $ 143,000      $ 143,000     $ 143,000     $ 143,000     $ 145,000
Provision charged to income           --             --            --            --          16,030
Charge-offs                                                                                 (18,030)
                                 ---------      ---------     ---------     ---------     ---------
     Balance, end of period      $ 143,000      $ 143,000     $ 143,000     $ 143,000     $ 143,000
                                 =========      =========     =========     =========     =========

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - OFFICE PROPERTIES AND EQUIPMENT

    Office properties and equipment are summarized as follows:

                                                                  December 31,
                                               March 31,    ----------------------------
                                                 1997          1996            1995
                                             -----------    ----------     ----------
                                             (Unaudited)

Land                                         $  137,638     $   137,63     $  137,638
Office buildings and improvements               603,462        603,462        603,462
Furniture, fixtures and equipment               437,920        437,920        437,920
Automobile                                       15,563         15,563         15,563
                                             ----------     ----------     ----------
     Total                                    1,194,583      1,194,583      1,167,288
Less accumulated depreciation                   732,538        722,911        652,686
                                             ----------     ----------     ----------

     Net office properties and equipment     $  462,045     $  471,672     $  514,602
                                             ==========     ==========     ==========

     Depreciation charged to operations was $9,627 and $15,559 for the three months ended March 31, 1997 and 1996, respectively, and $70,225, $57,139, and $52,750 for the years ended December 31, 1996, 1995, and 1994.


NOTE 5 - DEPOSIT ANALYSIS

    The association's deposits by type are summarized as follows:

                                                                             December 31,
                                    March 31,           --------------------------------------------------------
                                      1997                         1996                        1995
                            ------------------------    ------------------------     ---------------------------
                              Amount        Percent        Amount        Percent       Amount        Percent
                            -----------  -----------    -----------     --------     -----------     -----------
                                    (Unaudited)
NOW and Super NOW
accounts                    $ 1,152,292         3.92%   $   979,111         3.40%    $ 1,057,241            3.60%
Money Market                  3,085,800        10.49      3,289,819        11.40       4,566,792           15.40
Regular Savings              10,066,363        34.20      9,922,705        34.50       9,565,207           32.30
Certificates of Deposit      15,120,246        51.39     14,599,486        50.70      14,425,555           48.70
                            -----------  -----------    -----------     --------     -----------     -----------

         Total              $29,424,701       100.00%   $28,791,121       100.00%    $29,614,795          100.00%
                            ===========  ===========    ===========     ========     ===========     ===========

    Scheduled maturities of certificates of deposit are as follows:

                                                         March 31,                                December 31,
                                                           1997                1996                  1995
                                                     -------------          -----------          ------------
                                                      (Unaudited)
             Within three months                     $  3,389,637            $ 3,211,395         $ 3,703,319
             Three to six months                        3,403,546              2,979,206           2,969,854
             Six to twelve months                       4,771,507              4,327,338           3,287,769
             One to two years                           2,603,000              2,524,351           3,207,795
             Two to three years                           374,962                914,494             670,123
             Three to four years                          304,478                260,688             586,695
             Four to six years                            273,116                382,014                   -
                                                     ------------            -----------         -----------

                    Total                             $15,120,246            $14,599,486         $14,425,555
                                                      ===========            ===========         ===========

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - DEPOSIT ANALYSIS (CONTINUED)

     The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $5,087,497 at March 31, 1997, $3,921,617 at December 31,
     1996, and $3,882,753 at December 31, 1995. Deposits in excess of $100,000 are not federally insured.

     Interest expense by deposit category is as follows:

                                                      March  31,                      December    31,
                                             ----------------------      ----------------------------------------
                                                1997           1996           1996            1995           1994
                                                ----           ----           ----            ----           ----
                                                   (Unaudited)
NOW and Super NOW Accounts                  $    4,830     $   4,402     $   17,552     $   17,970       $  17,301
Money Market                                    21,595        31,175        108,629        157,789         208,373
Regular Savings                                 73,890        71,711        296,929        291,351         319,839
Certificates of Deposit                        186,405       181,315        734,750        640,074         436,635
                                             ---------      --------     ----------      ---------       ---------

      Total                                   $286,720      $288,603     $1,157,860     $1,107,184        $982,148
                                              ========      ========     ==========     ==========        ========


NOTE 6 - REGULATORY MATTERS

    The association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the association's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the association must meet specific capital guidelines involving quantitative measures of the association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The association's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgment by the regulators about components, risk weighting, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the association to maintain minimum amounts and ratios of tangible capital, tangible equity, core capital (Tier 1), leverage capital, and risk-based capital.

    As of March 31, 1997, the most recent notification from the OTS categorized the association as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the association must maintain minimum total risk-based, core (Tier 1), leverage, and tangible ratios set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - REGULATORY MATTERS (CONTINUED)

    The association's actual capital amounts and ratios are also presented in the table. Risk-based capital includes tangible capital plus $135,000 of the Association's allowance for loan losses.

                                                                                                To Be Well
                                                                                            Capitalized Under
                                                                       For Capital          Prompt Corrective
                                                Actual              Adequacy Purposes       Action Provisions
                                            -----------------      ------------------       ------------------
                                            Amount      Ratio      Amount       Ratio       Amount       Ratio
                                            ------      -----      ------       -----       ------       -----
                                             (In thousands)          (In thousands)           (In thousands)

As of March 31,1997 (unaudited):
     Total risk-based capital                $4,995     29.77%      $1,342       8.0%        $1,678       10.0%
     (To risk weighted assets)
     Core (Tier 1) capital                    4,860     28.97          671       4.0          1,007        6.0
     (To total assets)
     Core (Tier 1) capital                    4,860     14.07        1,037       3.0          1,728        5.0
     (To total assets)
     Tangible capital                         4,860     14.07          518       1.5      Not Defined
     (To total assets)

NOTE 7 - FEDERAL INCOME TAX

    The association and subsidiary file a consolidated federal income tax return. The association was permitted until 1996 a special bad debts deduction limited generally in the current year to 8 percent of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. In 1996, the bad debt reserve method for thrifts was repealed and in the future bad debts for federal income taxes will be determined based primarily on the experience method. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then corporate rate. Retained income at March 31, 1997, December 31, 1996 and 1995, included approximately $832,500 for which federal income tax has not been provided.

    The provisions for Federal income taxes consist of:

                                    Three Month Ended                             Year Ended
                                       March  31,                                December 31,
                              --------------------------         ----------------------------------------
                                1997             1996             1996           1995             1994
                              --------        ----------         --------       ---------      ----------
                                       (Unaudited)

Current                         $38,206           $48,893          $94,648         $191,439         $197,533
Deferred                          7,497                 -           11,695           (6,001)         (23,406)
                                -------           -------         --------         --------         --------
     Total                      $45,703           $48,893         $106,343         $185,438         $174,127
                                =======           =======         ========         ========         ========

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - FEDERAL INCOME TAX (CONTINUED)

    The following temporary differences gave rise to the deferred tax liability:

                                                                                          December 31,
                                                                   March 31,       ------------------------
                                                                     1997            1996           1995
                                                                   ---------       ---------      ---------
                                                                  (Unaudited)
Income and expense  recognized in the financial
statements on the accrual basis, but on the cash
basis for tax purposes                                              $ 10,729       $  4,956       $ (5,071)
Depreciation                                                           1,520          1,520          7,020
FHLB stock dividend (include. redemptions)                            84,230         82,360         68,509
Difference in bad debt deduction                                     (27,477)       (26,365)       (21,914)
Others                                                                (5,997)        (6,963)        (4,731)
                                                                    --------       --------       --------

Total                                                               $ 63,005       $ 55,508       $ 43,813
                                                                    ========       ========       ========

    A reconciliation between the amount of reported income tax expense and the amount computed by applying the Federal income tax rate to income before income taxes is as follows:


                                            Three Months Ended               Year Ended
                                                March 31,                    December 31,
                                           --------------------     --------------------------------
                                            1997          1996        1996          1995       1994
                                           --------    --------     ---------     --------    ------
                                                 (Unaudited)

        Tax at statutory rate (34%)          $45,970    $49,240     $108,360      $185,868    $180,059
        Increase (decrease) in taxes
          resulting from:
        Nontaxable income and others            (267)      (347)      (2,017)         (430)     (4,932)
                                             -------    -------     --------      --------    --------
        Total                                $45,703    $48,893     $106,343      $185,438    $174,127
                                             =======    =======     ========      ========    ========

        Effective rate                          33.8%      33.8%        33.4%         33.9%       32.9%


NOTE 8 - RETIREMENT PLAN AND 401(K) THRIFT PLAN

    The association has a noncontributory retirement plan for all eligible employees. The contribution for past service cost paid is being amortized to expense over a ten-year period. The pension expense for the years ended December 31, 1996, 1995 and 1994 was $10,899, $21,561, and $-0-,
    respectively. Pension expense for the three months ended March 31, 1997 and 1996, amounted to $3,418 and $-0-, respectively.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - RETIREMENT PLAN AND 401(K) THRIFT PLAN (CONTINUED)

    The association adopted a resolution to participate in the Financial Institutions Thrift Plan, which qualifies under Section 401(k) of the Internal Revenue Code. The commencement date of the plan was January 1, 1987. The plan is for all eligible employees and allows the association to match employee contributions to a maximum of 6% of their compensation. The employer's matching funds are based upon the following schedule: 50% of the members' contributions during their second and third years of employment, 75% during the fourth and fifth years of employment, and 100% upon completion of their fifth year of service. The association suspended matching contributions effective April, 1995. The association's plan expenses for the years ended December 31, 1996, 1995 and 1994, amounted to $940, $3,542, and $12,433 respectively. Plan expenses for the three months ended March 31, 1997 and 1996, amounted to $360 and $235, respectively. Plan expense amounts include any employer's matching contributions.

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    Bridgeport Savings and Loan Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial condition. The contract amounts of these instruments reflect the extent of involvement the institution has in particular classes of financial instruments. The institution uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    The following represents financial instruments whose contract amounts represent credit risk:

                                                                          December 31,
                                                    March 31,          -------------------
                                                       1997            1996           1995
                                                   -----------         ----           ----
                                                   (Unaudited)

            Loans in process                          $35,556          $50,649      $326,704
            Commitments to originate loans            142,000             -               -

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
        (CONTINUED)

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The institution evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the institution upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held consists primarily of single-family residences. Commitments to originate loans at March 31, 1997, consisted of fixed-rate mortgage loans of $122,000 at 8.125% and $20,000 at 7.50%.

    Concentration of Credit Risk
    ----------------------------

    The mortgage-backed securities held by Bridgeport Savings and Loan Association consist of FHLMC and GNMA pass-through securities which are directly or inherently backed by the full faith and credit of the United States Government.

    Bridgeport Savings and Loan Association's real estate loans and loan commitments are primarily for properties located throughout Eastern Ohio and Northern West Virginia. Repayment of these loans is in part dependent upon the economic conditions in this region. Bridgeport Savings and Loan Association evaluates each customer's creditworthiness on a case-by-case basis. Bridgeport Savings and Loan Association requires collateral on all real estate exposure which consists primarily of residential properties.

    The association also has concentration of credit risk exposure in cash. The association places its cash with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limit. The association had total deposits with financial institutions of $279,894, $279,117, and $145,039 in excess of FDIC limits as of March 31, 1997, and December 31, 1996 and 1995, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS

    Directors and officers of the association and its wholly-owned subsidiary were customers of, and had other transactions with the association in the ordinary course of business during the years ended December 31, 1996 and 1995, and for the three months ended March 31, 1997.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 - RELATED PARTY TRANSACTIONS (CONTINUED)

    Loans and commitments included in such transactions were made with substantially the same terms and collateral as those prevailing at the time for comparable transactions with other persons. Loans to directors and officers did not involve more than the normal risk of collectibility, or present other unfavorable features. The loans to directors and officers at March 31, 1997, December 31, 1996 and 1995, were not material in the aggregate amount.

NOTE 11 - CASH FLOWS INFORMATION

    Cash equivalents include amounts due from banks and Federal Home Loan Bank overnight accounts and term deposits with original maturities of ninety days or less.

    In addition, the institution made federal income tax payments of $141,000 during the year 1996, $200,000 during the year 1995, and $214,113 during the year 1994; no amount was paid for the periods ending March 31, 1997 and 1996. The institution paid $1,177,830 in interest expense during 1996, $1,102,239 during 1995, and $972,762 during 1994; $286,671 and $304,801 was paid for the periods ending March 31, 1997 and 1996, respectively.

    For the period ending March 31, 1997, loans in the amounts of $17,620 were transferred from loans receivable to real estate acquired in settlement of loans.

NOTE 12 - DEPOSIT INSURANCE

    Saving Association Insurance Fund member institutions were assessed a one-time deposit insurance premium to recapitalize the Fund. The assessment totaled approximately $190,300 and was recorded in the year ended December 31, 1996. The premium was based on deposits as of March 31, 1995. As a result of the assessment, the association's deposit premium insurance rate was reduced from $.23 to .065 per $100 of deposits.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlements of the instruments. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. In addition, the value of long-term relationships with depositors and other customers are not reflected. The value of these items is significant. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the corporation.

    The following methods and assumptions were used in estimating fair value of financial instruments as disclosed herein:

    CASH AND CASH EQUIVALENTS: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

    TIME DEPOSITS: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

    INVESTMENT SECURITIES AND SECURITIES HELD FOR SALE: For debt securities and marketable equity securities held for investment purposes and for sale, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS: For certain homogeneous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    DEPOSIT LIABILITIES: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The estimated fair values of the corporation's financial instruments are as follows:

                                                                     March 31, 1997
                                                         -----------------------------------
                                                         Carrying                Estimated
                                                           Amount               Fair Value
                                                         --------               ------------
                                                                    (Unaudited)
   Financial Assets:
       Cash and cash equivalents                         $ 2,613,211               $ 2,613,211
       Interest bearing time deposits                      1,200,000                 1,200,000
       Securities available for sale                         344,800                   344,800
       Securities held to maturity                         4,736,000                 4,800,924
       Loans, net                                         25,017,000                24,441,442

   Financial Liabilities:
       Deposits                                           29,425,000                29,506,781




                                                                   December 31, 1996
                                                          --------------------------------
                                                          Carrying             Estimated
                                                          Amount               Fair Value
                                                          --------             -----------
   Financial Assets:
       Cash and cash equivalents                         $ 2,435,662           $ 2,435,662
       Interest bearing time deposits                        800,000               800,000
       Securities available for sale                         339,000               339,000
       Securities held to maturity                         4,781,000             4,874,000
       Loans, net                                         24,892,000            24,442,543

   Financial Liabilities:
       Deposits                                           28,791,000            28,880,000



                                                                 December 31, 1995
                                                          -----------------------------------
                                                          Carrying                Estimated
                                                           Amount               Fair Value
                                                          --------              --------------
   Financial Assets:
       Cash and cash equivalents                         $ 1,177,023               $ 1,177,023
       Interest bearing time deposits                      1,000,000                 1,000,000
       Securities available for sale                         318,000                   318,000
       Securities held to maturity                         5,378,000                 5,518,000
       Loans, net                                         25,972,000                25,048,000

   Financial Liabilities:
       Deposits                                           29,615,000                29,662,000

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 - CONVERSION AND REORGANIZATION

    On March 24, 1997, the Board of Directors of the association, subject to regulatory approval, adopted the Plan of Conversion pursuant to which the association proposed to convert from a mutual savings and loan association incorporated under Ohio law to a permanent capital stock savings and loan association incorporated under Ohio law and concurrently form a Holding Company. The conversion is expected to be accomplished through amendment of the association's charter and the sale of the holding company's common stock in an amount equal to the pro forma market value of the association after giving effect of the conversion. A subscription offering of the sale of the common stock will be offered initially to the association's depositors and Tax-Qualified Employee Stock Benefit Plans. Any shares of the common stock not sold in the subscription offering will be offered for sale to the general public in the association's market area.

    Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. At March 31, 1997, the association had not incurred any conversion costs. In the event that the conversion is not completed, any deferred conversion costs will be charged to operations.

    In accordance with regulations, at the time that the association converts from a mutual savings association to a stock savings institution, a portion of retained earnings will be restricted by establishing a liquidation account. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the association after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the association, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances of accounts then held. The association may not pay dividends if those dividends would reduce equity capital below required liquidation account amount.

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 - CONSOLIDATED SUBSIDIARY

    The following condensed statements summarize the financial position and operating results of the association's wholly-owned subsidiary:

                            TRAILWAYS FINANCIAL, INC.
                        STATEMENTS OF FINANCIAL CONDITION

                                                     December 31,
                                    March 31,   ----------------------
                                      1997         1996         1995
                                   ---------     ---------    ---------
                                   (Unaudited)

           ASSETS

Cash                                $ 2,851        $ 2,875        $   2,899
Due from parent corporation             433            433              433
Investments                          15,000         15,000           15,000
                                     ------        -------         --------

   Total assets                     $18,284        $18,308          $18,332
                                    =======        =======          =======

  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                         $     -        $     -          $     -
Stockholders' equity                 18,284         18,308           18,332
                                    -------        -------          -------

   Total liabilities and
     stockholders' equity           $18,284        $18,308          $18,332
                                    =======        =======          =======


                            TRAILWAYS FINANCIAL, INC.
                            STATEMENTS OF OPERATIONS

                               Three Months Ended                  Year Ended
                                    March 31,                      December 31,
                               --------------------        ----------------------------
                                1997          1996          1996        1995       1994
                                ----          ----          ----        ----       ----
                                    (Unaudited)
 Income:
    Interest                    $ 21          $ 21           $ 86       $ 86       $ 87

Expenses:
    Taxes                         45            80            110        110        110
                                ----         -----           ----       ----       ----

    Net loss                    $(24)        ($59)           $(24)      $(24)      $(23)
                                =====         ====           ====       ====       ====

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE HOLDING COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITY, OTHER THAN THE COMMON SHARES OFFERED HEREBY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM DELIVERY OF THIS PROSPECTUS WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS TO ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                       TABLE OF CONTENTS

                                                             PAGE
                                                             ----

PROSPECTUS SUMMARY..............................................1
SELECTED FINANCIAL INFORMATION AND OTHER DATA...................6
RISK FACTORS....................................................8
USE OF PROCEEDS................................................11
MARKET FOR COMMON SHARES.......................................11
DIVIDEND POLICY................................................12
REGULATORY CAPITAL COMPLIANCE..................................13
CAPITALIZATION.................................................14
PRO FORMA DATA.................................................15
SUMMARY STATEMENTS OF EARNINGS.................................19
RECENT DEVELOPMENTS............................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS...........................23
THE BUSINESS OF THE ASSOCIATION................................34
MANAGEMENT.....................................................50
REGULATION.....................................................55
TAXATION.......................................................61
THE CONVERSION.................................................63
RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE
ASSOCIATION AND RELATED ANTI-TAKEOVER PROVISIONS...............75
DESCRIPTION OF AUTHORIZED SHARES...............................78
REGISTRATION REQUIREMENTS......................................79
LEGAL MATTERS..................................................79
EXPERTS........................................................79
ADDITIONAL INFORMATION.........................................79

    FINANCIAL STATEMENTS......................................F-1

UNTIL 25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           Up to 776,250 Common Shares

                       OHIO STATE FINANCIAL SERVICES, INC.


                                   -----------



                                   PROSPECTUS


                                   ----------

                             CHARLES WEBB & COMPANY
                   A Division of Keefe, Bruyette & Woods, Inc.


                                August 12, 1997